UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ACRE Realty Investors Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

DATED AUGUST 25, 2017

ACRE Realty Investors Inc.

c/o Avenue Capital Group

399 Park Avenue, 6th Floor

New York, New York 10022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 5, 2017

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of ACRE Realty Investors Inc., a Georgia corporation (the “Company” or “ACRE”), will be held on Thursday, October 5, 2017, at 10:00 a.m. local time at the offices of our outside corporate counsel, Vinson & Elkins LLP, located at 666 5th Avenue, 26th Floor, New York, New York 101303, for the following purposes:

1.	To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of ACRE pursuant to a Plan of Dissolution (the “Plan of Dissolution”) in substantially the form attached to the accompanying proxy statement as Appendix A.

2.	To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

3.	To consider any other business properly brought before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

These business items are more fully described in the proxy statement accompanying this Notice. A copy of the Plan of Dissolution is included with the proxy statement as Appendix A. You are encouraged to read the entire proxy statement carefully.

In particular, you should consider the discussion entitled “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution” beginning on page 14.

The Board of Directors has fixed the close of business on August 22, 2017 as the record date for identifying those shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. The proposal to approve the Plan of Dissolution requires the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter. Therefore, it is very important that your shares be represented and voted at the meeting.

You may authorize your proxy on the Internet and may vote by telephone, by written proxy or by written ballot at the meeting. We encourage you to instruct us on the Internet as to the authorization of your proxy. Instructions for voting are contained on the enclosed Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

You may attend the meeting only if you owned shares of our common stock at the close of business on August 22, 2017.

ACRE’s Board of Directors has approved the Plan of Dissolution and determined that it is advisable and in the best interests of the Company and our shareholders. The Board of Directors recommends that you vote FOR approval of each of the proposals described in the accompanying proxy statement.

It is very important that your shares be represented at the Special Meeting, regardless of the size of your holdings.

The dissolution of the Company pursuant to the Plan of Dissolution cannot be approved and the transactions contemplated thereby cannot be consummated unless holders of three-quarters (3/4) in voting power of the shares of our common stock, par value $0.01 per share, outstanding on the record date vote for the approval of the dissolution of the Company pursuant to the Plan of Dissolution. Accordingly, whether or not you expect to attend the Special Meeting, the Company urges you to vote promptly by voting via the Internet or the telephone as instructed in the Notice of Internet Availability you received by mail or email or, if you received paper copies of the proxy materials, by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. This will not limit your right to attend or vote at the Special Meeting. You may revoke your proxy at any time before it has been voted at the meeting.

By Order of the Board of Directors
/s/ Gregory I. Simon
Gregory I. Simon Executive Vice President, General Counsel and Secretary

New York, New York

August 25, 2017

The Notice of Internet Availability and this Proxy Statement and form of proxy were first made available to shareholders on the Internet on August 25, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 5, 2017: A complete set of proxy materials relating to the Special Meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting, proxy statement and form of proxy card, are available at www.acrerealtyinvestors.com, or from the SEC’s website at http://www.sec.gov. Directions to the Special Meeting are also available at www.acrerealtyinvestors.com.

YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE NOTICE YOU RECEIVED OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AS A BENEFICIAL OWNER OF SUCH SHARES, YOU HAVE THE RIGHT TO DIRECT YOUR BROKER OR OTHER AGENT REGARDING HOW TO VOTE THE SHARES IN YOUR ACCOUNT. YOU ARE ALSO INVITED TO ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME AND BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE. A FAILURE TO VOTE YOUR SHARES WILL HAVE THE EFFECT OF A VOTE AGAINST THE PLAN OF DISSOLUTION.

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SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of ACRE Realty Investors Inc. under Georgia law and the Special Meeting and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with this proxy statement. As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “ACRE” refer to ACRE Realty Investors Inc., a Georgia corporation.

The Company

We are a commercial real estate investment and operating company focused on commercial real estate investments.

On January 30, 2015, we and A-III Investment Partners LLC (“A-III”), a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, closed a series of transactions that recapitalized us and resulted in a change in control of the Company (the “Recapitalization”). At the closing of the Recapitalization, A-III purchased 8,450,704 shares of our common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and we issued to A-III warrants to purchase up to an additional 26,760,563 shares of our common stock at an exercise price of $1.42 per share ($38 million in the aggregate).

Effective as of the closing of the Recapitalization, we became externally managed by A-III Manager LLC (the “Manager”), which is a wholly-owned subsidiary of A-III, pursuant to a management agreement between us and the Manager that was executed at the closing of the Recapitalization on January 30, 2015.

We conduct our business through our subsidiary, ACRE Realty LP, a Georgia limited partnership (the “Operating Partnership”). We are the sole general partner of the Operating Partnership and, as of June 30, 2017, owned a 96.41% interest in the Operating Partnership.

Since the closing of the Recapitalization, we have sold all of our legacy properties. Virtually all of our assets consist of cash resulting from the sale of the legacy properties, and we have no debt.

Our principal executive office is located at c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York 10022, and our telephone number at our principal executive office is (212) 878-3504. You can find more information about us in the documents that are delivered with this proxy statement. See “Where You Can Find More Information.”

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The Plan of Dissolution

General (See page 17)

At the Special Meeting, our shareholders will be asked to approve the voluntary dissolution and liquidation of ACRE pursuant to the Plan of Dissolution, which was approved by our Board of Directors on June 26, 2017, subject to the requisite approval of our shareholders. Our Board of Directors has unanimously recommended that our shareholders approve the Plan of Dissolution. Georgia law provides that a Georgia corporation may dissolve upon the recommendation of the Board of Directors, followed by the approval of the corporation’s shareholders. At the Special Meeting, you will be asked to consider and vote upon proposals to (1) approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution; (2) adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution (the “Meeting Adjournment Proposal”); and (3) transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board of Directors.

If the Plan of Dissolution is approved by our shareholders, we will file a Notice of Intent to Dissolve with the Georgia Secretary of State. Pursuant to the Plan of Dissolution, we will cease to carry on our business after the date of filing of the Notice of Intent to Dissolve, except as necessary to wind up and liquidate our business and affairs. After filing the Notice of Intent to Dissolve and in accordance with the requirements of the Georgia Business Corporation Code (the “GBCC”), we will send or cause written notice of dissolution to be sent, by certified or registered mail, to each known claimant against the Company. Following notice and, if any claims are untimely or rejected in whole or part, the expiration of the deadline for filing suit by any claimant (which deadline depends on the nature of the claim as described under “Proposal 1: Approval of Plan of Dissolution—Dissolution Under Georgia Law”), we will distribute the remainder of any assets in cash to our shareholders according to their respective rights and interests. After paying and discharging, or making adequate provision for the payment and discharge of, all known obligations, we will, in accordance with the provisions of the GBCC, prepare and file Articles of Dissolution with the Georgia Secretary of State. The Company will be dissolved upon the filing of the Articles of Dissolution.

Reasons for Dissolution and Liquidation (See page 18)	In light of management’s recommendation in favor of the liquidation and dissolution of the Company, and other factors described below, our Board of Directors has concluded that the voluntary dissolution of ACRE is in the best interests of the Company and our shareholders. Our management and our advisors, under the oversight of our Board of Directors, have devoted substantial time and effort in seeking, identifying and pursuing opportunities to enhance shareholder value. However, the process to date has not yielded any opportunities viewed by our Board of Directors as reasonably likely to provide greater realizable value to shareholders than the complete liquidation and dissolution of the Company. In addition, management informed our Board of Directors that, absent public announcement of a transaction that would result in the Company becoming or acquiring an operating company, the NYSE MKT was expected to commence proceedings to suspend trading in our common stock and delist our common stock. Management also informed the Board of Directors that A-III, the shareholder that owns our Manager, recommended liquidation and dissolution of the Company. Accordingly, upon the recommendation of management, our Board of Directors approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that our shareholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

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Conduct of the Company Following the Approval of the Plan of Dissolution (See page 22)

If the Plan of Dissolution is approved by the requisite vote of our shareholders, the steps set forth below, among others, may be completed at such times as our Board of Directors or officers deem necessary, appropriate or desirable, in the absolute discretion of our Board of Directors, to implement the winding up of the business and affairs of the Company according to the Plan of Dissolution:

•      the filing of a Notice of Intent to Dissolve with the Georgia Secretary of State;

•      the cessation of all of our business activities, except as necessary to wind up and liquidate our business and affairs;

•      the provision of notice to our known creditors of our filing of a Notice of Intent to Dissolve, and publishing such notice for unknown creditors, as required by the GBCC;

•      paying all expenses incurred in connection with the implementation of the Plan of Dissolution including, but not limited to, any consulting, professional and other fees and expenses of persons or entities providing services to the Company;

•      satisfying, settling, or rejecting all obligations of the Company, whether through payment or making adequate provisions for payments;

•      prosecuting and defending actions or proceedings by or against the Company;

•      distributing assets of the Company to our shareholders to the fullest extent permitted by the GBCC; and

•      filing all final tax returns, making final payments and closing any tax accounts or obligations required by any state or federal law or regulation including, but not limited to, filing Articles of Dissolution with the Georgia Secretary of State to effect the winding up of the Company’s affairs and the dissolution of the Company.

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Expected Distributions to Shareholders; Timing (See page 23)

As of June 30, 2017, our Operating Partnership had approximately $19.2 million in cash and cash equivalents, net of accrued liabilities. We currently estimate that we will reserve between $450,000 and $700,000, which will be used to pay all expenses, including legal, accounting and auditor fees and expenses in connection with our continuing public company reporting and disclosure obligations and for services in connection with this proxy statement and the Special Meeting, estimated operating expenses through the dissolution and wind-down process, and other known, non-contingent liabilities, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. We will distribute any excess portion of this reserve amount that we do not use to pay expenses and liabilities.

We cannot predict with certainty the amount of any liquidating distributions to our shareholders. However, based on the information currently available to us, we estimate that the aggregate amount of liquidating distributions to shareholders from our 96.41% ownership interest in our Operating Partnership will be between approximately $17.6 million, or $0.86 per share, and $17.4 million, or $0.85 per share (based on 20,494,631 shares outstanding as of June 30, 2017), assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. Similarly, we estimate that the aggregate amount of liquidating distributions to holders of outstanding units of limited partnership interests in the Operating Partnership (“OP Unitholders”) from their 3.59% ownership interest in our Operating Partnership will be between approximately $654,000 and $645,000, assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. The estimated distribution amounts set out above represents our estimates of the amounts to be distributed to shareholders and OP Unitholders during the liquidation, but do not represent the minimum or maximum distribution amounts. Actual distributions could be higher or lower.

We intend to make an initial distribution of a portion of our cash as soon as practicable after the Special Meeting (assuming the Plan of Dissolution is approved) and as permitted by Georgia law. We will distribute our remaining cash in subsequent distributions. We are unable to predict the precise amount or timing of these subsequent liquidating distributions.

The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the Company; and the amount to be paid in satisfaction of such obligations. Although our Board of Directors has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, our Board of Directors intends to make such distributions as promptly as practicable.

Many of the factors influencing the amount of cash distributed to our shareholders as liquidating distributions cannot currently be quantified with certainty and are subject to change. The actual amounts of liquidating distributions may vary substantially, depending on whether we discover additional liabilities or claims, or if we incur unexpected or greater than expected losses with respect to contingent liabilities. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive. See “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution” below.

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Discharge of Liabilities (see page 20)	In connection with our dissolution, we are required by Georgia law to discharge or make provision for discharge of our liabilities. Following the filing of the Notice of Intent to Dissolve with the Georgia Secretary of State, we will notify known claimants, and notify unknown claimants by publishing such notice for unknown claimants as required by law. We will pay all known obligations of the Company or make adequate provision for such obligations. We currently estimate that our Operating Partnership will reserve approximately $450,000 to $700,000 to cover expenses and all obligations that we are required to pay or provide for under applicable law, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. When all of our known obligations have been paid and discharged, or adequate provision made therefor, we may dissolve by filing Articles of Dissolution with the Georgia Secretary of State. In the event we fail to pay, discharge or make adequate provision for our obligations, and amounts have been distributed to our shareholders under the Plan of Dissolution, each shareholder could be held liable for the repayment to creditors of such shareholder’s pro rata portion of the shortfall out of the liquidating distributions received by such shareholder from us under the Plan of Dissolution. See “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution.”

Reporting Requirements (See page 25)	Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to request relief from the Securities and Exchange Commission (“SEC”) to suspend certain of our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. However, the SEC may not grant this relief. Any continued SEC reporting obligations will deplete the cash available for liquidating distributions to our shareholders.

Treatment of Equity Awards (see page 25)	Pursuant to the terms of our 2006 Restricted Stock Plan, as amended (the “2006 Plan”) and the related award agreements, the restriction period applicable to any outstanding shares of restricted stock will be accelerated in connection with the dissolution. The 2006 Plan expired on August 21, 2016.

Interests of Management in the Dissolution of the Company (See page 26)

We do not believe that our directors and executive officers have material interests in the Plan of Dissolution that are different from or in addition to your interests as a shareholder. In order to assist the Company in preserving cash for future distributions to the Company’s shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by the Company’s shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the Company under the management agreement between the Company and the Manager. Our Board of Directors considered this fact, among other matters, in approving the Plan of Dissolution and the transactions contemplated thereby and in determining to recommend that our shareholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

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Certain Material U.S. Federal Income Tax Consequences (See page 28)	Any distributions to our shareholders pursuant to the Plan of Dissolution will be taxable to our U.S. shareholders for U.S. federal income tax purposes, and U.S. shareholders will recognize taxable gain or loss on any such distributions. Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

Required Shareholder Vote (See page 29)

The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution requires the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

A-III, which is the shareholder that owns our Manager (which shareholder owns approximately 40% of the issued and outstanding shares of our common stock), has notified us that it intends to vote its shares in favor of (i) the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and (ii) the adjournment proposal to be considered at the Special Meeting.

Recommendation of Our Board of Directors (See page 30)	On June 26, 2017, our Board of Directors: (1) determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of the Company and our shareholders; (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby; and (3) recommended that our shareholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and FOR the Meeting Adjournment Proposal.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that we may have liabilities about which we are not currently aware, and that the cost of settlement of our obligations could be higher than expected, all of which would impact our ability to make any liquidating distributions to our shareholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results.

Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

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QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE SPECIAL MEETING

General Questions

Why am I receiving these materials?

We have made this proxy statement and the enclosed proxy card available to you because the Board of Directors of ACRE Realty Investors Inc. is soliciting your proxy to vote at the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy via the Internet or by telephone by following the instructions provided in the Notice of Internet Availability or, if you received printed proxy materials, by simply completing, signing and returning the enclosed proxy card.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on August 22, 2017, the record date of the Special Meeting, will be entitled to vote at the Special Meeting. At the close of business on this record date, there were shares of common stock outstanding and entitled to vote. If, at the close of business on August 22, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy via the Internet or by telephone by following the instructions provided in the Notice of Internet Availability or, if you received printed proxy materials, by filling out and returning the enclosed proxy card. If, at the close of business on August 22, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are voting on whether to approve the dissolution and liquidation of ACRE pursuant to the Plan of Dissolution attached as Appendix A to this proxy statement. Additionally, shareholders will consider and vote on a proposal to adjourn the Special Meeting to another date, time or place, if necessary in the judgment of our Board of Directors, for the purpose of soliciting additional proxies to vote in favor of the proposed Plan of Dissolution. Any other matter that is properly presented at the meeting will also be voted upon at that time.

How do I vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions. You may specify whether your shares should be voted for, against or abstain with respect to each of the proposals. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability.

•	Via Telephone. You may vote by proxy via telephone by following the instructions provided in the Notice of Internet Availability.

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•	By mail. If you requested to receive printed proxy materials, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors as noted below.

•	In person at the meeting. If you attend the Special Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

If your shares are held in “street name,” you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the meeting in order to vote.

If you vote using one of the methods described above, you will be designating each of Mr. Edward Gellert, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Mr. Gregory Simon, who is Executive Vice President, General Counsel and Secretary of the Company, as your proxy to vote your shares as you instruct.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of the record date for the Special Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and FOR the Meeting Adjournment Proposal. If any other matter is properly presented at the meeting, your proxy holder (one of the Company representatives named on your proxy card) will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of soliciting proxies. In addition to the proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, the Company expects to engage a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of approximately $25,000, plus the reimbursement of customary disbursements.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date prior to the Special Meeting via the Internet (in which case only your latest Internet proxy submitted prior to the Special Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary prior to the Special Meeting.

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What are broker non-votes?

Broker non-votes occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under applicable stock exchange rules. With respect to matters such as the Dissolution Proposal, nominees cannot vote unless they receive instructions from the “street name” owner. If instructions have not been given with respect to such shares, we refer to such shares below as “unvoted.”

How many shares must be present to conduct business at the Special Meeting?

The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting shall constitute a quorum for transacting business at the meeting. Broker non-votes and abstentions will be treated as present for the purposes of determining whether a quorum is present.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Dissolution and Liquidation of the Company	The affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter is required to approve the dissolution and liquidation of the Company. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes and abstentions will have the same effect as a vote against this proposal.

Proposal 2: Meeting Adjournment Proposal	The affirmative vote of a majority of the votes cast on this proposal is required to approve the Meeting Adjournment Proposal. Abstentions will have no effect on the results of this vote. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

A-III, the shareholder that owns our Manager (which shareholder owns approximately 40% of the issued and outstanding shares of our common stock), has notified us that it intends to vote its shares in favor of (i) the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and (ii) the Meeting Adjournment Proposal.

Can I still sell my shares of ACRE common stock?

On June 29, 2017, we received notice that the NYSE MKT had determined to immediately suspend trading in our common stock and commence proceedings to delist our common stock. In its decision to commence delisting proceedings, the NYSE MKT cited Section 1002(c) of the NYSE MKT Company Guide, which applies when a company has sold or otherwise disposed of its principal operating assets, or has ceased to be an operating company. We have a right to a review of the NYSE MKT’s determination to delist our common stock by a committee of the Board of Directors of the NYSE MKT. We do not intend to exercise this right at this time, and we do not expect our common stock to be listed for trading again, including on one of the OTC markets.

Questions and Answers Concerning the Plan of Dissolution

How does the Board of Directors recommend I vote on the proposal to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and the Meeting Adjournment Proposal?

The Board of Directors recommends that you vote FOR the authorization and approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and FOR the Meeting Adjournment Proposal.

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Why is the Board of Directors recommending approval of the Plan of Dissolution?

In light of management’s recommendation in favor of the liquidation and dissolution of the Company, and other factors described below, our Board of Directors has concluded that the voluntary dissolution of ACRE is in the best interests of the Company and our shareholders. Our management and our advisors, under the oversight of our Board of Directors, have devoted substantial time and effort in seeking, identifying and pursuing opportunities to enhance shareholder value. However, the process to date has not yielded any opportunities viewed by our Board of Directors as reasonably likely to provide greater realizable value to shareholders than the complete dissolution and liquidation of the Company. In addition, management informed our Board of Directors that, absent public announcement of a transaction that would result in the Company becoming or acquiring an operating company, the NYSE MKT was expected to commence proceedings to suspend trading in our common stock and delist our common stock. Management also informed the Board of Directors that the Company shareholders who are affiliated with our Manager recommended liquidation and dissolution of the Company. Accordingly, upon the recommendation of management, our Board of Directors approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and recommends that our shareholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. See “Proposal 1—Approval of the Plan of Dissolution—Background of the Plan of Dissolution” and “Proposal 1—Approval of the Plan of Dissolution—Reasons for the Plan of Dissolution.”

What will happen if the Plan of Dissolution is approved?

If the Plan of Dissolution is approved by our shareholders, we will file a Notice of Intent to Dissolve with the Georgia Secretary of State. Pursuant to the Plan of Dissolution, we will cease to carry on our business after the date of filing of the Notice of Intent to Dissolve, except as necessary to wind up and liquidate our business and affairs. After filing the Notice of Intent to Dissolve and in accordance with the requirements of the GBCC, we will send or cause written notice of dissolution to be sent, by certified or registered mail, to each known claimant against the Company. Following notice and, if any claims are untimely or rejected in whole or part, the expiration of the deadline for filing suit by any claimant, we will distribute the remainder of any assets in cash to our shareholders according to their respective rights and interests. After paying and discharging, or making adequate provision for the payment and discharge of, all known obligations, we will, in accordance with the provisions of the GBCC, prepare and file Articles of Dissolution with the Georgia Secretary of State. The Company will be dissolved upon the filing of the Articles of Dissolution. See “Proposal 1—Approval of the Plan of Dissolution—Description of the Plan of Dissolution and Dissolution Process.”

When will shareholders receive payment of liquidating distributions?

We intend to make an initial distribution of a portion of our cash as soon as practicable after the Special Meeting (assuming the Plan of Dissolution is approved) and as permitted by Georgia law. We will distribute our remaining cash in subsequent distributions. We are unable to predict the precise amount or timing of these subsequent liquidating distributions. The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the Company; and the amount to be paid in satisfaction of such obligations. Although our Board of Directors has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, our Board of Directors intends to make such distributions as promptly as practicable.

What is the total amount of the payments that shareholders will receive?

As of June 30, 2017, our Operating Partnership had approximately $19.2 million in cash and cash equivalents, net of accrued liabilities. We currently estimate that we will reserve between approximately $450,000 and $700,000, which will be used to pay all expenses, including legal, accounting and auditor fees and expenses in connection with our continuing public company reporting and disclosure obligations and for services in connection with this proxy statement and the Special Meeting, estimated operating expenses through the dissolution and wind-down process, and other known, non-contingent liabilities, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. We will distribute any excess portion of this amount that we do not use to pay expenses and liabilities.

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We cannot predict with certainty the amount of any liquidating distributions to our shareholders. However, based on the information currently available to us, we estimate that the aggregate amount of liquidating distributions to shareholders from our 96.41% ownership interest in our Operating Partnership will be between approximately $17.6 million, or $0.86 per share, and $17.4 million, or $0.85 per share (based on 20,494,631 shares outstanding as of June 30, 2017), assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. Similarly, we estimate that the aggregate amount of liquidating distributions to OP Unitholders from their 3.59% ownership interest in our Operating Partnership will be between approximately $654,000 and $645,000, assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. The estimated distributions represent our estimates of the amounts to be distributed to shareholders and OP Unitholders during the liquidation, but do not represent the minimum or maximum distribution amounts. Actual distributions could be higher or lower.

In addition to the satisfaction of our liabilities, we have used and anticipate continuing to use cash for a number of items, including, but not limited to, the following:

•	ongoing operating expenses (excluding management fees and certain expense reimbursements payable to the Manager from and after June 27, 2017, which amounts are being waived by the Manager subject to approval by the Company’s shareholders of the Plan of Dissolution);

•	expenses incurred in connection with the liquidation and dissolution process; and

•	professional, legal, consulting and accounting fees.

Many of the factors influencing the amount of cash distributed to our shareholders as liquidating distributions cannot be currently quantified with certainty and are subject to change. The actual amounts of liquidating distributions may vary substantially, depending on whether we discover additional liabilities or claims, or if we incur unexpected or greater than expected losses with respect to contingent liabilities. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount we currently estimate or that you otherwise expect to receive. See “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution” below.

When do you expect the dissolution process to be completed?

Upon approval of the Plan of Dissolution by our shareholders, we will work toward an orderly wind down of our business and operations. Subject to shareholder approval of the Plan of Dissolution, we currently expect to file a Notice of Intent to Dissolve as soon as reasonably practicable following shareholder approval of the Plan of Dissolution. Additionally, pursuant to the Plan of Dissolution, we will cease of all of our business activities, except as necessary to wind up and liquidate our business and affairs.

What are the material United States federal income tax consequences of the dissolution and liquidation?

Amounts received by shareholders pursuant to the Plan of Dissolution will first be applied against and reduce a shareholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a shareholder with respect to a share exceeds such shareholder’s tax basis for that share. A loss will generally be recognized if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder’s tax basis for that share, and such loss will only be recognized at the time that the final distribution from us has been received. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each shareholder. We urge each shareholder to consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

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What will happen if the Plan of Dissolution is not approved?

If the Plan of Dissolution is not approved by our shareholders, the dissolution and liquidation of the Company will not occur and our Board of Directors will oversee the continued exploration of other strategic alternatives while continuing to incur operating expenses that otherwise would cease if such plan were approved. Our management and our advisors, under the oversight of our Board of Directors, have devoted substantial time and effort in seeking, identifying and pursuing opportunities to enhance shareholder value, and the process to date has not yielded any opportunities viewed by our Board of Directors as reasonably likely to provide greater realizable value to shareholders than the complete dissolution and liquidation of the Company. In addition, if the Plan of Dissolution is not approved by our shareholders, the pending delisting of the Company’s common stock would result in limited liquidity options for our shareholders. Based on these factors, if the Plan of Dissolution is not approved, and absent a material change in the market that results in strategic alternatives acceptable to the Company, it is likely that the Company would seek voluntary dissolution at a later time, and at such time the Company would have diminished assets as compared to its assets if the Plan of Dissolution is approved by the shareholders at the Special Meeting.

Do I have appraisal rights?

Under Georgia law, you do not have appraisal rights in connection with any of the proposals.

Who can help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Plan of Dissolution or the transactions contemplated thereby, including the procedures for voting your shares, you should contact Gregory I. Simon, Executive Vice President, General Counsel and Secretary, ACRE Realty Investors Inc., c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York, 10022.

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RISK FACTORS TO BE CONSIDERED BY SHAREHOLDERS IN

DECIDING WHETHER TO APPROVE THE PLAN OF DISSOLUTION

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of our control, including the risks faced by us described below and elsewhere in this proxy statement. See “Special Note Regarding Forward-Looking Statements,” above.

There are many factors that our shareholders should consider when deciding whether to vote to approve the Plan of Dissolution. Such factors include the risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

Risks Related to the Plan of Dissolution

The amount we distribute to our shareholders as liquidating distributions may be substantially less than the estimates set forth in this proxy statement.

At present, we cannot determine with certainty the amount of any liquidating distributions to our shareholders. The amount of cash ultimately distributed to our shareholders in any liquidating distribution depends on, among other things, the amount of our liabilities, obligations and expenses and claims against us. Our estimates of these amounts may be inaccurate. Factors that could impact our estimates include the following:

•	if any of the estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

•	if litigation is brought against us or our directors and officers or other unforeseen claims are asserted against us, we will have to defend or resolve such litigation or claims or make adequate provision for such litigation or claims before making distributions to our shareholders;

•	if the estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are inaccurate; and

•	if we are unable to obtain relief from certain reporting requirements under the Exchange Act, we will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount distributed to our shareholders may be substantially less than the amount we currently estimate.

We may not be able to settle all of our liabilities to creditors, which may delay or reduce liquidating distributions to our shareholders.

As part of the wind-down process, we will attempt to settle all liabilities with our creditors. We cannot assure you that unknown liabilities that we have not accounted for will not arise, that we will be able to settle all of our liabilities or that they can be settled for the amounts we have estimated for purposes of calculating the range of distributions to our shareholders. If we are unable to reach an agreement with a creditor relating to a liability, that creditor may bring a lawsuit against us. Amounts required to settle liabilities or defend lawsuits in excess of the amounts estimated by us will reduce the amount of net proceeds available for distribution to our shareholders.

The payment of liquidating distributions to our shareholders could be delayed.

We are currently unable to predict the precise timing of any liquidating distributions to our shareholders. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of such distributions to our shareholders on the basis that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distributions to our shareholders.

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We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs and legal and accounting and fees, will continue to be incurred as we wind down. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to shareholders.

If we fail to make adequate provision for payment of our expenses and liabilities, each shareholder receiving liquidating distributions could be held liable for payment to our creditors of his, her or its pro rata share of amounts owed to creditors, up to the amount actually distributed to such shareholder in dissolution.

In connection with our dissolution, we are required by Georgia law to discharge or make provision for discharge of our liabilities. Following the filing of the Notice of Intent to Dissolve with the Georgia Secretary of State, we will notify known claimants, and notify unknown claimants by publishing such notice for unknown claimants as required by law. We will pay all known obligations of the Company or make adequate provision for such obligations. We currently estimate that we will reserve approximately $450,000 to $700,000 to cover expenses and all obligations that we are required to pay or provide for under applicable law, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. When all of our known obligations have been paid and discharged, or adequate provision made therefor, we may dissolve by filing Articles of Dissolution with the Secretary of State. In the event we fail to pay, discharge or make adequate provision for our obligations, and amounts have been distributed to our shareholders under the Plan of Dissolution, each shareholder could be held liable for the repayment to creditors of such shareholder’s pro rata portion of the shortfall out of the liquidating distributions received by such shareholder from us under the Plan of Dissolution.

This means that a shareholder could be required to return all liquidating distributions previously made to such shareholder and receive nothing from us under the Plan of Dissolution. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that we will make adequate provision to cover all such expenses and liabilities.

We intend to apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company.

Our common stock is currently registered under the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. If our shareholders approve the Plan of Dissolution, we intend to apply for relief from reporting requirements under the Exchange Act. If such relief is granted, publicly-available information about the Company will be substantially reduced. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

Shareholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for U.S. federal income tax purposes, our shareholders generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value (at the time of distribution) of property distributed to them, and (2) their tax basis for their shares of our common stock. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a shareholder only when the shareholder receives our final liquidating distribution to shareholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder’s tax basis for that share.

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Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution. See “Proposal 1: Approval of Plan of Dissolution— Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation.”

The tax treatment of any liquidating distributions may vary from shareholder to shareholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in the proxy statement prove to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation and distributions. Tax considerations applicable to particular shareholders may vary with and be contingent upon the shareholder’s individual circumstances.

Risks Related to Our Continuing Business if the Plan of Dissolution is Not Approved by Shareholders

If our shareholders vote against the Plan of Dissolution, it would be very difficult for us to continue our business operations.

If our shareholders do not approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, our Board of Directors will oversee the continued exploration of what, if any, alternatives are available for the future of the Company, in light of our limited business activities. Possible alternatives could include, among other things, seeking voluntary dissolution at a later time and with potentially diminished assets or investing our cash in another operating business. There can be no assurance that any of these alternatives would result in greater shareholder value than the proposed dissolution and liquidation of the Company. Moreover, any alternative we select may have unanticipated negative consequences.

In addition to the risks described above, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016.

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PROPOSAL 1: APPROVAL OF PLAN OF DISSOLUTION

General

Our Board of Directors is presenting the Plan of Dissolution for approval by our shareholders at the Special Meeting. The Plan of Dissolution was approved by the Board of Directors, subject to shareholder approval, on June 26, 2017. A copy of the Plan of Dissolution is attached as Appendix A to this proxy statement. All material features of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.

Summary of the Plan of Dissolution and Dissolution Process

After shareholder approval of the Plan of Dissolution, our activities will be limited to:

•	filing and publishing a Notice of Intent to Dissolve in accordance with the GBCC;

•	paying all expenses incurred in connection with the implementation of the Plan of Dissolution including, but not limited to, any consulting, professional and other fees and expenses of persons or entities providing services to the Company;

•	satisfying, settling, or rejecting all obligations of the Company, whether through payment or making adequate provisions for payments;

•	prosecuting and defending actions or proceedings by or against the Company;

•	distributing assets of the Company to our shareholders to the fullest extent permitted by the GBCC; and

•	filing all final tax returns, making final payments and closing any tax accounts or obligations required by any state or federal law or regulation.

As of June 30, 2017, our Operating Partnership, of which we own 96.41% and 3.59% is owned by OP Unitholders, had approximately $19.2 million in cash and cash equivalents net of accrued liabilities. We currently estimate that we will reserve between approximately $450,000 and $700,000, which will be used to pay all expenses, including legal, accounting and auditor fees and expenses in connection with our continuing public company reporting and disclosure obligations and for services in connection with this proxy statement and the Special Meeting, estimated operating expenses through the dissolution and wind-down process, and other known, non-contingent liabilities, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. We will distribute any excess portion of this reserve amount that we do not use to pay expenses and liabilities.

Based on these estimated expenses, we currently estimate that the aggregate amount of liquidating distributions to shareholders from our 96.41% ownership interest in our Operating Partnership will be between approximately $17.6 million, or $0.86 per share, and $17.4 million, or $0.85 per share (based on 20,494,631 shares outstanding as of June 30, 2017), assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. Similarly, we estimate that the aggregate amount of liquidating distributions to OP Unitholders from their 3.59% ownership interest in our Operating Partnership will be between approximately $654,000 and $645,000, assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. We intend to make an initial distribution of a portion of our cash as soon as practicable after the Special Meeting (assuming the Plan of Dissolution is approved) and as permitted by Georgia law. We will distribute our remaining cash in subsequent distributions. We are unable to predict the precise amount or timing of these subsequent liquidating distributions. The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the Company; and the amount to be paid in satisfaction of such obligations.

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Notwithstanding the foregoing, in order to assist the Company in preserving cash for future distributions to our shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by our shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the Company under the management agreement between the Company and the Manager.

Background to the Proposed Dissolution and Liquidation

We are a commercial real estate investment and operating company focused on commercial real estate investments.

On January 30, 2015, we and A-III, a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, closed the Recapitalization. At the closing of the Recapitalization, A-III purchased 8,450,704 shares of our common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and we issued to A-III warrants to purchase up to an additional 26,760,563 shares of our common stock at an exercise price of $1.42 per share ($38 million in the aggregate).

Effective as of the closing of the Recapitalization, we became externally managed by the Manager, which is a wholly-owned subsidiary of A-III, pursuant to a management agreement between us and the Manager that was executed at the closing of the Recapitalization on January 30, 2015.

We conduct our business through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of June 30, 2017, owned a 96.41% interest in the Operating Partnership.

Since the closing of the Recapitalization, we have sold off all of our legacy properties. Virtually all of our assets consist of cash resulting from the sale of the legacy properties, and we have no debt.

Reasons for Dissolution and Liquidation

In arriving at its determination that the Plan of Dissolution is advisable and in the best interests of the Company and our shareholders and is the preferred strategic option for ACRE, our Board of Directors carefully considered the terms of the Plan of Dissolution and the dissolution process under Georgia law, as well as other available strategic alternatives presented by management and management’s recommendation in favor of the liquidation and dissolution of the Company. As part of our evaluation process, our Board of Directors considered the risks and timing of each alternative available to ACRE, as well as management’s financial projections, and consulted with management and our legal advisors. In approving the Plan of Dissolution, our Board of Directors considered the factors set out above, as well as the following factors:

•	the fact that our management has worked diligently for nearly two and a half years to identify and complete a transaction that would transform ACRE into a profitable company and has not identified any alternative transactions that, in our Board of Directors’ considered judgment, would provide greater value to our shareholders than they would receive in a liquidation;

•	the recommendation of management that the Board of Directors approve the Plan of Dissolution;

•	management’s report that the Company’s shareholders who are affiliated with the Manager had also recommended liquidation and dissolution of the Company;

•	the likelihood that, absent public announcement of a transaction that would result in the Company becoming or acquiring an operating company, the NYSE MKT would commence proceedings to suspend trading in our common stock and delist our common stock;

•	the substantial accounting, legal and other expenses associated with being a small publicly-traded company with no significant source of revenues;

•	the fact that virtually all of the Company’s assets are in the form of cash, which eliminates uncertainty as to the value and timing of sales of non-cash assets in connection with the liquidation process;

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•	the anticipated timing of the distribution of cash to our shareholders in a dissolution compared to other potential strategic transactions;

•	the terms and conditions of the Plan of Dissolution; and

•	the fact that our Amended and Restated Articles of Incorporation require that the dissolution of the Company be approved by the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter, which ensures that our Board of Directors will not be taking actions of which a significant percentage of our shareholders disapprove.

Our Board of Directors also considered the following negative factors in arriving at its conclusion that dissolving and liquidating ACRE is in the best interests of the Company and our shareholders:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to our shareholders;

•	the possibility that there might become available in the future a transaction that would provide shareholder value in excess of the amounts expected to be distributed to shareholders upon liquidation of the Company;

•	the possibility that the price of our common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

•	the risk that our shareholders may be required to return to creditors some or all of the liquidating distributions; and

•	the likelihood that, upon the announcement of the approval of the Plan of Dissolution by our Board of Directors, the NYSE MKT would commence proceedings to suspend trading in our common stock and to delist our common stock.

Subsequent to public announcement of the approval of the Plan of Dissolution, on June 29, 2017, the NYSE MKT did notify the Company that it had determined to immediately suspend trading in our common stock and commence proceedings to delist our common stock.

Our Board of Directors also considered the other factors described in the section entitled “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution” in this proxy statement and in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 in deciding to approve, and recommend that our shareholders approve, the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors.

We cannot offer any assurance that the liquidation value per share of our common stock will equal or exceed the price or prices at which such shares recently have traded. However, our Board of Directors believes that it is in the best interests of the Company and our shareholders to distribute to the shareholders our net assets pursuant to the Plan of Dissolution.

If the Plan of Dissolution is not approved by our shareholders, the dissolution and liquidation of the Company will not occur and our Board of Directors will oversee the continued exploration of other strategic alternatives while continuing to incur operating expenses that otherwise would cease if such plan were approved. Our management and our advisors, under the oversight of our Board of Directors, have devoted substantial time and effort in seeking, identifying and pursuing opportunities to enhance shareholder value, and the process to date has not yielded any opportunities viewed by our Board of Directors as reasonably likely to provide greater realizable value to shareholders than the complete dissolution and liquidation of the Company. In addition, if the Plan of Dissolution is not approved by our shareholders, the pending delisting of the Company’s common stock would result in limited liquidity options for our shareholders. Based on these factors, if the Plan of Dissolution is not approved, and absent a material change in the market that results in strategic alternatives acceptable to the Company, it is likely that the Company would seek voluntary dissolution at a later time, and at such time the Company would have diminished assets as compared to its assets if the Plan of Dissolution is approved by the shareholders at the Special Meeting.

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Dissolution Under Georgia Law

Corporate Approvals

Pursuant to Section 14-2-1402 of the GBCC, the board of directors of a Georgia corporation may propose dissolution for submission to the shareholders. For a proposal to dissolve to be adopted, the board of directors must also transmit to the shareholders a recommendation that the shareholders approve the proposed dissolution. Pursuant to our Amended and Restated Articles of Incorporation, the dissolution of the Company must be approved by the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter.

Notice of Intent to Dissolve

Pursuant to Section 14-2-1403 of the GBCC, after the board of directors and the shareholders of a Georgia corporation approve the dissolution of the corporation, the corporation must file a Notice of Intent to Dissolve with the Georgia Secretary of State. The Notice of Intent to Dissolve must include the corporation’s name, the date the dissolution was authorized and a statement that the dissolution was approved by the shareholders.

Pursuant to Section 14-2-1403.1 of the GBCC, after the Notice of Intent to Dissolve is filed with the Georgia Secretary of State, a dissolving Georgia corporation must then publish a notice of intent to voluntarily dissolve in a newspaper meeting certain circulation requirements.

Cessation of Business Activities

Pursuant to Section 14-2-1405 of the GBCC, a Georgia corporation that has filed a Notice of Intent to Dissolve continues its corporate existence but may not carry on any business except business that is appropriate to wind up and liquidate its business and affairs, including:

•	collecting its assets;

•	disposing of its properties that will not be distributed in kind to its shareholders;

•	discharging or making provision for discharging its liabilities;

•	distributing its remaining property among its shareholders according to their interests; and

•	doing every other act necessary to wind up and liquidate its business and affairs.

Disposition of Known Claims

Pursuant to Section 14-2-1406 of the GBCC, a Georgia corporation that has filed a Notice of Intent to Dissolve may dispose of the known claims against it by notifying its known claimants in writing of the dissolution proceedings at any time after the filing of the Notice of Intent to Dissolve. The written notice must:

•	describe information that must be included in a claim;

•	provide a mailing address where a claim may be sent;

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•	state the deadline, which may not be less than six months from the effective date of the written notice, by which the dissolved corporation must receive the claim;

•	state that the claim will be barred if not received by the deadline; and

•	state that the corporation will give notice of acceptance or rejection of all claims that are received in timely fashion within six months of the deadline for receipt of claims.

A claim against a Georgia corporation in dissolution is barred:

•	if a claimant who was given written notice as described above does not deliver the claim to the dissolved corporation by the deadline; or

•	if a claimant whose claim was rejected by the dissolved corporation does not commence a proceeding to enforce the claim within one year from the effective date of the rejection notice.

Unknown Claims Against Corporation in Dissolution

Pursuant to Section 14-2-1407 of the GBCC, a Georgia corporation that has filed a Notice of Intent to Dissolve may include in the Notice of its Intent to Dissolve published under Section 14-2-1403.1 of the GBCC a request that persons with claims against the corporation present them in accordance with subsection (b) of Section 14-2-1407 of the GBCC.

Pursuant to subsection (b) of Section 14-2-1407 of the GBCC, the request must:

•	describe the information that must be included in a claim and provide a mailing address where the claim may be sent; and

•	state that, except for claims that are contingent at the time of the filing of the Notice of Intent to Dissolve or that arise after the filing of the Notice of Intent to Dissolve, a claim against the corporation not otherwise barred will be barred unless a proceeding to enforce the claim is commenced within two years after the publication of the notice.

If a corporation that has filed a Notice of Intent to Dissolve publishes a newspaper notice containing the information specified above, all claims not otherwise barred will be barred unless the claimant commences a proceeding to enforce the claim against the dissolved corporation within two years after the publication date of the newspaper notice except:

•	claims that are contingent at the time of the filing of the Notice of Intent to Dissolve; and

•	claims that arise after the filing of the Notice of Intent to Dissolve.

If a corporation in dissolution publishes a newspaper notice containing the information specified above, a claim not otherwise barred of a claimant whose claim is contingent or based on an event occurring after the filing of the Notice of Intent to Dissolve is barred against the corporation, its shareholders, officers and directors unless the claimant commences a proceeding to enforce the claim against the dissolved corporation within two years after the date of filing of Articles of Dissolution or five years after the date of publication described above, whichever is later.

A claim against a corporation in dissolution or against a dissolved corporation may be enforced:

•	against the corporation, to the extent of its undistributed assets; or

•	if the assets have been distributed in liquidation, against a shareholder of the corporation to the extent of the shareholder’s pro rata share of the claim or the corporate assets distributed to the shareholder in liquidation, whichever is less, but a shareholder’s total liability for all claims may not exceed the total amount of assets distributed to the shareholder.

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Articles of Dissolution

If a Notice of Intent to Dissolve under Section 14-2-1403 of the GBCC has not been revoked, then, pursuant to Section 14-2-1408 of the GBCC, when all known obligations of the corporation have been paid and discharged, or adequate provision made therefor, the corporation may dissolve by delivering to the Georgia Secretary of State for filing articles of dissolution setting forth:

•	the name of the corporation;

•	the date on which a Notice of Intent to Dissolve was filed and a statement that it has not been revoked;

•	a statement that all known obligations of the corporation have been paid and discharged, or that adequate provision has been made therefor;

•	a statement that all remaining property and assets of the corporation have been distributed among its shareholders in accordance with their respective rights and interests, or that adequate provision has been made therefor, or that such property and assets have been deposited with the Office of the Georgia State Treasurer as provided in the GBCC; and

•	a statement that there are no actions pending against the corporation in any court, or that adequate provision has been made for the satisfaction of any judgment, order, or decree which may be entered against it in any pending action.

Upon filing of Articles of Dissolution, the corporation will cease to exist, except for the purpose of actions or other proceedings which may be brought against the corporation and except for such actions as the shareholders, directors, and officers take to protect any remedy, right, or claim on behalf of the corporation, or to defend, compromise, or settle any claim against the corporation, all of which may proceed in the corporate name.

Description of the Plan of Dissolution and Dissolution Process

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution attached as Appendix A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution

To become effective, the Plan of Dissolution must be approved by the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter.

Dissolution and Liquidation

If the dissolution is approved by the requisite vote of our shareholders, we will:

•	file a Notice of Intent to Dissolve with the Georgia Secretary of State;

•	send or cause written notice of dissolution to be sent, by certified or registered mail, to each known claimant against the Company;

•	publish notice of our intent to dissolve in accordance with the requirements of the GBCC;

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•	pay all expenses incurred in connection with the implementation of the Plan of Dissolution including, but not limited to, any consulting, professional and other fees and expenses of persons or entities providing services to the Company;

•	satisfy, settle, or reject all obligations of the Company, whether through payment or making adequate provisions for payments;

•	distribute assets of the Company to the shareholders to the fullest extent permitted by the GBCC; and

•	file all final tax returns, make final payments and close any tax accounts or obligations required by any state or federal law or regulation.

Liquidating Distributions; Amount; Timing

We intend to make an initial distribution of a portion of our cash as soon as practicable after the Special Meeting (assuming the Plan of Dissolution is approved) and as permitted by Georgia law. We will distribute our remaining cash in subsequent distributions. We are unable to predict the precise amount or timing of these subsequent liquidating distributions. The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the Company; and the amount to be paid in satisfaction of such obligations.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distributions. We will continue to incur claims, liabilities and expenses (including operating costs and legal and accounting and fees) following the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to our shareholders.

Based on the assumptions set forth below, among others, we estimate that the amount available for liquidating distributions to our shareholders will be between approximately $17.6 million, or $0.86 per share, and $17.4 million, or $0.85 per share (based on 20,494,631 shares outstanding as of June 30, 2017), assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. Similarly, we estimate that the aggregate amount of liquidating distributions to OP Unitholders from their 3.59% ownership interest in our Operating Partnership will be between approximately $654,000 and $645,000, assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. These estimates of the amounts that may be available for distribution assume, among other things:

•	that there will be no lawsuits filed against us or our officers or directors or their affiliates prior to or following the approval of the dissolution and liquidation pursuant to the Plan of Dissolution;

•	between approximately $450,000 and $700,000 will be used to cover estimated expenses and liabilities;

•	approximately $450,000 will be used as an additional reserve for unknown contingent liabilities; and

•	the amount of our estimated expenses to complete the dissolution and wind-down process will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our shareholders.

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The following table sets forth the basis for our estimate of the liquidating distributions to our shareholders. The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If our assumptions or estimates contained therein prove to be incorrect, our shareholders may ultimately receive substantially more or less than the amounts estimated here. We do not plan to resolicit shareholder approval for the dissolution and liquidation of the Company pursuant to the Plan of Dissolution even if the amount ultimately distributed to our shareholders changes significantly from the estimates set forth in this proxy statement.

Estimated Liquidating Distribution to Shareholders
	Low Estimate	High Estimate
Our Operating Partnership:
Cash and cash equivalents as of June 30, 2017(1)	$19,178,000	$19,178,000
Estimated expenses(2)	(1,150,000)	(900,000)
Estimated cash available to distribute to all partners of our Operating Partnership	$18,028,000	$18,278,000
Less: OP Unitholders’ share of estimated cash available for distribution	(645,000)	(654,000)
Estimated cash available for distribution to our shareholders	$17,383,000	$17,624,000
Assumed shares outstanding(3)	20,494,631	20,494,631
Estimated liquidating distributions per share	$0.85	$0.86

(1)	Cash and cash equivalents, net of accrued liabilities as of June 30, 2017, prior to payment of known and unknown liabilities and wind-down expenses.
(2)	Estimated operating expenses following June 30, 2017 for public company related costs and other expenses to conduct our wind-down operations but exclusive of all other line items specifically allocated in the table above.
(3)	Based on shares of common stock outstanding at June 30, 2017.

The foregoing estimates are not guarantees, and they do not reflect the total range of possible outcomes. You may receive substantially less than the amount of liquidating distributions we currently estimate. The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the Company; and the amount to be paid in satisfaction of such obligations. Although our Board of Directors has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, our Board of Directors intends to make such distributions as promptly as practicable. See “Risk Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution.”

Discharge of Liabilities

In connection with our dissolution, we are required by Georgia law to discharge or make provision for discharge of our liabilities. Following the filing of the Notice of Intent to Dissolve with the Georgia Secretary of State, we will notify known claimants, and notify unknown claimants by publishing such notice for unknown claimants as required by law. We will pay all known obligations of the Company or make adequate provision for such obligations. We currently estimate that we will reserve approximately $450,000 to $700,000 to cover expenses and all obligations that we are required to pay or provide for under applicable law, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that we may incur before the liquidation and dissolution are completed. When all of our known obligations have been paid and discharged, or adequate provision made therefor, we may dissolve by filing Articles of Dissolution with the Secretary of State.

In the event we fail to pay, discharge or make adequate provision for our obligations, and amounts have been distributed to our shareholders under the Plan of Dissolution, each shareholder could be held liable for the repayment to creditors of such shareholder’s pro rata portion of the shortfall out of the liquidating distributions received by such shareholder from us under the Plan of Dissolution.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities, a creditor of ours could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders under the Plan of Dissolution.

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Transfers of Common Stock

On June 29, 2017, we received notice that the NYSE MKT had determined to immediately suspend trading in our common stock and commence proceedings to delist our common stock. In its decision to commence delisting proceedings, the NYSE MKT cited Section 1002(c) of the NYSE MKT Company Guide, which applies when a company has sold or otherwise disposed of its principal operating assets, or has ceased to be an operating company. We have a right to a review of the NYSE MKT’s determination to delist our common stock by a committee of the Board of Directors of the NYSE MKT. We do not intend to exercise this right at this time, and we do not expect our common stock to be listed for trading again, including on one of the OTC markets.

Absence of Appraisal Rights

Under the GBCC, our shareholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. However, we intend to request relief from the SEC to suspend certain of our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. However, the SEC may not grant this relief and any continued reporting obligations will deplete the cash available for liquidating distributions to our shareholders. See “Risk Factors to Be Considered by Shareholders in Deciding Whether to Approve the Plan of Dissolution—We intend to apply for relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about the Company.”

Treatment of Equity Awards

As of June 30, 2017, there were 60,000 shares of unvested restricted stock outstanding under the 2006 Plan. Pursuant to the terms of the 2006 Plan and the related award agreements, the restriction period applicable to any outstanding shares of restricted stock will be accelerated in connection with the dissolution.

The 2006 Plan expired on August 21, 2016.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the GBCC or otherwise.

Indemnification and Insurance

We will continue to indemnify our officers, directors and employees in accordance with the GBCC, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, any contractual arrangements and our existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the implementation of the Plan of Dissolution and the winding up of the affairs of the Company.

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Regulatory Approvals

Except for the filing of the Notice of Intent to Dissolve and Articles of Dissolution with the Georgia Secretary of State and compliance with the GBCC, federal and state securities laws and the Internal Revenue Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Interests of Directors and Executive Officers in Approval of the Plan of Dissolution

We do not believe that our directors and executive officers have material interests in the Plan of Dissolution that are different from or in addition to your interests as a shareholder. In order to assist the Company in preserving cash for future distributions to the Company’s shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by the Company’s shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the Company under the management agreement between the Company and the Manager.

Stock Ownership & Equity Awards

In connection with any liquidating distributions, the members of our Board of Directors and certain of our executive officers who own shares of our common stock will be entitled to the same cash distributions as our shareholders based on their ownership of shares of our common stock, which is detailed below.

Members of our Board of Directors and our executive officers own, as of June 30, 2017, an aggregate of 250,000 shares of our outstanding common stock. The table below sets forth the shares of our common stock as of June 30, 2017:

Name of Officer or Director	Number of Shares Beneficially Owned
Edward Gellert(1)	100,000
Robert Gellert(1)	40,000
Gregory I. Simon(1)	30,000
Mark E. Chertok	—
Robert C. Lieber	—
Bruce D. Frank(2)	20,000
Robert L. Loverd (2)	20,000
Robert G. Koen(2)	20,000
Kyle A. Permut(2)	20,000

(1)	Consists of restricted stock grants awarded pursuant to the 2006 Plan, two-thirds of which vested as a result of the prior lapsing of forfeiture restrictions to which the grants were subject when the grants were made and subject to forfeiture restrictions that will lapse (“vesting”) with respect to the remaining one-third of the grants on October 12, 2017 (the second anniversary of the date of grant), subject to continued service as an officer of the Company through each vesting date.

(2)	Consists of restricted stock grants awarded pursuant to the 2006 Plan, which vested on January 30, 2016.

As of June 30, 2017, there were 60,000 shares of unvested restricted stock outstanding under the 2006 Plan. Pursuant to the terms of the 2006 Plan and the related award agreements, the restriction period applicable to any outstanding shares of restricted stock will be accelerated in connection with the dissolution.

The 2006 Plan expired on August 21, 2016.

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Compensation Arrangements

Concurrent with the closing of our transaction with A-III on January 30, 2015, we became an externally-managed company. As an externally-managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by the Manager or its affiliates, to our executive officers or other employees, other than the costs of the wages, salaries, and benefits incurred by the Manager with respect to any dedicated or partially dedicated chief financial officer, chief operating officer, controller, investor relations professional or internal legal counsel (“Dedicated Employees”) if the Manager elects to provide any such employee to our company pursuant to the Management Agreement; provided that (A) if any such Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to our company and its business, our company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such partially Dedicated Employee based on the percentage of such employee’s working time and efforts spent on matters related to our company, and (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees will be subject to the approval of the Compensation Committee of our Board of Directors and, if required by the Board of Directors, of the Board of Directors.

In order to assist the Company in preserving cash for future distributions to our shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by our shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the Company under the management agreement between the Company and the Manager.

On April 6, 2015, the Compensation Committee as constituted following the closing of our transaction with A-III, approved compensation arrangements for the independent members of our Board of Directors and Board committees which became effective retroactively to January 30, 2015 (the “Director Compensation Plan”). Under the Director Compensation Plan, directors are entitled to receive cash or equity-based compensation, as described below:

•	All directors are to be reimbursed for their out of pocket expenses for attendance at Board meetings and committee meetings

•	Annual fee for independent directors - $40,000

•	Annual fee for Chair of Audit Committee - $20,000

•	Annual fee for Chair of Compensation Committee - $7,500

•	Annual fee for Chair of Nominating and Corporate Governance Committee - $7,500

•	Independent directors shall receive the following fees per meeting:
o	Board meetings - $2,000
o	Committee meetings - $1,000 (unless in conjunction with in person Board meeting)
o	Teleconference Board and Committee meetings - $1,000

•	Equity or equity-linked awards may be issued in lieu of paying these fees in cash.

In addition to the above, on January 12, 2017, our Board of Directors approved the formation of a special committee of our Board of Directors composed of four independent and disinterested directors (the “Special Committee”) to study, review, evaluate and negotiate a transaction that the Company’s management proposed for consideration. Discussions regarding the proposed transaction for which the Special Committee was formed were terminated and, on April 13, 2017, our Board of Directors suspended the activities of the Special Committee. Effective June 15, 2017, our Board of Directors re-activated the Special Committee to study, review, evaluate and consider the potential benefits and risks associated with the potential liquidation and delisting of the Company from the NYSE MKT. Each member of the Special Committee received $10,000 in connection with his service on the Special Committee and a $1,000 fee for each meeting of the Special Committee. The Chair of the Special Committee received an additional $5,000 fee.

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Indemnification and Insurance

We will continue to indemnify our officers, directors and employees in accordance with the GBCC, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, any contractual arrangements and our existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the implementation of the Plan of Dissolution and the winding up of the affairs of the Company.

Other than as set forth above, it is not currently anticipated that our dissolution and liquidation will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Material United States Federal Income Tax Consequences of Our Dissolution and Liquidation

The following is a general summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that are applicable to our shareholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular shareholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested concerning the United States federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Each shareholder should consult his, her or its own tax advisors to determine the United States federal income tax consequences to such shareholder as a result of the Plan of Dissolution, and any federal non-income, state, local or non-U.S. tax consequences relevant to such shareholder as a result of the dissolution.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to our shareholders, including Company shareholders who, in light of their particular circumstances, may be subject to special rules, including holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, shareholders who hold their shares as part of a straddle, hedge or conversion transaction and shareholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or shareholders who acquired their shares by exercising options, nor does it apply to shareholders who received their shares in connection with the performance of services. This discussion assumes that shareholders hold their stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular shareholder.

Federal Income Taxation of our Shareholders

Amounts received by shareholders pursuant to the dissolution and liquidation will be treated as full payment in exchange for their shares of common stock. As a result of our dissolution and liquidation, a shareholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the shareholder or to which the distributed property is subject, and (ii) such shareholder’s tax basis in his, her or its shares of our common stock.

Amounts received by shareholders pursuant to the Plan of Dissolution will first be applied against and reduce a shareholder’s tax basis in his, her or its shares of common stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a shareholder with respect to a share exceeds his, her or its tax basis for that share. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of common stock owned by a shareholder. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder’s tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the common stock has been held for more than one year.

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Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the shareholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we will provide shareholders and the IRS with a statement of the amount of cash distributed to our shareholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a shareholder is required to satisfy any liability of ours not fully covered by our reserves, payments by shareholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to our shareholders, each shareholder must, unless an exception applies, provide such shareholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if appropriate, another withholding form) and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding. If a Company shareholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the then prevailing rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may generally be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Accounting Treatment

If our shareholders approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, we will change our basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their contractual amounts due or estimated settlement amounts. The recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. Actual costs and income may differ from amounts reflected in the financial statements because of the inherent uncertainty in estimating future events. These differences may be material.

For each of the reporting periods, we will present a statement of net assets in liquidation which will show the Company’s net assets available for distribution to shareholders and other claimants. Also, we will present a statement of changes in net assets in liquidation.

Required Vote

The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution requires the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter.

Recommendation of our Board of Directors

On June 26, 2017, our Board of Directors: (1) determined that the dissolution and liquidation of the Company, and the other transactions contemplated thereby, are advisable and in the best interests of the Company and our shareholders, (2) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby and (3) recommended that our shareholders vote FOR the approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

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PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

At the Special Meeting, we may ask our shareholders to vote on a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposal 1 if there are not sufficient votes at the Special Meeting to approve Proposal 1. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if a majority of the votes cast on this proposal vote in favor of the Meeting Adjournment Proposal at the Special Meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the shareholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Special Meeting requires the affirmative vote of a majority of the votes cast for this proposal at the Special Meeting.

Recommendation of our Board of Directors

Our Board of Directors recommends that our shareholders vote FOR the approval of Proposal 2.

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IMPORTANT INFORMATION CONCERNING ACRE REALTY INVESTORS INC.

Description of Business

For a description of our business as historically conducted, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K), which is attached as Appendix B to this proxy statement, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “Form 10-Q”), which is attached as Appendix C to this proxy statement. The Form 10-K and the Form 10-Q that are attached to this proxy statement as appendices do not include the exhibits originally filed with such reports.

Financial Statements

Our financial statements as of and for the years ended December 31, 2016 and December 31, 2015, including the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations, are included in the Form 10-K, which is attached as Appendix B to this proxy statement. Our financial statements for the three and six months ended June 30, 2017 and June 30, 2016, including the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations, are included in the Form 10-Q, which is attached as Appendix C to this proxy statement.

Our Board of Directors unanimously approved the Plan of Dissolution, subject to shareholder approval, on June 26, 2017. The financial statements and related financial information set forth in the Form 10-K and Form 10-Q, which are appendices to this proxy statement, do not include any adjustments necessary to reflect the possible future effects on recoverability of the assets or satisfaction of liabilities that may result from adoption of the Plan of Dissolution or our potential to complete such a plan in an orderly manner.

Ownership of Common Stock

The table below describes the beneficial ownership of shares of our common stock as of June 30, 2017 for:

•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each director and each named executive officer; and
•	our directors and executive officers as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Total	Percent of Class(1)
5% Shareholders:
A-III Investment Partners LLC(2)	35,211,267	35,211,267	74.51%
Charles S. Roberts(3)	4,255,531	4,255,531	20.76%
Directors and Named Executive Officers:
Edward Gellert(4)	100,000	100,000	*
Robert Gellert(4)	40,000	40,000	*
Gregory I. Simon(4)	30,000	30,000	*
Mark E. Chertok	—	—	*
Robert C. Lieber	—	—	*
Bruce D. Frank(5)	20,000	20,000	*
Robert L. Loverd (5)	20,000	20,000	*
Robert G. Koen(5)	20,000	20,000	*
Kyle A. Permut(5)	20,000	20,000	*
All directors and executive officers as a group: (9 persons)	250,000	250,000	1.22%

* Less than 1%.

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(1)	The total number of shares outstanding used in calculating this percentage is 20,494,631, which is the number of shares deemed outstanding at June 30, 2017, except for calculating the percent of class of A-III Investment Partners LLC. The total number of shares used in calculating that percentage is 47,255,194, which is the sum of (a) 20,494,631, the number of shares deemed outstanding, for the purposes of this calculation as of June 30, 2017, plus (b) 26,760,563, the number of shares issuable upon exercise of warrants owned by A-III Investment Partners LLC as of June 30, 2017.

(2)	Derived from a Form D filed with the SEC on February 9, 2015. The address for A-III Investment Partners LLC is 399 Park Avenue, 6th Floor, New York, NY 10022. Includes 26,760,563 shares issuable upon the exercise of warrants owned by A-III Investment Partners LLC.

(3)	Derived from a Form 4 filed with the SEC on May 24, 2017. The address for Charles S. Roberts is 375 Northridge Road, Suite 330, Atlanta, Georgia 30350. Includes 264,777 shares owned by Mr. Roberts’s spouse. Mr. Roberts disclaims beneficial ownership of those shares.

(4)	Consists of restricted stock grants awarded pursuant to the 2006 Plan, two-thirds of which vested as a result of the prior lapsing of forfeiture restrictions to which the grants were subject when the grants were made and subject to forfeiture restrictions that will lapse (“vesting”) with respect to the remaining one-third of the grants on October 12, 2017 (the second anniversary of the date of grant), subject to continued service as an officer of the Company through each vesting date.

(5)	Consists of restricted stock grants awarded pursuant to the 2006 Plan, which vested on January 30, 2016.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We anticipate a number of brokers with account holders who are ACRE shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or ACRE. Direct your written request to Gregory I. Simon, Executive Vice President, General Counsel and Secretary, ACRE Realty Investors Inc., c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York, 10022. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our corporate website at http://www.acrerealtyinvestors.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Gregory I. Simon, Executive Vice President, General Counsel and Secretary, ACRE Realty Investors Inc., c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York, 10022, or from the SEC through the SEC’s website at http://www.sec.gov.

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Shareholder Proposals

We do not intend to hold a 2017 annual meeting of shareholders if the Plan of Dissolution is approved. However, if we hold a 2017 annual meeting of shareholders, we must have received any shareholder proposals intended to be presented at such meeting on or before July 5, 2017 for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the Board of Directors for that meeting. We must receive any shareholder proposals intended to be presented from the floor at our 2017 annual meeting of shareholders not less than 60 days before the meeting, except that if we give less than 40 days’ notice or prior public disclosure of the date of the meeting, we must receive the proposal not later than the close of business on the 10th day following the day on which we mail notice of the date of the meeting or publicly disclose the date.

Other Business

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with information that is different from what is contained in this proxy statement. The date of this proxy statement is August 25, 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The availability of this proxy statement will not create any implication to the contrary.

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APPENDIX A

PLAN OF DISSOLUTION OF ACRE Realty Investors Inc.

PLAN OF DISSOLUTION OF
ACRE Realty Investors Inc.

This Plan of Dissolution (the “Plan”), dated as of June 26, 2017 (the “Plan Date”), is intended to accomplish the dissolution and winding up of ACRE Realty Investors Inc., a Georgia corporation (the “Corporation”), in accordance with Article 14 of the Georgia Business Corporation Code (the “GBCC”).

1. Approval and Adoption of Plan. The directors of the Corporation (the “Directors”) met on June 26, 2017 (the “Directors’ Meeting Date”) and voted to propose and recommend to the shareholders of the Corporation (the “Shareholders”) that the Corporation be dissolved. The Directors further adopted the following Plan for winding up and dissolving the Corporation, including liquidating and distributing its assets in one or more distributions during the 90-day period following the Adoption Date (as defined below).

The Shareholders will meet on October 5, 2017 (the “Adoption Date”), and it is anticipated that three-quarters (3/4) of all of the votes entitled to be cast by the Shareholders will approve dissolution and adopt the Plan as proposed by the Directors.

2. General Authorization. The Directors are authorized, as of the Adoption Date, without further action by the Shareholders, to do and perform or cause the officers of the Corporation (the “Officers”), subject to approval of the Directors, to do and perform any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Directors, to implement the winding up of the business and affairs of the Corporation according to the Plan, including, but not limited to:

a.	Collecting all debts.

b.	Selling all or substantially all of the assets of the Corporation.

c.	Paying all expenses incurred in connection with the implementation of the Plan including, but not limited to, any consulting, professional and other fees and expenses of persons or entities providing services to the Corporation.

d.	Satisfying, settling, or rejecting all liabilities, debts or obligations of the Corporation, whether through payment or making adequate provisions for payments.

e.	Prosecuting and defending actions or proceedings by or against the Corporation.

f.	Distributing assets of the Corporation to the Shareholders to the fullest extent permitted by the GBCC.

g.	Filing all final tax returns, making final payments and closing any tax accounts or obligations required by any state or federal law or regulation including, but not limited to, filing the Internal Revenue Service (“IRS”) Form 966 and the Georgia notice of intent to dissolve and articles of dissolution to effect the winding up of the Corporation’s affairs and the dissolution of the Corporation.

3. Indemnification. The Corporation shall continue to indemnify its Officers, Directors and employees in accordance with the GBCC, the Corporation’s articles of incorporation and bylaws, any contractual arrangements and the Corporation’s existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the implementation of the Plan and the winding up of the affairs of the Corporation.

4. Intent to Completely Liquidate. This Plan is intended to accomplish the complete liquidation and dissolution of the Corporation in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

5. Filing of Tax Forms. The Corporation shall file final returns, pay final obligations and close all tax accounts as listed below. The Corporation shall file:

a.	IRS Form 966 with the IRS not later than 30 days following the adoption of the Plan, together with a certified copy of the resolutions of the Board of Directors of the Corporation adopting the Plan. If the Corporation amends the Plan, it shall file an additional Form 966 within 30 days of the amendment.

b.	A federal income tax return with the IRS not later than the 15th day of the third full month following the date of dissolution, which is the Adoption Date for IRS purposes.

c.	IRS Forms 1096 and 1099 with the IRS on or before February 28 of the next calendar year if the Corporation made a distribution of $600 or more of its capital stock to a shareholder during the current year. The Corporation shall file a separate form 1099 for each shareholder to whom it made the distribution.

d.	Other tax filings with the IRS, the State of Georgia or any other state in which the Corporation transacts business including, without limitation, sales tax, or franchise tax.

6. Notice of Intent to Dissolve. After the Adoption Date, the Corporation shall, in accordance with the provisions of the GBCC, prepare and file a notice of intent to dissolve with the Georgia Secretary of State and, within one business day of filing the notice of intent to dissolve, submit a request for publication of the notice to a newspaper that meets the requirements of the GBCC.

7. Cessation of Business Activities. The Corporation shall cease to carry on its business after the date of filing of the notice of intent to dissolve, except as necessary to wind up and liquidate its business and affairs, including retaining such employees and consultants as are necessary or desirable to carry out the winding up and dissolution of the Corporation.

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8. Written Notice of Dissolution. The Corporation shall, after filing the notice of intent to dissolve and in accordance with the requirements of the GBCC, send or cause written notice of dissolution to be sent, by certified or registered mail, to each known claimant against the Corporation. The notice shall state:

a.	The information that must be included in a claim.

b.	A mailing address where a claim may be sent.

c.	The deadline, which shall be less than six months from the effective date of the written notice, by which a claim must be received.

d.	That the claim will be barred if not received by the deadline.

e.	That the Corporation will give notice of acceptance or rejection of all timely received claims within six months of the deadline for receipt of claims.

The Corporation shall send a rejection notice within six months of the deadline for receipt of claims to any claimant whose claim is rejected.

9. Published Notice of Dissolution. The Corporation shall include, in the published notice of intent to dissolve and in accordance with the requirements of the GBCC, a request that claimants present their claims against the Corporation. The notice shall state:

a.	The information that must be included in a claim.

b.	A mailing address where a claim may be sent.

c.	That, except for claims that are contingent at the time of the filing of the notice of intent to dissolve or that arise after the filing of the notice of intent to dissolve, a claim not otherwise barred will be barred unless a proceeding to enforce the claim is commenced within two years after the publication date of the notice.

10. Settling Claims. The Corporation shall proceed to collect its assets, dispose of its properties and shall settle known claims as they are received or reject them accordingly. If the properties and assets of the Corporation are not sufficient to pay, satisfy or discharge all of the Corporation’s debts, liabilities and obligations, the Corporation may apply its properties and assets according to their priority and, among claims of equal priority, ratably to the extent of funds legally available for payment, satisfaction, or discharge of its debts, liabilities, and obligations or shall make adequate provision for such application.

The Corporation may reject, in whole or part, any claim that is presented before the expiration of the deadline stated in the notice set forth in Section 7 of this Plan of Dissolution. The Corporation shall send a written rejection notice within six months of the deadline for receipt of claims.

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11. Plan of Distribution.

a.	On and after the Adoption Date, the Corporation shall liquidate the Corporation’s assets in accordance with the terms of the Plan and the GBCC. This action by and on behalf of the Corporation will not require further approval by the Directors or Shareholders and may include efforts such as:

i.	Undertaking all reasonable efforts to collect on assets of the Corporation, including taking such actions necessary to collect any amounts due to the Corporation by a third party, Shareholder, employee, or Director.

ii.	Selling all or substantially all of the Corporation’s assets.

iii.	Disposing of any property of the Corporation that is not to be distributed in kind to the Shareholders.

b.	On and after the Adoption Date, the Corporation shall make adequate provision, by payment or otherwise, for all of the Corporation’s existing and reasonably foreseeable debts, liabilities and obligations, whether or not liquidated, matured, asserted, or contingent including claims that arise after the date of filing of the notice of intent to dissolve.

c.	The Corporation shall, following notice and, if any claims are untimely or rejected in whole or part, the expiration of the deadline for filing suit by any claimant, distribute the remainder of any assets, either in cash or in kind, to its Shareholders according to their respective rights and interests. Distributions to any Shareholders will be made only as permitted and in the manner required by the GBCC.

d.	Subject to the foregoing, the Corporation has discretion in determining the manner and timing for the distributions to be completed. Distributions pursuant to the Plan or any other requirements of the GBCC may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in some combination of both cash and assets. The Corporation has absolute discretion to make such distributions in such amounts and at the time or times it determines.

e.	The Corporation shall deposit the monetary amount of all assets owed to creditors, claimants, or shareholders that cannot be located or that are not competent to receive the assets with the Georgia Office of the State Treasurer in accordance with the GBCC.

12. Articles of Dissolution and Effective Date. After paying and discharging, or making adequate provision for the payment and discharge of, all known debts, liabilities and obligations, the Corporation shall, in accordance with the provisions of the GBCC, prepare and file articles of dissolution with the Georgia Secretary of State. The Corporation shall be dissolved upon the filing of the articles of dissolution (the “Effective Date”).

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APPENDIX B

Annual Report on Form 10-K for THE year ended December 31, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

(Amendment No.  )

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2016 OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission file number: 001-13183

ACRE Realty Investors Inc.
(fka Roberts Realty Investors, Inc.)
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2122873 (I.R.S. Employer Identification No.)
c/o Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

212-878-3504
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $.01 par value per share	NYSE MKT

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes ☐ No ☒

As of June 30, 2016, the last business day of the registrant’s most recently completed second fiscal quarter, the aggregate market value of the registrant’s common stock held by non-affiliates of the registrant was $16,337,341 based on the closing sale price of $1.39 per share as reported on the NYSE MKT exchange.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock as of the latest practicable date.

Class	Outstanding at March 7, 2017
Common Stock, $.01 par value per share	20,490,465 shares

DOCUMENTS INCORPORATED BY REFERENCE

Document	Parts into which incorporated
None	N/A

EXPLANATORY NOTE

References to the Registrant

On January 30, 2015, the registrant changed its corporate name from Roberts Realty Investors, Inc. to ACRE Realty Investors Inc. and the registrant’s operating partnership changed its name from Roberts Properties Residential, L.P. to ACRE Realty LP. This Form 10-K, including the exhibits, will contain references to our company and its operating partnership under the new names and former names. We refer to the registrant elsewhere in this Form 10-K (unless the context indicates otherwise) as “we,” “us,” “our,” “the company,” and “our company.” Those references also encompass our subsidiary, ACRE Realty LP, which we refer to as the operating partnership, except that in the discussion of our capital stock and related matters, these terms refer solely to the registrant and not to the operating partnership. All references to the “operating partnership” refer to the operating partnership only.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The words “expect,” “intend,” “estimate,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. We make forward-looking statements in the notes to the consolidated financial statements included in this report and in Part II, Item 7 of this report.

Some of the forward-looking statements relate to our intent, belief, or expectations regarding our future prospects and expanded business strategy, including the possible sale of our remaining land parcel, the acquisition of new real estate assets and the timing of the closing of these transactions. Other forward-looking statements relate to trends affecting our financial condition and results of operations, our anticipated capital needs and expenditures, and how we may address these needs. These statements involve risks, uncertainties, assumptions, and other factors discussed in this report and in our other filings with the SEC. These forward-looking statements are not guarantees of future performance and our actual results may differ materially from those that are anticipated in the forward-looking statements. See Item 1A, Risk Factors, for a description of some of the important factors that may affect actual outcomes.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PART I

ITEM 1.	BUSINESS

General

ACRE Realty Investors Inc. is a commercial real estate investment and operating company focused on commercial real estate investments.

On January 30, 2015, our company and A-III Investment Partners LLC (“A-III”), a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, which is controlled by Island Capital Group LLC, closed a series of transactions that recapitalized our company and resulted in a change in control of our company. At the closing, A-III purchased 8,450,704 shares of our company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and our company issued to A-III warrants to purchase up to an additional 26,760,563 shares of our company’s common stock at an exercise price of $1.42 per share ($38 million in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of our company’s four legacy land parcels held on January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. We used a portion of the proceeds of A-III’s investment to pay off certain of our outstanding indebtedness as discussed further below.

Immediately after the closing, our company’s name was changed to ACRE Realty Investors Inc., and the name of our operating partnership was changed to ACRE Realty LP. On February 2, 2015, our common stock began trading under the new ticker symbol “AIII” (NYSE MKT: AIII). Our principal office was moved to 399 Park Avenue, 6th Floor, New York, New York 10022.

As a result of the transaction, A-III is the largest shareholder of our company, owning as of December 31, 2016 approximately 41.24% of our outstanding shares of common stock, or approximately 39.75% on a diluted basis assuming conversion of the outstanding units of limited partnership interest in our operating partnership into our company’s common stock and assuming no exercise of the warrants we granted to A-III.

Effective as of the closing of the A-III transaction, our management was changed and our company became externally managed by A-III Manager LLC (our “Manager”), which is a wholly-owned subsidiary of A-III, pursuant to a management agreement between our company and the Manager that was executed at the closing of the A-III transaction on January 30, 2015. Immediately after the closing, the Manager designated, and the Board of Directors (the “Board”) appointed, the following persons as executive officers of the company: Edward Gellert is Chief Executive Officer and President; Robert Gellert is Executive Vice President, Chief Operating Officer and Treasurer; Gregory Simon is Executive Vice President, General Counsel and Secretary; and Mark E. Chertok is Chief Financial Officer. Charles S. Roberts, who previously served as the company’s Chairman, President and Chief Executive Officer, was appointed as an Executive Vice President after the A-III transaction and through December 31, 2016, pursuant to an Employment Agreement, which expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company.

We currently own one remaining legacy property, a tract of land totaling 38 acres, which is held for sale as of December 31, 2016. On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, which is an affiliate of one of our directors. The sale of the property is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions. Our current focus is on selling the remaining legacy property. We do not intend to focus on development projects as we have in the past. Going forward, we expect to pursue a flexible real estate investment strategy. We may invest in multifamily, office, mixed-use office, retail, industrial, healthcare or lodging properties, as well as preferred equity or debt instruments secured by mortgages on these types of properties, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinate debt in connection with these types of properties.

The Operating Partnership

We conduct our business through ACRE Realty LP, which owns the remaining legacy property that is held for sale and will own, either directly or indirectly through subsidiaries or joint ventures, any future properties we acquire. We refer to ACRE Realty LP as our operating partnership. The limited partnership agreement of our operating partnership provides that it is not required to be dissolved until 2093. Our company is the sole general partner of our operating partnership and, as of December 31, 2016, owned a 96.39% interest in our operating partnership. Our ownership interest in our operating partnership entitles us to share in cash distributions from, and in the profits and losses of, the operating partnership generally in proportion to our ownership percentage. In this report, we refer to units of limited partnership interest in the operating partnership as “units” and to the holders of units as “unitholders.”

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Under the limited partnership agreement of our operating partnership, unitholders generally have the right to require the operating partnership to redeem their units. A unitholder who submits units for redemption will receive, at our election, either (a) 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) cash for those units at their fair market value, based upon the then current trading price of the shares. Prior to December 29, 2015, we had an informal policy of issuing shares, in lieu of cash, in exchange for units. On December 28, 2015, our Board formally adopted a policy whereby we shall only issue our common shares for redemption of units, rather than paying cash for such redemption in accordance with the operating partnership agreement.

Whenever we issue and sell shares of our common stock, we are obligated to contribute the net proceeds from that issuance and sale to the operating partnership and the operating partnership is obligated to issue units to us. The operating partnership agreement permits the operating partnership, without the consent of the unitholders, to sell additional units and add limited partners.

Legacy Property Sales

On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, which is an affiliate of one of our directors, to sell Highway 20 for a purchase price of $4,725,000, including a reimbursement of $1,050,000 relating to prepaid sewer taps. This transaction is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions.

Manager

In connection with our recapitalization transactions with A-III, on January 30, 2015, our company, our operating partnership, and the Manager entered into a management agreement, among other things, to provide for the day-to-day management of our company by the Manager, including investment activities and operations of our company and its properties. The management agreement requires the Manager to manage and administer the business activities and day-to-day operations of our company and its subsidiaries in conformity with our company’s investment guidelines and other policies that are approved and monitored by our Board. These investment guidelines and other policies may be modified and supplemented from time to time pursuant to approval by a majority of the Board (which must include a majority of the independent directors) and the Manager’s investment committee.

The Manager maintains an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, provide a management team along with appropriate support personnel for the Manager to deliver the management services to us. Under the terms of the management agreement, among other things, the Manager is required to refrain from any action that, in its reasonable judgment made in good faith, is not in compliance with our approved investment guidelines and would, when applicable, adversely affect the qualification of our company as a REIT. The management agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by us or the Manager in accordance with its terms.

Because we are externally managed by the Manager, we currently have no employees of our own. Charles S. Roberts, one of our directors, was employed by us as our Executive Vice President after the A-III transaction and through December 31, 2016 pursuant to an Employment Agreement that expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company. Each of our officers, other than our Chief Financial Officer, Mark Chertok, who is an employee of FTI Consulting, Inc. (“FTI”), is an employee of the Manager or another affiliate of A-III.

Environmental and Other Regulatory Matters

Under various federal, state, and local environmental laws and regulations, the company may be required to investigate and clean up the effects of hazardous or toxic substances at its properties, including properties that have previously been sold.

The environmental assessments we have previously obtained on our properties have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets, or results of operations, nor are we aware of any liability of that type.

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Segment Information

We currently have one reportable operating segment: the land segment consisting of a single tract of land, including cash and cash equivalents, other assets and general and administrative expenses.

For more detailed information please see Note 8 – Segment Reporting, to the audited consolidated financial statements included in this report. For information about our properties, please see Item 2—Properties, below.

Corporate Information

ACRE Realty Investors Inc. is a Georgia corporation formed in 1994. Our executive offices are located at 399 Park Avenue, 6th Floor, New York, 10022, and our telephone number is 212-878-3504.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC that is available to the public at the SEC’s website at www.sec.gov. We also maintain an Internet website at http://www.acrerealtyinvestors.com/

ITEM 1A.	RISK FACTORS

Investors or potential investors in the company should carefully consider the risks described below. These risks are not the only ones we face. Additional risks of which we are presently unaware or that we currently consider immaterial may also impair our business operations and hinder our financial performance, including our ability to make distributions to our investors. We have organized our summary of these risks into six subsections:

•	financing risks;

•	real estate related risks;

•	risks related to our relationship with our Manager;

•	tax risks;

•	environmental and other legal risks; and

•	risks for investors in our stock.

This section includes forward-looking statements.

Financing Risks

If we are unable to meet mortgage payments on any mortgaged property, the mortgage holder could foreclose upon the property and take other actions.

Currently, we do not have any outstanding debt. If we are unable to meet mortgage payments on any mortgaged property in the future, the mortgage holder could foreclose upon the property, appoint a receiver, and receive an assignment of rents and leases, or pursue other remedies, all with a consequent loss of our revenues and asset value. Foreclosures could also create taxable income without accompanying cash proceeds.

Rising interest rates could materially and adversely affect the cost of our indebtedness.

We have incurred and may again in the future incur debt that bears interest at a variable rate. Accordingly, increases in interest rates could increase our interest costs, which could materially and adversely affect our results of operations and our ability to pay amounts due on our debt and to pay future distributions to our investors.

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We face the normal risks associated with debt financing.

We are subject to the normal risks associated with debt financing, including the risks that our cash flow will be insufficient to meet required payments of principal and interest and that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we are unable to pay our future obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them. In addition, a breach of the restrictions or covenants contained in our loan documents for future indebtedness could cause an acceleration of our indebtedness. We may not have or may be unable to obtain sufficient funds to repay our future indebtedness in full upon acceleration. If we are unable to refinance our future debt upon acceleration or at scheduled maturity on acceptable terms or at all, we face the risks described in the first risk factor above.

Real Estate-Related Risks

We face risks associated with land holdings and related activities and we may have a difficult time selling our remaining legacy property.

We hold undeveloped land that is currently under contract to be sold with a related party at a price above its carrying value. Real estate markets are highly uncertain and, as a result, the value of the undeveloped land may fluctuate significantly in the future. We may be unable to close on the sale of our remaining legacy property, and as such, we may either be forced to hold the parcel for longer than we would like or to sell it at a price that is lower than we would like. The carrying costs can be significant and can result in further losses if the sale does not materialize.

Real estate properties are illiquid and are difficult to sell.

Real estate investments are relatively illiquid, which limits our ability to react quickly to adverse changes in economic or other market conditions. Our ability to dispose of assets depends on prevailing economic and market conditions. We may be unable to sell our remaining legacy property, to repay indebtedness we incur in the future, to raise capital we need to fund our future potential acquisitions, or to fund distributions to investors.

We face substantial competition.

Our remaining legacy property is located in a developed area where we face substantial competition from other properties and from other real estate companies that own or may develop or renovate competing properties. The substantial number of competitive properties and real estate companies in our market areas could have a material adverse effect on our ability to sell our remaining legacy property. In addition, properties we acquire in the future will also likely face competition for tenants. These factors could materially and adversely affect the value of our real estate portfolio, our results of operations, our ability to pay our obligations and amounts due on our related mortgage debt, if any, that we incur in the future and our ability to pay distributions to our investors.

Changes in market or economic conditions may affect our business negatively.

General economic conditions and other factors beyond our control may adversely affect real property income and capital appreciation.

Losses from natural catastrophes may exceed our insurance coverage.

We carry what we believe to be customary insurance on our properties in amounts and types that we believe are commercially reasonable for the types of properties we hold. We intend to obtain commercially reasonable types and amounts of insurance coverage for properties we acquire in the future. For income producing commercial properties we may acquire in the future, we expect to obtain comprehensive liability, fire, flood, extended coverage, and rental loss insurance with policy specifications, insured limits and deductibles that we believe are customary and prudent for similar properties. Nevertheless, some losses of a catastrophic nature, such as losses from floods or high winds, may be subject to limitations. We may not be able to maintain our insurance at a reasonable cost or in sufficient amounts to protect us against potential losses. Further, our insurance costs could increase in future periods. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value of the lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace a damaged or destroyed property.

5

Our real estate assets may be subject to further impairment charges.

We recorded impairment losses on a number of our assets in 2015 and prior years, and we may have to record additional impairment losses in the future. Although we believe we have applied reasonable estimates and judgments in determining the proper classification of our real estate assets, these estimates require the use of estimated market values, which are difficult to assess. If changes in circumstances require us to adjust our valuation assumptions for our assets, we could be required to record additional impairment losses. Any future impairment could have a material adverse effect on our results of operations for the period in which we record the impairment losses.

Failure to succeed in new markets may limit our growth.

We may in the future make acquisitions outside of our existing market areas. We may not be able to operate successfully in new markets, and we may be exposed to a variety of risks if we choose to enter new markets. These risks include, among others:

•	an inability to evaluate accurately local real estate market conditions and local economies;

•	an inability to identify appropriate acquisition opportunities; and

•	an inability to hire and retain key personnel in those markets.

We may acquire or redevelop real estate and acquire related companies and this may create risks.

We may acquire or redevelop properties or acquire real estate related companies when we believe doing so is consistent with our business strategy. We may not succeed in (i) redeveloping or acquiring real estate and real estate related companies; (ii) completing these activities on time or within budget; or (iii) leasing or selling redeveloped or acquired properties at amounts sufficient to cover our costs.  Competition in these activities could also significantly increase our costs. Difficulties in integrating acquisitions may prove costly or time-consuming and could divert management’s attention. Acquisitions or redevelopments in new markets or industries where we do not have the same level of market knowledge may result in weaker than anticipated performance. We may also abandon acquisition or redevelopment opportunities that we have begun pursuing and consequently fail to recover expenses already incurred.  Furthermore, we may be exposed to the liabilities of properties or companies acquired, some of which we may not be aware of at the time of acquisition.

From time to time, we may seek to make one or more material acquisitions. The announcement of such a material acquisition may result in a rapid and significant decline in the price of our common shares.

We are continuously looking at material transactions that we believe will maximize shareholder value. However, an announcement by us of one or more significant acquisitions could result in a quick and significant decline in the price of our common shares.

If we enter into joint ventures or joint ownership of properties; our ability to control those joint ventures and partial interests may be limited.

Instead of purchasing properties directly, we may invest as a co-venturer. We may also choose to sell partial interests in certain properties to co-venturers. Joint venturers may share control over the operations of the joint venture assets. The co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions, requests, policies, or objectives. Consequently, a co-venturer’s actions might subject property owned by the joint venture to additional risk. Although we intend to seek to maintain sufficient influence upon any joint venture to achieve its objectives, we may be unable to take action without our joint venture partners’ approval, or joint venture partners could take actions binding on the joint venture without our consent. Additionally, if a joint venture partner were to become bankrupt, we could become liable for that partner’s share of joint venture liabilities.

6

Terrorism could impair our business.

Terrorist attacks and other acts of violence or war could have a material adverse effect on our business and operating results. Attacks that directly affect one or more of our properties could significantly affect our ability to operate those properties and impair our ability to achieve the results we expect. Our insurance coverage may not cover losses caused by a terrorist attack. In addition, the adverse effects that such violent acts and threats of future attacks could have on the U.S. economy could similarly have a material adverse effect on our business and results of operations.

Risks Related to our Relationship with our Manager

Our Manager has limited experience operating a public real estate company, and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business.

Our Manager has limited experience operating a public real estate company. We cannot assure you that our Manager will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of targeted assets, the level and volatility of interest rates, the availability of adequate financing, conditions in the financial markets and general economic conditions.

We are dependent on our Manager and certain key personnel that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

Charles S. Roberts, one of our directors, was our only employee after the A-III transaction and through December 31, 2016, pursuant to an Employment Agreement that expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company. Our other officers, other than our chief financial officer, are employees of our Manager or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of its affiliates. The employees of our Manager’s affiliates identify, evaluate, negotiate, structure, close, and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of our Manager’s affiliates, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

Our chief financial officer is employed by a third party consulting firm, FTI, with whom we have contracted for our chief financial officer’s services. As an employee of FTI, our chief financial officer may have other professional commitments that reduce the amount of time he can devote to us.

Our Board of Directors has approved very broad investment guidelines for our Manager and will not approve each decision made by our Manager to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow very broad guidelines in pursuing our strategy. While our Board periodically reviews our guidelines and our portfolio and asset-management decisions, it generally does not review all of our proposed acquisitions, dispositions, and other management decisions. In addition, in conducting periodic reviews, our Board relies primarily on information provided to them by our Manager. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets. Poor decisions could have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

The management agreement with our Manager may be costly and difficult to terminate.

Termination of our management agreement without cause, including termination for poor performance or non-renewal, is subject to several conditions which may make such a termination difficult and costly. The management agreement has a current term that expires on January 30, 2020, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Subsequent to the initial term the management agreement provides that it may be terminated by us, based on performance upon the affirmative vote of at least two-thirds of our independent directors based either upon unsatisfactory performance by our Manager that is materially detrimental to us or upon a determination by the Board that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement as discussed above, we will be required to pay our Manager a termination fee equal to four times the sum of (i) the average annual Base Management Fee, (ii) the average annual Incentive Fee, and (iii) the average annual Acquisition Fees and Disposition Fees, in each case earned by the Manager in the most recently completed eight calendar quarters prior to the Effective Termination Date (as defined in the management agreement). These provisions will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

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Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager and its affiliates and their respective controlling persons, members, directors, officers, employees, managers, owners and shareholders, will not be liable to us for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct or gross negligence of their duties under the management agreement. In addition, we will indemnify our Manager and its affiliates and their respective controlling persons, members, directors, officers, employees, managers, owners and shareholders, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct or gross negligence, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager’s failure to identify and acquire assets that meet our investment criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our investment criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms, and general market conditions. Our shareholders do not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in shares of our common stock. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise, and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We may have conflicts of interest with the Manager and its affiliates, which could result in investment decisions that are not in the best interests of our shareholders.

Numerous conflicts of interest may exist between our interests and the interests of A-III and the Manager, which is a subsidiary of A-III, including conflicts arising out of the fee arrangements with the Manager pursuant to the management agreement that might induce the Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	some of the fees that we will be required to pay to the Manager for its services, such as the base management fee, property management fees, and acquisition and disposition fees, will be payable whether or not our shareholders receive distributions and in some cases whether or not we are profitable; and

•	because the incentive fee payable to the Manager will be payable on a quarterly basis based on our adjusted net income (as defined in the management agreement), the Manager may have an incentive to make investment decisions with a view towards generating short-term gains rather than focusing on creating long-term shareholder value.

Any of these and other conflicts of interest between us and the Manager and its affiliates could have a material adverse effect on the returns on our investments, our ability to make distributions to shareholders and the trading price of our common stock.

A-III owns a significant percentage of our outstanding shares of common stock, which gives A-III the ability to exert significant influence over the company in a manner that may not be in the best interests of our other shareholders.

A-III owns a significant percentage of our outstanding shares of common stock, which will give A-III the ability to exert significant influence over the company, particularly with respect to matters that require the approval of our shareholders. This ability, together with A-III’s rights under the Governance and Voting Agreement (as defined below), will give A-III significant influence over the composition of our Board. To the extent that A-III’s interests are not aligned with the interests of our other shareholders, A-III could use its influence to promote decisions regarding the company that benefit A-III and its affiliates, but that may not be in the best interests of our other shareholders.

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Tax Risks

Our operating partnership may fail to be treated as a partnership for federal income tax purposes.

Management believes that our operating partnership qualifies, and has qualified since its formation in 1994, as a partnership for federal income tax purposes and not as a publicly traded partnership taxable as a corporation. We can provide no assurances, however, that the IRS will not challenge the treatment of the operating partnership as a partnership for federal income tax purposes or that a court would not sustain such a challenge. If the IRS were successful in treating the operating partnership as a corporation for federal income tax purposes, then the taxable income of the operating partnership would be taxable at regular corporate income tax rates.

Our ability to benefit from our net operating loss carryforwards is likely to be severely limited by the A-III transaction.

In prior years, we have suffered losses, for tax and financial statement purposes that generated significant federal and state net operating loss carryforwards. Our ability to use the net operating loss carryforwards to offset future taxable income is likely to be severely limited under Section 382 of the Internal Revenue Code as a result of the ownership change we experienced upon closing the recapitalization transaction with A-III.

A redemption of units is taxable.

Holders of units in the operating partnership should keep in mind that redemption of units will be treated as a sale of units for federal income tax purposes. The exchanging holder will generally recognize gain in an amount equal to the value of the common shares received, plus the amount of liabilities of the operating partnership allocable to the units being redeemed, less the holder’s tax basis in the units. It is possible that the amount of gain recognized or the resulting tax liability could exceed the value of the shares received in the redemption.

Environmental and Other Legal Risks

We may have liability under environmental laws.

Under federal, state, and local environmental laws, ordinances, and regulations, we may be required to investigate and clean up the effects of releases of hazardous or toxic substances or petroleum products at our properties, regardless of our knowledge or responsibility, simply because of our current or past ownership or operation of the real estate. Therefore, we may have liability with respect to properties we have already sold. If environmental problems arise, we may have to take extensive measures to remedy the problems, which could adversely affect our cash flow and our ability to pay distributions to our investors because:

•	we may have to pay for property damage and for investigation and clean-up costs incurred in connection with the contamination;

•	the law typically imposes clean-up responsibility and liability regardless of whether the owner or operator knew of or caused the contamination;

•	even if more than one person may be responsible for the contamination, each person who shares legal liability under the environmental laws may be held responsible for all of the clean-up costs; and

•	governmental entities or other third parties may sue the past or present owners or operators of a contaminated site for damages and costs.

These costs could be substantial and in extreme cases could exceed the value of the contaminated property. The presence of hazardous or toxic substances or petroleum products and the failure to remediate that contamination properly may materially and adversely affect our ability to borrow against, sell, or lease an affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with a contamination.

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We face risks in complying with Section 404 of the Sarbanes-Oxley Act of 2002.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Effective internal control is necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation, and our operating results could be adversely affected. Since 2007, we have been required to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to assess annually the effectiveness of our internal control over financial reporting.

Failure to comply with the Americans with Disabilities Act or other similar laws could result in substantial costs.

A number of federal, state, and local laws and regulations (including the Americans with Disabilities Act) may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons and may require other structural features that add to the cost of buildings under construction. Legislation or regulations adopted in the future may impose further burdens or restrictions on us with respect to improved access for disabled persons. The costs of compliance with these laws and regulations may be substantial, and restrictions on construction or completion of renovations may limit implementation of our strategy in certain instances or reduce overall returns on our investments, which could have a material adverse effect on us and our ability to pay distributions to investors and to pay our mortgage debt, if any, as required.

Risks for Investors in Our Stock

We do not pay regular quarterly dividends, and we have no current plans to resume paying dividends.

We have not paid a quarterly dividend since the third quarter of 2001 and we presently have no plans to pay a distribution or resume paying regular quarterly dividends.

The market price of our stock is subject to fluctuation as a result of our operating results and changes in the stock market in general.

The daily trading volume of our common stock on the NYSE MKT exchange has historically been relatively light, and the market price may not reflect the fair market value of our common stock (or our net asset value) at any particular moment. Prior sales data does not necessarily indicate the prices at which our common stock would trade in a more active market. The market value of our common stock may or may not reflect the market’s perception of our operating results, the potential for growth from acquisitions, the potential for future cash dividends from property sales, and the real estate market value of our underlying assets. In addition, general market conditions or market conditions of real estate companies in general could adversely affect the value of our common stock.

Additional issuances of equity securities may dilute the investment of our current shareholders.

Issuing additional equity securities to finance future acquisitions instead of incurring additional debt could dilute the interests of our existing shareholders. Our ability to execute our business and growth plan depends on our access to an appropriate blend of capital, which could include a line of credit and other forms of secured and unsecured debt, equity financing, or joint ventures.

The post-closing adjustment provision in the Stock Purchase Agreement may result in our issuance of additional shares of common stock to A-III and a reduced exercise price for the warrants issuable to A-III, if it exercises the warrants.

Under the Stock Purchase Agreement, dated November 19, 2014 (the “Stock Purchase Agreement”), upon completion of the sale of all of the company’s legacy properties, we will be required to recalculate the closing date net asset value used to determine the purchase price per share for the common stock that A-III purchased, substituting the actual net sale proceeds received by the company (gross sale proceeds less all actual selling costs) in selling the legacy properties for the estimated net value of such parcels used to determine the company’s net asset value at closing and reflecting (a) any changes in the liabilities of the company calculated in accordance with generally accepted accounting principles (“GAAP”) that arose on or before the closing date (other than certain post-closing obligations of the company that are required to be accrued on or before the closing under GAAP accounting) that are discovered after the closing date and (b) the final costs associated with certain matters described in the Stock Purchase Agreement. If the recalculated net asset value is lower than the estimated amount used to calculate the purchase price per share at closing, then the purchase price per share will be adjusted accordingly. In that case, the company will issue to A-III, as a purchase price adjustment, an additional number of shares of common stock equal to the difference between (x) $12.0 million divided by the adjusted purchase price per share and (y) the number of shares issued to A-III at the closing. The exercise price of the warrants will also be reduced to be equal to the adjusted purchase price per share. If the purchase price per share and warrant exercise price are reduced, the dilutive effects of the transaction described in the risk factor above will be magnified.

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Restrictions on changes of control could prevent a beneficial takeover for investors.

A number of the provisions in our articles of incorporation and bylaws have or may have the effect of deterring a takeover of the company, including:

•	our classified Board, which may render more difficult a change in control of the company or removal of incumbent management, because the term of office of only one-third of the directors expires in a given year;

•	the ability of our Board to issue preferred stock;

•	provisions in the articles of incorporation to the effect that no transaction of a fundamental nature, including mergers in which the company is not the survivor, share exchanges, consolidations, or sale of all or substantially all of the assets of the company, may be effectuated without the affirmative vote of at least three-quarters of the votes entitled to vote generally in any such matter;

•	provisions in the articles of incorporation to the effect that they may not be amended (except for certain limited matters) without the affirmative vote of at least three-quarters of the votes entitled to be voted generally in the election of directors;

•	provisions in the bylaws to the effect that they may be amended by either the affirmative vote of three-quarters of all shares outstanding and entitled to vote generally in the election of the directors, or the affirmative vote of a majority of the company’s directors then holding office, unless the shareholders prescribed that any such bylaw may not be amended or repealed by the Board;

•	Georgia anti-takeover statutes under which the company may elect to be protected; and

•	provisions to the effect that directors elected by the holders of common stock may be removed only by the affirmative vote of shareholders holding at least 75% of all of the votes entitled to be cast for the election of directors.

ITEM 1B.           UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.              PROPERTIES

We currently own one unencumbered track of land, Highway 20, which was acquired prior to the recapitalization transaction with A-III. Highway 20 is 38 acres, zoned for 210 multifamily apartment units. The property is located on Georgia Highway 20 at the intersection of Elm Street, three blocks from the elementary, middle, and high schools and just north of Cumming’s town square, which provides shopping, restaurants, and other entertainment and educational venues.

ITEM 3.              LEGAL PROCEEDINGS

The company and the operating partnership are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against any of them. Routine litigation arising in the ordinary course of business is not expected to result in any material losses to us or the operating partnership.

ITEM 4.              MINE SAFETY DISCLOSURES

Not applicable.

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 PART II

ITEM 5.             MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Data for 2016 and 2015

Our common stock trades on the NYSE MKT exchange under the symbol “AIII.” The following table provides the quarterly high and low sales prices per share reported on the NYSE MKT exchange during 2016 and 2015. We declared no dividends during 2016 or 2015.

Year	Quarter Ended	High	Low	Dividends Declared

2016	First Quarter	$1.57	$1.21	None
	Second Quarter	1.85	1.20	None
	Third Quarter	1.65	0.90	None
	Fourth Quarter	1.45	0.95	None

2015	First Quarter	$1.95	$1.06	None
	Second Quarter	1.79	1.39	None
	Third Quarter	1.60	1.26	None
	Fourth Quarter	1.86	1.23	None

Shareholder Data

As of March 7, 2017, there were approximately 209 holders of record of our common stock.

As of March 7, 2017, we had 20,563,182 shares issued and 20,490,465 shares outstanding. In addition, 767,958 shares are reserved for issuance to unitholders from time to time upon the exercise of their redemption rights as explained in Item 1, Business – The Operating Partnership. There is no established public trading market for the units. As of March 7, 2017, the operating partnership had 74 unitholders of record.

Distribution Policy

We have not paid a regular quarterly dividend since the third quarter of 2001, and we presently have no plans to pay a distribution or to resume paying regular quarterly dividends.

Going forward, we intend to sell our remaining legacy property and to identify and complete new real estate acquisitions with a focus on income producing properties. We expect to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code, after we complete such a real estate acquisition. As a REIT, under federal income tax law, we would be required to distribute annually at least 90% of our REIT taxable income to our shareholders. Subject to the requirements of the Georgia Business Corporation Code, if we elect and qualify to be treated as a REIT, we anticipate that we would pay dividends to our shareholders, if and to the extent authorized by our Board, at least equal to the amounts required for us to qualify as a REIT.

Existing Stock Repurchase Plan

Our Board, as constituted prior to the A-III transaction, established a stock repurchase plan under which we are authorized to repurchase shares of our outstanding common stock from time to time by means of open market purchases and in solicited and unsolicited privately negotiated transactions, depending on the availability of shares, our cash position, and share price. We have purchased 59,638 shares and have the authority to repurchase an additional 540,362 shares under the plan. We have not repurchased any shares since 2009 or the period subsequent thereto. We do not expect to make any repurchases in the next 12 months. The plan does not have an expiration date.

ITEM 6.              SELECTED FINANCIAL DATA

Not required for smaller reporting companies.

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ITEM 7.             MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements in this report that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements. These risks are detailed in (a) Part I, Item 1A, Risk Factors, in this report and (b) our other SEC filings. Please also see the cautionary statements included in the Note Regarding Forward-Looking Statements at the beginning of this report.

Overview

ACRE Realty Investors Inc. is a commercial real estate investment and operating company focused on commercial real estate investments.

On January 30, 2015, our company and A-III closed a series of transactions that recapitalized our company and resulted in a change in control of our company. At the closing, A-III purchased 8,450,704 shares of our company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and our company issued to A-III warrants to purchase up to an additional 26,760,563 shares of our company’s common stock at an exercise price of $1.42 per share ($38 million in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of our company’s four legacy properties owned on January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. We used a portion of the proceeds of A-III’s investment to pay off certain of our outstanding indebtedness as discussed further below.

Immediately after the closing, our company’s name was changed to ACRE Realty Investors Inc., and the name of our operating partnership was changed to ACRE Realty LP. On February 2, 2015, our common stock began trading under the new ticker symbol “AIII” (NYSE MKT: AIII). Our principal office was moved to 399 Park Avenue, 6th Floor, New York, New York 10022.

As a result of the transaction, A-III is the largest shareholder of our company, owning as of December 31, 2016 approximately 41.24% of our outstanding shares of common stock, or approximately 39.75% on a diluted basis assuming conversion of the outstanding units of limited partnership interest in our operating partnership into our company’s common stock and assuming no exercise of the warrants we granted to A-III.

Effective as of the closing of the A-III transaction, our management was changed and our company became externally managed by the Manager, which is a wholly-owned subsidiary of A-III, pursuant to a management agreement between our company and the Manager that was executed at the closing of the A-III transaction on January 30, 2015. Immediately after the closing, the Manager designated, and the Board appointed, the following persons as executive officers of the company: Edward Gellert is Chief Executive Officer and President; Robert Gellert is Executive Vice President, Chief Operating Officer and Treasurer; Gregory Simon is Executive Vice President, General Counsel and Secretary; and Mark E. Chertok is Chief Financial Officer. Charles S. Roberts, who previously served as the company’s Chairman, President and Chief Executive Officer, was appointed as an Executive Vice President after the A-III transaction and through December 31, 2016, pursuant to an Employment Agreement, which expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company.

We currently own one remaining legacy property, a tract of land totaling 38 acres, which is held for sale as of December 31, 2016. On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, which is an affiliate of one of our directors. The sale of the property is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions. Our current focus is on selling the remaining legacy property. We do not intend to focus on development projects as we have in the past. Going forward, we expect to pursue a flexible real estate investment strategy. We may invest in multifamily, office, mixed-use office, retail, industrial, healthcare or lodging properties, as well as preferred equity or debt instruments secured by mortgages on these types of properties, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinate debt in connection with these types of properties.

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The Operating Partnership

We conduct our business through ACRE Realty LP which owns the remaining legacy property that is held for sale and will own, either directly or indirectly through subsidiaries or joint ventures, any future properties we acquire. We refer to ACRE Realty LP as our operating partnership. The agreement of limited partnership of our operating partnership provides that it is not required to be dissolved until 2093. Our company is the sole general partner of our operating partnership and, as of December 31, 2016, owned a 96.39% interest in our operating partnership. Our ownership interest in our operating partnership entitles us to share in cash distributions from, and in the profits and losses of, the operating partnership generally in proportion to our ownership percentage. In this report, we refer to units of limited partnership interest in the operating partnership as “units” and to the holders of units as “unitholders.”

Under the limited partnership agreement of our operating partnership, unitholders generally have the right to require the operating partnership to redeem their units. A unitholder who submits units for redemption will receive, at our election, either (a) 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) cash for those units at their fair market value, based upon the then current trading price of the shares. Prior to December 29, 2015, we had an informal policy of issuing shares, in lieu of cash in exchange for units. On December 28, 2015, our Board formally adopted a policy whereby we shall only issue our common shares for redemption of units, rather than paying cash for such redemption in accordance with the operating partnership agreement.

Whenever we issue and sell shares of our common stock, we are obligated to contribute the net proceeds from that issuance and sale to the operating partnership and the operating partnership is obligated to issue units to us. The operating partnership agreement permits the operating partnership, without the consent of the unitholders, to sell additional units and add limited partners.

Legacy Property Sales

Northridge Land

On March 31, 2015, we entered into a sale contract with Vista Acquisitions, LLC pursuant to which we agreed to sell the Northridge Land for $5,500,000. The Northridge Land is one of the legacy properties acquired prior to the recapitalization transaction with A-III. The sale of the Northridge Land closed on June 30, 2015 and we recognized a gain of $1,022,871.

Bradley Park Land

On January 26, 2015, we entered into a contract to sell our Bradley Park Land for $4,178,000 to Bradley Park Apartments, LLC (“BPA”), which is an affiliate of Mr. Roberts, who is a director of our company. There were subsequent amendments to the sale contract, such as extending the closing date and payment of additional deposits, among other provisions. As a material inducement to the company’s execution of the latest amendment dated November 30, 2015, Mr. Roberts signed a general release and covenant not to sue in favor of the company and its affiliates. On December 4, 2015, we closed on the sale of the Bradley Park Land and concurrently, paid in full the related outstanding loan. In connection with the sale, we recognized a gain of $579,304.

North Springs Land

On August 14, 2015, we entered into a contract to sell our North Springs Land for $12,000,000 to Maple by December 7, 2015. There were subsequent amendments to the sale contract, such as extending the closing date and payment of additional deposits, among other provisions. On December 17, 2015, we closed on the sale of the North Springs Land and recognized a gain of $967,450.

Highway 20

On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, a related party, to sell Highway 20 for a purchase price of $4,725,000, including a reimbursement of $1,050,000 relating to prepaid sewer taps. This transaction is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions.

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Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with GAAP. See Recent Accounting Pronouncements below for information on recent accounting pronouncements and the expected impact on our financial statements. A critical accounting policy is one that requires significant judgment or difficult estimates, and is important to the presentation of our financial condition or results of operations. Because we are in the business of acquiring, owning and operating real estate, and currently, we only own one remaining undeveloped land parcel, our critical accounting policies relate to asset impairment evaluation and income taxes. The following is a summary of our overall accounting policy in these areas.

Asset Impairment Evaluation

We periodically evaluate our real estate assets for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable in accordance with FASB ASC Topic 360-10, Property, Plant, and Equipment – Overall. FASB ASC Topic 360-10 requires impairment losses to be recorded on long-lived assets used in operations and land parcels held for use when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The expected future cash flows depend on estimates made by management, including (a) changes in the national, regional, and/or local economic climates, (b) rental rates, (c) competition, (d) operating costs, (e) occupancy, (f) holding period, and (g) an estimated construction budget. A change in the assumptions used to determine future economic events could result in an adverse change in the value of a property and cause an impairment to be recorded in the future. Due to uncertainties in the estimation process, actual results could differ from those estimates. Our determination of fair value is based on a discounted future cash flow analysis, which incorporates available market information as well as other assumptions made by our management, evaluation of appraisals, and other applicable valuation techniques. Because the factors we use in generating these cash flows are difficult to predict and are subject to future events that may alter our assumptions, we may not achieve the discounted or undiscounted future operating and residual cash flows we estimate in our impairment analyses or those established by appraisals, and we may be required to recognize future impairment losses on properties held for sale.

As of December 31, 2016, we own one remaining legacy property, which is currently held for sale. During the year ended December 31, 2015, we recorded an impairment charge of $500,038. We do not believe that there were any indicators of impairment at this property and as such, no such adjustment was required during the year ended December 31, 2016.

Income Taxes

In preparing our consolidated financial statements, management’s judgment is required to estimate our income taxes. Our estimates are based on our interpretation of federal and state tax laws. We estimate our current tax due and assess temporary differences resulting from differing treatment of asset and liability amounts for tax and accounting purposes. The temporary differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheets. We recorded a full valuation allowance against our net deferred tax assets based upon our analysis of the timing and reversal of future taxable amounts and our history and future expectations of taxable income. Adjustments may be required by a change in assessment of our deferred tax assets and liabilities, changes due to audit adjustments by federal and state tax authorities, and changes in tax laws. To the extent adjustments are required in any given period, we will include the adjustments in the deferred tax assets and liabilities in our consolidated financial statements.

In general, a valuation allowance is recorded if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax asset will not be realized. Realization of our deferred tax assets depends upon our generating sufficient taxable income in future years in the appropriate tax jurisdiction. In addition, our ability to use the net operating loss carry forwards is likely to be severely limited under Section 382 of the Internal Revenue Code as a result of the ownership change we experienced upon closing the recapitalization transaction with A-III.

As of December 31, 2016 and 2015, deferred tax assets were provided a full valuation allowance as it is more likely than not that these deferred tax assets will not be realized.

Recent Accounting Pronouncements

Please refer to Note 2 – Summary of Significant Accounting Policies – Recent Accounting Pronouncements, in the notes to the consolidated financial statements included in this annual report for a discussion of recent accounting standards and pronouncements and the expected impact on our consolidated financial statements.

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Results of Operations

Comparison of the year ended December 31, 2016 to 2015

The following table highlights our operating results and should be read in conjunction with the consolidated financial statements and the accompanying notes included in this Form 10-K.

	Year Ended December 31,
	2016	2015	Change
Total Revenues	$—	$432	$(432)
Expenses:
Property, insurance and other expenses	13,639	37,715	(24,076)
Real estate taxes	17,604	71,651	(54,047)
Management fees, affiliate	391,065	389,111	1,954
Allocated salaries and other compensation, affiliate	533,814	500,000	33,814
Interest expense	—	416,047	(416,047)
General and administrative expenses	2,463,635	2,380,014	83,621
Depreciation expense	—	13,654	(13,654)
Total expenses	3,419,757	3,808,192	(388,435)
Other Income (Loss):
Gain on sale of assets	—	2,569,625	(2,569,625)
Impairment on real estate	—	(500,038)	500,038)
Net Loss	$(3,419,757)	$(1,738,173)	$(1,681,584)

Net loss increased by $1,681,584 for the year ended December 31, 2016 when compared to the year ended December 31, 2015. This increase in net loss was due to the fact that there were no property sales during the year ended December 31, 2016, but was partially offset by a decrease of $388,435 in expenses for the year ended December 31, 2016 and no impairment charge during the year ended December 31, 2016. We explain the major variances between the year ended December 2016 and 2015 below.

Property insurance and other expenses consisting of utilities, repairs and maintenance, marketing, property insurance, and other expenses decreased by $24,076 primarily resulting from the sale of all but one of the legacy properties in 2015.

Real estate taxes decreased by $54,047, primarily as a result of the sales of the North Springs Land, which closed on December 17, 2015, the Bradley Park Land, which closed on December 4, 2015, and the Northridge Land, which closed on June 30, 2015. Real estate taxes for the year ended December 31, 2016 were related to Highway 20 land, which was the only property held during the year.

Management fees, affiliate, increased by $1,954 as a result of a shorter period in 2015 offset by a reduction in the fee computation base attributable to the net loss recognized during the year ended December 31, 2016. The management agreement was entered into on January 30, 2015 and the base management fee is equal to 1.50% per annum of our equity, as defined in that agreement.

Allocated salaries and other compensation, affiliate, increased $33,814, primarily due to the reimbursements for the year ended December 31, 2016 being based on actual amounts compared to the year ended December 31, 2015 that was capped at $500,000, and that the management agreement became effective on January 30, 2015. Under the management agreement, we are required to reimburse our Manager for the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain dedicated officers and employees that the Manager elects to provide to us.

Interest expense decreased by $416,047, resulting from the repayment of all of our debt in 2015. There is no debt on the remaining legacy property.

General and administrative expenses increased by $83,621, primarily resulting from the professional fees associated with a potential transaction that we are no longer pursuing in the amount of $428,625, which the company determined it would no longer pursue as of September 30, 2016 and increase in audit and tax fees in 2016 due to change of our audit firm to a firm with higher fees. These increases were partially offset by a decrease in directors fees as a result of one-time payments paid to members of our Board in 2015 who resigned in connection with the A-III transaction, a decrease in related party consulting fees and reimbursements to the Robert Companies as a result of the termination of the related management agreement, legal fees and overall financial accounting outsourcing fees since in 2015 costs incurred were related to the restatements of our previously issued financial statements and the filing of amended tax returns.

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Depreciation expense decreased by $13,654, as a result of us fully depreciating all furniture, fixtures and equipment in 2015.

Gain on sale of assets decreased by $2,569,625 since there were no property sales during the year ended December 31, 2016. The gain on sale of assets for the year ended December 31, 2015 was associated with the sale of the Northridge Land, Bradley Park Land and North Springs Land.

Impairment loss for the year ended December 31, 2015 was related to our remaining legacy property, Highway 20. No additional write-down was necessary for this property for the year ended December 31, 2016.

Liquidity and Capital Resources

Overview

We require capital to fund our operating activities. Our capital sources include our cash balance of $16,638,702 and future proceeds from the sale of our remaining legacy property.

Short- and Long-Term Liquidity Outlook

Our operating revenues are not adequate to provide short-term (12 months) liquidity for the payment of all operating expenses. At December 31, 2016, we had a cash balance of $16,638,702. We are currently using our cash balance to meet our short-term liquidity requirements, including general and administrative expenses, and funding the carrying costs of our remaining land parcel. We have no mortgage debt at December 31, 2016 or 2015.

Our primary sources of funds for liquidity going forward will consist of proceeds from the sale of our one remaining legacy land parcel and our cash balance of $16,638,702. Our potential equity sources, depending on market conditions, consist of proceeds from capital market transactions (public and/or private) including the issuance of common, convertible and/or preferred equity securities.

We believe our existing sources of funds will be adequate for purposes of meeting our short-term liquidity needs. Our ability to meet our long-term liquidity and capital resource requirements is subject to obtaining additional debt and equity financing. Any decision by lenders and investors to enter into such transactions with us will depend upon a number of factors, such as our financial performance, compliance with the terms of our existing or future credit arrangements, industry or market trends, the general availability of and rates applicable to financing transactions, such lenders’ and investors’ resources and policies concerning the terms under which they make such capital commitments and the relative attractiveness of alternative investment or lending opportunities.

Cash flows

The following presents a summary of our consolidated statements of cash flows for the year ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
Cash flow (used in) provided by:
Operating activities	$(3,236,213)	$(3,499,061)
Investing activities	—	21,654,537
Financing activities	—	1,481,172
Net (decrease) increase in cash and cash equivalents	$(3,236,213)	$19,636,648

Year Ended December 31, 2016 Compared to December 31, 2015

Net cash used in operating activities decreased by $262,848, primarily due to a decrease in property related expenditures as a result of the sale of all but one of our legacy properties in 2015, partially offset by an increase in costs associated with pursuing potential transactions.

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Net cash provided by investing activities decreased by $21,654,537 due to the fact that there were no property sales during the year ended December 31, 2016. Net cash provided by investing activities for the year ended December 31, 2015 primarily resulted from the sale of the three legacy properties.

Net cash provided by financing activities decreased by $1,481,172 due to the fact that there were no capital contributions and there was no debt outstanding during the year ended December 31, 2016. Net cash provided by financing activities for the year ended December 31, 2015 resulted from the $12,000,000 cash proceeds attributable to the closing of the A-III transaction and the $2,000,000 cash proceeds from the Northridge land loan, which were offset by the repayments of $12,258,625 of our land loans.

Capitalization

Common Stock and Operating Partnership Units

As of December 31, 2016, we had 20,490,465 shares of common stock outstanding and 466,259 operating partnership units that could be exchanged for 767,959 shares of common stock, which are held by persons other than us.

Warrants

In connection with the A-III transaction, we issued warrants to purchase up to an additional 26,760,563 shares of our common stock at an exercise price of $1.42 per share to A-III ($38,000,000 in the aggregate). The exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of our four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants.

Restricted Stock

On October 12, 2015, based on the recommendation of our Compensation Committee of the Board, the Board approved restricted stock grants of 260,000 shares of common stock to our independent directors and certain of our officers which were issued on March 28, 2016. The restricted stock was awarded pursuant to our 2006 Restricted Stock Plan, as amended. Vesting of the awards for the independent directors and officers is subject to continued service through the vesting period. Each of our four independent directors was awarded 20,000 shares of restricted common stock, which vested on January 30, 2016. Certain of our officers were awarded an aggregate of 180,000 shares of restricted common stock, which vest in equal one-third installments. There were 60,000 shares, which vested on each of January 30, 2016 and October 12, 2016. The remaining 60,000 shares will vest on October 12, 2017.

Contractual Obligations and Commitments

The following table summarizes our future estimated cash payments due under existing contractual obligations as of December 31, 2016:

	Payments Due by Period
	Total	Less than One Year	1-3 Years	3-5 Years	Thereafter
Allocated salaries and other compensation, affiliates(1)	$1,787,879	$662,879	$1,080,000	$45,000	$—
Sublease of office space	8,177	8,177	—	—	—

Total	$1,796,056	$671,056	$1,080,000	$45,000	$—

(1) We are required to reimburse our manager for salaries and other compensation of certain dedicated officers and employees that the Manager elects to provide to us.

The table above only includes the allocated salaries and other compensation due under our Management Agreement and does not include the base management fee, incentive fee, property management fee, acquisition fee and disposition fee as such obligations, discussed below, do not have fixed and determinable payments. See Note 9 to the consolidated financial statements, included under Item 15 in this Form 10-K for a discussion with respect to our obligations pursuant to the management agreement.

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Management Agreement

In connection with the recapitalization transactions with A-III, on January 30, 2015, we entered into a management agreement with our Manager, which is a wholly-owned subsidiary of A-III, to among other things, provide for the day-to-day management of our company by the Manager, including investment activities and operations of our company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of our company and all of its subsidiaries in conformity with our investment guidelines and other policies that are approved and monitored by the Board.

For the services to be provided by the Manager, we are required to pay the Manager the following fees:

•	an annual base management fee equal to 1.50% of our Equity (as defined in the Management Agreement – see Note 9), calculated and payable quarterly in arrears in cash;

•	a property management fee equal to 4.0% of the gross rental receipts received by us or our subsidiaries’ properties, calculated and payable monthly in arrears in cash;

•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by us or any of our subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;

•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by us or any of our subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the agreement with certain exceptions (this disposition fee does not apply to the sale of the four legacy land parcels that we owned at January 30, 2015); and

•	an incentive fee (as described below) based on the our “Adjusted Net Income” (as defined in the Management Agreement – see Note 9) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined in Note 9), calculated and payable in arrears in cash on a rolling quarterly basis.

Effect of Floating Rate Debt

As of the filing date of this report, we have no outstanding indebtedness.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, special purpose entities or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intend to provide additional funding to any such entities.

Quarterly Dividends

We have not paid regular quarterly dividends since the third quarter of 2001, and we have no present plans to pay dividends or to resume paying regular quarterly dividends.

Inflation

Inflation in the United States has been relatively low in recent years and did not have a significant impact on our results of operations for the periods shown in the audited consolidated financial statements. Although the impact of inflation has been relatively insignificant in recent years, it does remain a factor in the United States economy and could increase the cost of acquiring, selling, replacing or leasing properties in the future.

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ITEM 7A.           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for smaller reporting companies.

ITEM 8.              FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are listed under Item 15(a) and are filed as part of this annual report on the pages indicated.

ITEM 9.             CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.           CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

The company’s management, with the participation of the company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon such evaluation, the company’s Chief Executive Officer and Chief Financial Officer concluded that its disclosure controls and procedures were effective, as of December 31, 2016, to provide assurance that the information that is required to be disclosed by the company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified by the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. Our internal control over financial reporting is a process designed, as defined in Rule 13a-15(f) under the Exchange Act, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As of the end of the period covered by this report, our management assessed the effectiveness of our internal control over financial reporting. Management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in the 2013 Internal Control - Integrated Framework (2013). As of December 31, 2016, our internal control over financial reporting was effective based on the criteria established in the Internal Control—Integrated Framework issued by COSO.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to the rules of the SEC that require the Company to include only management’s report in this annual report.

Changes in Internal Control

There were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the three months ended December 31, 2016 that have materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

ITEM 9B.           OTHER INFORMATION

None.

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PART III

ITEM 10.            DIRECTORS, EXECUTIVE OFFICERS and Corporate Governance

Directors and Executive Officers

The following table provides information about our directors and executive officers as of the date of this report. Each of our directors and executive officers, other than Charles S. Roberts, have held their respective positions with the company described below since the completion of our transaction with A-III in January of 2015.

Name	Age	Term as Director Expires	Position
Edward Gellert	50	2017	Chairman of the Board, Chief Executive Officer and President
Robert Gellert	46	—	Executive Vice President, Chief Operating Officer and Treasurer
Gregory I. Simon	50	—	Executive Vice President, General Counsel and Secretary
Mark E. Chertok	60	—	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Charles S. Roberts(1)	70	2017	Director
Bruce D. Frank	62	2019	Director
Robert C. Lieber	62	2017	Director
Robert L. Loverd	74	2019	Director
Robert G. Koen	70	2018	Director
Kyle A. Permut	54	2018	Director

(1) Mr. Roberts served as our Executive Vice President from January 30, 2015 to December 31, 2016. His Employment Agreement expired on December 31, 2016. Pursuant to the Extension of Governance and Voting Agreement, the parties agreed to nominate Mr. Roberts for re-election to the Board. Mr. Roberts was elected by the company’s shareholders at the annual meeting on December 14, 2016. Mr. Roberts has agreed to resign from the Board upon the first to occur of the following two events: (i) in the event he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock) and (ii) upon the expiration of the Governance and Voting Agreement on June 30, 2017.

Biographical Information

Edward Gellert. Mr. Gellert has approximately 25 years of real estate industry experience, including investment and portfolio management, the operation and development of real estate assets, lending, distressed investing and deal sourcing. Since 2004, Mr. Gellert has been responsible for directing the investment activities of the Avenue Real Estate Strategy, first as Portfolio Manager and then as Senior Portfolio Manager. During that time, Avenue has invested in hotel, residential, office, retail, and land assets throughout the United States. Prior to joining Avenue Capital Group in 2004, Mr. Gellert founded EDGE Partners LLC, and through its affiliates was a co-managing member of joint venture entities that developed, repositioned, and owned over 1.2 million square feet of properties. Before founding EDGE Partners LLC, Mr. Gellert sourced and arranged distressed debt and property acquisitions while associated with Argent Ventures and Amroc Investments. Prior to joining Amroc, Mr. Gellert served as an analyst and asset manager at BRT Realty Trust, a publicly-traded mortgage REIT. Mr. Gellert received a B.S.M. from the AB Freeman School of Business at Tulane University (1988). Mr. Edward Gellert is the brother of Mr. Robert Gellert, who serves as the company’s Executive Vice President, Chief Operating Officer, and Treasurer. Mr. Edward Gellert currently serves as our Chairman of the Board, Chief Executive Officer and President.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Gellert should serve as a director because of his extensive experience in the real estate industry in a variety of types of transactions, including real estate investments.

Robert Gellert. Mr. Gellert joined Avenue Capital Group in 2004, where he has served as a Portfolio Manager since 2007. Mr. Gellert is responsible for assisting with the direction of the investment activities of the Avenue Real Estate Strategy. Before joining Avenue Capital, Mr. Gellert was at EDGE Partners LLC, as well as The Carlton Group, Ltd. and Argent Ventures, where he directed the marketing, leasing, and sales operations of commercial and multifamily real estate, including real estate foreclosed by lenders and loan assets. Mr. Gellert received a B.S. in Economics from the State University of New York at Albany in 1992. Mr. Robert Gellert is the brother of Mr. Edward Gellert.

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Gregory I. Simon. Mr. Simon joined Avenue Capital Group in February 2014 as a Senior Vice President of the Avenue Real Estate Strategy. Before joining Avenue, Mr. Simon was a Senior Vice President at Glenmont Capital Management LLC, an institutionally backed manager of closed-end opportunistic real estate funds, where he was responsible for overseeing Glenmont’s asset management and legal activities from May 2007 through February 2014. Prior to that, he was Counsel in the real estate department of Herrick Feinstein LLP and, prior to that, was Counsel in the real estate department of Hogan & Hartson LLP and an associate at a predecessor firm. Mr. Simon received a B.A. from Emory University (1988) and a J.D. from Illinois Institute of Technology Chicago-Kent College of Law (1992).

Mark E. Chertok. Mr. Chertok is a senior managing director of FTI, in the Real Estate Solutions practice, where he has directed the Financial Outsourcing group since 2008. Mr. Chertok has over 35 years of experience in the real estate and real estate finance industry. From January 2007 through August 2008 Mr. Chertok was an independent financial consultant. Previously, Mr. Chertok was the executive vice president and chief financial officer at The El-Ad Group Ltd, a fully-integrated real estate company that acquires, redevelops, converts, develops, and owns primarily residential properties for sale or rent in urban, high-density markets in the United States and Canada. Prior to El-Ad, Mr. Chertok was chief financial officer of NorthStar Realty Finance Corp. (NYSE: NRF), a mortgage real estate investment trust and NorthStar Capital Investment Corp. At Northstar, Mr. Chertok was instrumental in taking NRF public in 2004. Prior to Northstar, Mr. Chertok was chief financial officer and a principal of Emmes and Company LLC, an opportunistic real estate investment company specializing in acquiring under-performing real estate and ‘hard money’ lending. Mr. Chertok has extensive experience working-out complex defaulted real estate loans. Previously, Mr. Chertok was with two public accounting firms, as a partner at Margolin, Winer & Evens LLP and as a principal at Laventhol & Horwath and was involved in all aspects of client service including accounting, tax and management advisory services, with a specialization in providing services to the real estate industry.

Robert C. Lieber. Mr. Lieber joined Island Capital Group in July 2010 as an Executive Managing Director, and subsequently became an Executive Managing Director and member of the executive management committee of C-III Capital Partners LLC, which was sponsored by Island Capital, in August 2010. In May 2016, Mr. Lieber became CEO of Resource Capital Corp. and joined the Board of Trustees of Resource Innovation Office REIT, Inc. Prior to that, Mr. Lieber served under New York City Mayor Michael R. Bloomberg as President of the Economic Development Corp. beginning in January 2007 and Deputy Mayor beginning in January 2008. Mr. Lieber entered the public sector upon retiring from Lehman Brothers after 23 years, serving most recently as a Managing Director in Lehman’s Real Estate Private Equity Fund and before that as the Global Head of Real Estate Investment Banking. He currently serves as Independent Director of Tutor Perini Corporation, a construction company whose shares are listed on the NYSE, and he also serves as a Board member and Secretary of the Board as well as a Trustee for the Urban Land Institute. He also serves on the executive committee and was previously the Chairman of the Zell-Lurie Real Estate Center at the Wharton School, University of Pennsylvania. Mr. Lieber holds a Bachelor of Arts degree from the University of Colorado and a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Lieber should serve as a director because of his decades of real estate experience, his expertise in real estate finance, his deep relationships in the real estate business, and his experience in serving as a director of a public company whose shares are listed on the NYSE.

Charles S. Roberts. Mr. Roberts served as our Chairman of the Board, Chief Executive Officer, and President since he founded the company in 1994. On January 30, 2015, upon the closing of our recapitalization transaction with A-III, Mr. Roberts resigned from his positions with the company and was immediately re-appointed as an Executive Vice President and a director. Mr. Roberts’s employment as Executive Vice President continued through December 31, 2016 but he continues to serve as a director. Mr. Roberts owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of, Roberts Properties, Inc. (“Roberts Properties”), Roberts Properties Management, LLC, Roberts Capital Partners, LLC and Roberts Properties Construction, Inc., (“Roberts Construction,” collectively, “Roberts Companies”), which develop, construct, and manage multifamily apartment communities. Mr. Roberts has been a national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. On a regional level, Roberts Properties has been awarded 21 prestigious Aurora Awards by the Southeast Builders Conference; including eight times for the best rental apartment community. Roberts Properties has also been awarded the coveted Golden Aurora Award for best overall development in the Southeast. On a national level, Roberts Properties Management, LLC was recognized as the Property Management company of the Year by the National Association of Home Builders, and Roberts Properties has twice been awarded the prestigious Pillars of the Industry Award from the National Association of Home Builders for the best upscale apartment community.

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The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Roberts should serve as a director because of his experience as our former Chief Executive Officer since he founded the company in 1994 until the closing of the recapitalization transaction with A-III. He is one of our largest shareholders and he has more than 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily apartment communities.

Bruce D. Frank. Mr. Frank has more than 35 years of experience providing assurance services to prominent public and private owners, investors and developers, both domestically and globally, on a wide range of real estate holding types, including office and apartment buildings, shopping centers, hotels, resorts, industrial, warehouse and other commercial properties. Mr. Frank served at Ernst & Young LLP from 1997 to 2014 and most recently worked as a Senior Partner within the assurance line of Ernst & Young’s real estate practice. Prior to Ernst & Young, Mr. Frank was at KPMG LLP for 17 years. His extensive experience has included working on initial public offerings and assisting acquirers in consummating acquisition transactions. He serves on the Real Estate Advisory Board of the New York University Schack Institute of Real Estate and is an active member of the National Association of Real Estate Investment Trusts. In February 2015, Mr. Frank was elected as an independent director of the Board of Directors of Landsea Holdings Corp. and was appointed chair of its Audit Committee and a member of its Compensation Committee and Investment Committee. From July 2014 until February 2017, Mr. Frank served as an independent director of the Board of Directors of VEREIT, Inc. and chair of its Audit Committee and a member of the Compensation Committee. Mr. Frank also provides real estate services as an independent consultant. Mr. Frank received a Bachelor of Science degree in Accounting from Bentley College, is a member of the American Institute of Certified Public Accountants and is a Certified Public Accountant in the State of New York.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Frank should serve as a director because of his experience as a certified public accountant with a “Big Four” accounting firm with a focus on the real estate business, including advising real estate companies seeking to access the public securities markets. The committee also took into account that Mr. Frank is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards, that his financial expertise qualifies him to serve on our Audit Committee, and that he is an “audit committee financial expert.”

Robert L. Loverd. Mr. Loverd was a managing trustee (independent trustee), Chairman of the Board and chairman of the Board’s Compensation Committee and a member of the Board’s Nominating and Corporate Governance and Audit Committees, of Centerline Holding Company. Mr. Loverd served in these capacities while Centerline was a publicly listed company until Centerline completed a “going private” transaction and de-registered on March 15, 2013. Mr. Loverd is the former Group Chief Financial Officer and a founding partner of MC European Capital (Holdings), a London investment banking and securities firm, which was established in 1995 and substantially sold in 2000. From 1979 to 1994, Mr. Loverd held various positions in New York and London in the Investment Banking Departments of Credit Suisse and First Boston. Prior to that, Mr. Loverd was a shareholder in the International Investment Banking Department of Kidder, Peabody & Co. Incorporated. Mr. Loverd is a member of the Board of Directors of Harbus Investors, a privately owned investment vehicle. Mr. Loverd has been nominated to become a member of the SoulCycle Inc. board of directors upon the closing of its initial public offering. Mr. Loverd received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration degree from Harvard Business School.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Loverd should serve as a director because of his experience as an investment banker and chief financial officer and his prior service on the board of a public real estate company. The committee also took into account that Mr. Loverd is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our Audit Committee.

Robert G. Koen. Mr. Koen is a senior partner and head of the New York Real Estate practice of Mayer Brown, a global law firm, where he has worked for the last five years. Prior to that time, Mr. Koen was a partner at DLA Piper LLP, a global law firm, where he served as co-head of the New York real estate practice from 2005 to 2010. At Mayer Brown, Mr. Koen focuses on commercial real estate, with a concentration in real estate acquisitions, finance, and complex restructurings for both lender and borrower entities. His extensive experience includes the negotiation, structuring and documentation of acquisitions, dispositions, and co-investment transactions; the structuring of real estate joint ventures and partnerships; commercial lending, including conventional loan transactions; construction lending; preferred equity investments; mezzanine financings; REIT-related transactions (including formation merger and acquisition transactions); hotel acquisition and development; commercial project development (including land and negotiation of construction and development agreements); and real estate loan and investment workouts, as well as restructurings. Mr. Koen holds a Bachelor of Arts degree from the University of Wisconsin and a Juris Doctor degree from Georgetown Law School.

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The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Koen should serve as a director because of his extensive legal expertise in advising developers, lenders, borrowers, and other participants in the commercial real estate industry. The committee also took into account that Mr. Koen is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our Audit Committee.

Kyle A. Permut. Mr. Permut served as a Consultant for Arbor Realty Trust, Inc. from January 2012 to January 2013. From August 2005 until January 2012, he served as a member of the Board of Directors of Arbor Realty Trust, Inc. and as a member of its Compensation Committee. From November 1997 until March 2005, he served as a managing director at Canadian Imperial Bank of Commerce (CIBC), the largest bank in Canada and one of the 10 largest in North America. In this position, he was head of CIBC World Markets Debt Capital Markets Group in the United States. He was a member of the firm’s USA Management Committee, its executive board and the Debt Capital Markets Management Committee. Mr. Permut retired from CIBC in 2005. Mr. Permut holds a Bachelor of Arts degree from Cornell University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Permut should serve as a director because of his high level banking experience with a large commercial bank and his prior service on the board of a public REIT. The committee also took into account that Mr. Permut is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers, and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2016 and 2015, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Code of Business Conduct and Ethics

The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found on our website at www.acrerealtyinvestors.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with applicable SEC rules and applicable standards of the NYSE MKT.

Board Meetings

The Board meets regularly to review significant developments affecting us and to act on matters requiring its approval. The Board in place during 2016 held 7 meetings. No director, during his period of service in 2016, attended fewer than 75% of the total number of meetings of the Board and committees on which he served. All of the directors serving on our Board attended the 2016 annual meeting of shareholders.

Audit Committee

The current members of the Audit Committee are Mr. Frank (Chairman), Mr. Loverd and Mr. Koen. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE MKT and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the NYSE MKT and the rules and regulations of the SEC. Our Board has determined that Mr. Frank is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.

The current Audit Committee held 4 meetings in 2016. The primary purpose of the Audit Committee is to assist our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the company’s financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information we provide; (ii) the performance of the internal audit services function; (iii) the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and (v) the evaluation of risk assessment and risk management policies.

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The Audit Committee is responsible for reviewing any transactions that involve potential conflicts of interest, including any potential conflicts involving executive officers, directors and their immediate family members. See “Code of Business Conduct and Ethics.”

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Koen (Chairman), Mr. Permut and Mr. Loverd. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE MKT.

The Nominating and Corporate Governance Committee held one meeting in 2016. The primary purpose of the Nominating and Corporate Governance Committee is to assist our Board by: (i) identifying individuals qualified to become members of our Board, consistent with any guidelines and criteria approved by our Board; (ii) considering and recommending director nominees for our Board to select in connection with each annual meeting of shareholders; (iii) considering and recommending nominees for election to fill any vacancies on our Board and to address related matters; (iv) developing and recommending to our Board corporate governance guidelines applicable to us; (v) overseeing an annual evaluation of our Board’s and management’s performance; and (vi) providing counsel to our Board with respect to the organization, function and composition of our Board and its committees.

Compensation Committee

The members of the Compensation Committee are Mr. Permut (Chairman), Mr. Frank and Mr. Loverd. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE MKT. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The current Compensation Committee held three meetings in 2016. The primary purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to the management agreement with our Manager and the compensation of our Manager, directors and executive officers and administration of our compensation plans, policies and programs. The Compensation Committee has overall responsibility for evaluating and recommending changes to the compensation plans, our policies and programs and approving and recommending to our Board for its approval awards under our equity and compensation plans.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. A current copy of the Corporate Governance Guidelines can be found on our website at www.acrerealtyinvestors.com.

Determination of Director Independence

We have established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Our Audit Committee is currently composed of Mr. Frank (Chairman), Mr. Loverd, and Mr. Koen. Our Board has determined that each member of the Audit Committee is “independent” under SEC Rule 10A-3 and Section 803A of the NYSE MKT exchange listing standards. Our compensation committee is currently composed of Mr. Permut (Chairman), Mr. Frank, and Mr. Loverd. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act. Our Nominating and Corporate Governance Committee is currently composed of Mr. Koen (Chairman), Mr. Permut and Mr. Loverd. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE MKT.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.acrerealtyinvestors.com and these documents are available in print to any Shareholder upon request by writing to ACRE Realty Investors Inc. c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, NY 10022, Attention: Corporate Secretary. Information at or connected to our website is not and should not be considered a part of this annual report.

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Governance and Voting Agreement

In connection with our recapitalization transactions with A-III, on January 30, 2015, the company, A-III, and Mr. Roberts entered into a Governance and Voting Agreement, that provided for the composition of the new Board immediately following the closing of the transactions contemplated by the Stock Purchase Agreement and certain other related matters. Under the terms of the Governance and Voting Agreement, the new Board is composed of a total of seven directors, including two directors designated by A-III, four new independent directors designated by A-III satisfying the independence requirements of the applicable listing standards and SEC rules, and Mr. Roberts, who will serve on the new Board until the first anniversary of the closing of the transaction with A-III. A-III will maintain its rights to designate two directors and to nominate four independent directors only if A-III and its members, and their respective affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of common stock initially acquired at the closing of the recapitalization transaction. One of the two A-III designees is Chairman of the Board.

Under the terms of the Governance and Voting Agreement, the company and A-III agreed to nominate Mr. Roberts for re-election to the Board at any meeting of the shareholders of the company held after the closing of the recapitalization transaction and before the first anniversary of the closing date to consider a vote on the election of directors of the class in which Mr. Roberts serves (or, to the extent the company has de-classified the Board, which the parties acknowledge is the company’s intent, to consider a vote on the election of all directors), and not to take any action that is designed to interfere with his election or re-election to the Board during such one-year period. Mr. Roberts agreed to resign from the Board immediately upon the first to occur of the following two events: (a) if he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock) and (b) the first anniversary of the closing date of the recapitalization transaction.

From and after the closing of the recapitalization transaction, A-III and Mr. Roberts agreed to vote in favor of the election or re-election, as the case may be, of the directors designated by the parties under the Governance and Voting Agreement. A-III’s voting obligations with respect to the election of Mr. Roberts as a director will only apply while Mr. Roberts has the right to be nominated for election as a director, and Mr. Roberts’ obligations with respect to the election of the two A-III designees and the four independent directors will terminate upon the first to occur of the termination of Mr. Roberts’ right to be nominated for election as a director and Mr. Roberts’ resignation from the Board.

Mr. Roberts agrees to vote all shares of the company’s capital stock beneficially owned by him and entitled to vote in favor of any resolution or proposal approved by a majority of the independent directors and recommended by the board for approval by shareholders of the company, provided that his voting obligations will expire upon the first to occur of the termination of his right to be nominated for election as a director and his resignation from the board. Those matters may include any of the following matters, which the company and A-III have stated that they intend to effectuate as soon as is practicable after the closing:

•	any proposal to reincorporate the company as a Maryland corporation, whether through an affiliated merger or otherwise;

•	any proposal to de-classify the Board;

•	any proposal to effectuate a reverse split of the common stock;

•	any proposal to amend the company’s articles of incorporation or bylaws to waive the application of the corporate opportunity doctrine to the two A-III designees with respect to investment opportunities identified by them or their affiliates for the benefit of the other investment funds and accounts managed by them or their affiliates; and

•	any proposal to adopt amended or restated articles of incorporation in furtherance of any of the foregoing matters that requires such an amendment or restatement.
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Under the terms of the Governance and Voting Agreement, so long as A-III and its members, and their respective affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of common stock initially acquired at the closing (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock), Mr. Roberts will maintain beneficial ownership of a sufficient number of shares of common stock that will allow A-III and Mr. Roberts to collectively maintain beneficial ownership of a majority of the shares of common stock outstanding upon the completion of the closing; provided, however, that Mr. Roberts’ obligations in this regard will expire upon the first to occur of the termination of his right to be nominated for election as a director and his resignation from the Board. In no event will Mr. Roberts be required to purchase additional shares of common stock.

Employment Agreement

At the closing of the transactions with A-III on January 30, 2015, the company and Mr. Roberts entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Roberts was engaged to serve as an Executive Vice President for a term of one year from the date of the agreement, or until the sale of all four of the land parcels then owned by the company is completed, if earlier. Under the Employment Agreement, Mr. Roberts was responsible for the marketing process for these properties. The company paid Mr. Roberts an annual salary of $250,000. Under the Employment Agreement, Mr. Roberts was not eligible for a bonus, nor did he receive a severance payment.

Extension Agreement Extending Term of Governance and Voting Agreement and Employment Agreement

On February 1, 2016, the company, A-III and Mr. Roberts, entered into an agreement (the “First Extension Agreement”), effective as of January 28, 2016, extending the terms of the Employment Agreement and the Governance and Voting Agreement, each dated as of January 30, 2015. On June 15, 2016, the Company, A-III and Mr. Roberts, entered into an amendment to the First Extension Agreement (the “Second Extension Agreement”), effective as of June 15, 2016, further extending the terms of the Employment Agreement and the Governance and Voting Agreement. As a result of these amendments, the parties agreed to extend the expiration of the term of each of the Employment Agreement and the Governance and Voting Agreement from June 30, 2016, the first extension date, to December 31, 2016. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Employment Agreement and the Governance and Voting Agreement continued in full force and effect until December 31, 2016. On December 31, 2016, the Employment Agreement expired and Mr. Roberts ceased to be an officer or employee of our company.

On October 10, 2016, the Company, A-III and Mr. Roberts, entered into an agreement (the “Extension of Governance and Voting Agreement”), effective as of October 10, 2016, further extending the term of the Governance and Voting Agreement, but not the Employment Agreement. As a result of the Extension of Governance and Voting Agreement, the parties agreed to extend the expiration of the term of the Governance and Voting Agreement from December 31, 2016 to June 30, 2017. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Governance and Voting Agreement shall continue in full force and effect until June 30, 2017, unless the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof. Pursuant to the Extension of Governance and Voting Agreement, the parties agreed to nominate Mr. Roberts for re-election to the Board. Mr. Roberts was duly elected by the Company’s shareholders at the annual meeting on December 14, 2016. Mr. Roberts has agreed to resign from the Board immediately upon the first to occur of the following two events: (a) if he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock) and (b) upon the expiration of the Governance and Voting Agreement on June 30, 2017.

Management Agreement

In connection with our recapitalization transactions with A-III, on January 30, 2015, our company, our operating partnership, and the Manager entered into a management agreement (the “Management Agreement”), among other things, to provide for the day-to-day management of our company by the Manager, including investment activities and operations of our company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the company and all of its subsidiaries in conformity with our company’s investment guidelines and other policies that are approved and monitored by our Board. These investment guidelines and other policies may be modified and supplemented from time to time pursuant to approval by a majority of the entire Board (which must include a majority of the independent directors) and the Manager’s investment committee.

The Manager maintains an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, provide a management team along with appropriate support personnel for the Manager to deliver the management services to us. Under the terms of the Management Agreement, among other things, the Manager must refrain from any action that, in its reasonable judgment made in good faith, is not in compliance with the investment guidelines and would, when applicable, adversely affect the qualification of our company as a REIT. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by us or the Manager in accordance with its terms.

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For the services to be provided by the Manager, our company is required to pay the Manager the following fees:

•	an annual base management fee equal to 1.50% of our company’s “Equity” (as defined below), calculated and payable quarterly in arrears in cash;

•	a property management fee equal to 4.0% of the gross rental receipts received each month at our company’s and its subsidiaries’ properties, calculated and payable monthly in arrears in cash;

•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by our company or any of its subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;

•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by our company or any of its subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the Management Agreement with certain exceptions (this disposition fee will not apply to the sale of the four legacy land parcels); and

•	an incentive fee (as described below) based on our company’s “Adjusted Net Income” (as defined below) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined below), calculated and payable in arrears in cash on a rolling quarterly basis.

For purposes of calculating the base management fee, “Equity” means (a) the sum of (1) the net proceeds from all issuances of our company’s common stock and OP Units (without double counting) and other equity securities on and after the closing, which will include the common stock issued to A-III in the recapitalization transaction (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) and any issuances of common stock or OP Units in exchange for property investments and other investments by our company, plus (2) the product of (x) the sum of (i) the number of shares of common stock issued and outstanding immediately before the closing and (ii) the number of shares of common stock for which the number of OP Units issued and outstanding immediately before the date of the closing (excluding any OP Units held by our company) may be redeemed in accordance with the terms of the agreement of limited partnership of our operating partnership and (y) the purchase price per share paid by A-III for the shares of common stock we issued to A-III in the recapitalization transaction, as the purchase price per share may be subsequently adjusted as described above, plus (3) the retained earnings of our company and the operating partnership (without double counting) calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), minus (b) any amount in cash that our company or the operating partnership has paid to repurchase common stock, OP Units, or other equity securities of our company as of the closing date of the recapitalization transaction. Equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between the Manager and our company’s independent directors and approval by a majority of the independent directors and (3) our company’s accumulated deficit as of the closing date of the recapitalization transaction.

For purposes of the Management Agreement, “Incentive Fee” means an incentive fee, calculated and payable after each fiscal quarter, in an amount equal to the excess, if any, of (i) the product of (A) 20% and (B) the excess, if any, of (1) the company’s Adjusted Net Income (described below) for such fiscal quarter and the immediately preceding three fiscal quarters over (2) the Hurdle Amount (described below) for such four fiscal quarters, less (ii) the sum of the Incentive Fees already paid or payable for each of the three fiscal quarters preceding that fiscal quarter. Any adjustment to the Incentive Fee calculation proposed by the Manager will be subject to the approval of a majority of the independent directors.

For purposes of calculating the Incentive Fee, “Adjusted Net Income” for the preceding four fiscal quarters means the net income calculated in accordance with GAAP after all base management fees but before any acquisition expenses, expensed costs related to equity issuances, incentive fees, depreciation and amortization and any non-cash equity compensation expenses for such period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as other non-cash charges after discussion between the Manager and our independent directors and approval by a majority of the independent directors in the case of non-cash charges. Adjusted Net Income includes net realized gains and losses, including realized gains and losses resulting from dispositions of properties and other investments during the applicable measurement period.

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For purposes of calculating the Incentive Fee, the “Hurdle Amount” is, with respect to any four fiscal quarter period, the product of (i) 7% and (ii) the weighted average gross proceeds per share of all issuances of common stock and OP Units (excluding issuances of common stock and OP Units, or their equivalents, as equity incentive awards), with each such issuance weighted by both the number of shares of common stock and OP Units issued in such issuance and the number of days that such issued shares of common stock and OP Units were outstanding during such four fiscal quarter period.

The first Incentive Fee calculation will not occur until after completion of the 2015 fiscal year. The Incentive Fee will be prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

The Manager is also entitled to receive a termination fee from our company under certain circumstances equal to four times the sum of (x) the average annual base management fee, (y) the average annual incentive fee, and (y) the average annual acquisition fees and disposition fees, in each case earned by the Manager in the most recently completed eight calendar quarters immediately preceding the termination.

Additionally, the company will be responsible for paying all of its own operating expenses and the Manager is responsible for paying its own expenses, except that we are required to pay or reimburse certain expenses incurred by the Manager and its affiliates in connection with the performance of the Manager’s obligations under the Management Agreement, including:

•	reasonable out of pocket expenses incurred by personnel of the Manager for travel on our company’s behalf;

•	the portion of any costs and expenses incurred by the Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to our company in accordance with the expense allocation policies of the Manager or such affiliates;

•	all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business, including errors and omissions insurance covering activities of the Manager and its affiliates and any of their employees relating to the performance of the Manager’s duties and obligations under the Management Agreement or of its affiliates under the administrative services agreement between the Manager and A-III, other than insurance premiums incurred by the Manager for employer liability insurance;

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for our company and separate from offices of the Manager;

•	the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain Dedicated Employees (as hereafter defined) that the Manager elects to provide to our company pursuant to the Management Agreement; provided that (A) if any such Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to our company and its business, our company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such Dedicated Employees based on the percentage of such employee’s working time and efforts spent on matters related to our company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees shall be subject to the approval of the Compensation Committee of our Board and, if required by the Board, of the Board and (C) during the one-year period following the date of the Management Agreement, the aggregate amount of cash compensation paid to Dedicated Employees of the Manager and its affiliates by our company, or reimbursed by our company to the Manager in respect thereof, will not exceed $500,000; and

•	any equity-based compensation that our company, upon the approval of the Board or the Compensation Committee of the Board, elects to pay to any director, officer or employee of our company or the Manager or any of the Manager’s affiliates who provides services to our company or any of its subsidiaries.

Other than as expressly provided above, our company will not be required to pay any portion of the rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates. In particular, the Manager is not entitled to be reimbursed for wages, salaries and benefits of its officers and employees, other than as described above.

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Subject to any required Board approval, the Manager may retain, for and on behalf, and at the sole cost and expense, of our company, such services of non-affiliate third party accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, contractors, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of our company. In lieu of retaining non-affiliate outside service providers as described in the preceding sentence, the Manager may retain, on behalf of and at the cost and expense of our company, affiliates of the Manager, or to direct officers or employees of the Manager or its affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of our company and its properties and other investments, provided that the amounts paid by our company for such services do not exceed the fees and expenses that a commercially reasonable third party service provider would have charged for such services. If the Manager proposes to retain any affiliate of the Manager, or to direct officers or employees of the Manager or its affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of our company and its properties and other investments pursuant to the preceding sentence, then such arrangement will be subject to the prior approval of a majority of our independent directors.

For the year ended December 31, 2016, the Company incurred a base management fee of $391,065 and $533,814 to reimburse the Manager for Dedicated Employees who are employees of affiliates of A-III and for fees paid by the Manager to FTI for the services of Mark E. Chertok, our Chief Financial Officer. At December 31, 2016 the unpaid portion of the base management fee and the reimbursable expenses was $216,991.

ITEM 11.            EXECUTIVE COMPENSATION

Compensation of Executive Officers

Executive Compensation since Completion of the A-III Recapitalization Transaction on January 30, 2015

Concurrent with the closing of our transaction with A-III on January 30, 2015, we became an externally-managed company. As an externally-managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager or its affiliates, to our executive officers or other employees, other than (i) the compensation payable by us to Mr. Charles S. Roberts (who is not an employee of our Manager but was an employee of the company through December 31, 2016) pursuant to the Employment Agreement we entered into with him on January 30, 2015, which expired on December 31, 2016 and (ii) the costs of the wages, salaries, and benefits incurred by the Manager with respect to any dedicated or partially dedicated chief financial officer, chief operating officer, controller, investor relations professional or internal legal counsel (“Dedicated Employees”) if the Manager elects to provide any such employee to our company pursuant to the Management Agreement; provided that (A) if any such Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to our company and its business, our company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such partially Dedicated Employee based on the percentage of such employee’s working time and efforts spent on matters related to our company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees will be subject to the approval of the Compensation Committee of our Board and, if required by the Board, of the Board and (C) during the one-year period following the date of the Management Agreement, our company was not required to reimburse more than $500,000 of total cash compensation paid to Dedicated Employees.

The Compensation Committee of our Board determined, with our Manager’s consent, to apply the $500,000 limit on this reimbursement to the 2015 fiscal year, but no such limit was applied to 2016 or will be applied to subsequent years. For the year ended December 31, 2016, we incurred an aggregate of $533,814 of expenses to reimburse the Manager for Dedicated Employees who are employees of affiliates of A-III and for fees paid by the Manager to FTI for the services of Mark E. Chertok, our Chief Financial Officer.

Executive Compensation for the 2016 and 2015 Fiscal Years

During the year ended December 31, 2016, our executive officers were Edward Gellert, Chief Executive Officer, President and Chairman of the Board; Robert Gellert, Executive Vice President, Chief Operating Officer and Treasurer; Mark E. Chertok, Chief Financial Officer; Gregory I. Simon, Executive Vice President, General Counsel and Secretary; and Charles S. Roberts, Executive Vice President.

Prior to January 30, 2015, Mr. Roberts served as our Chief Executive Officer, President and Chairman of the Board. In addition, Mr. Anthony Shurtz served as our Chief Financial Officer, Treasurer and Secretary in 2014 and through January 30, 2015. Mr. Roberts was our only executive officer in 2015 and 2016 that had an employment agreement.

As stated above, for the year ended December 31, 2016, we did not pay any cash compensation to any of our executive officers other than Mr. Roberts, whose Employment Agreement expired on December 31, 2016, and the $533,814 reimbursement described above. For the period from January 1, 2015 through December 31, 2015, we only paid cash compensation to Mr. Roberts and for the period from January 1, 2015 through January 30, 2015, we paid cash compensation to Mr. Shurtz.

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Summary Compensation Table for 2016 and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock ($)	Total ($)
Charles S. Roberts, Executive Vice President and	2016	$250,000	$—	$—	$250,000
Former Chief Executive Officer, President and Chairman of the Board(1)	2015	248,205	—	—	248,205
Anthony Shurtz, Former Chief Financial Officer,	2016	—	—	—	—
Treasurer and Secretary(2)	2015	11,775	70,000	—	81,775
Edward Gellert, Chief Executive Officer	2016	—	—	—	—
President and Chairman of the Board	2015	—	—	127,000	127,000
Robert Gellert, Executive Vice President, Chief	2016	—	—	—	—
Operating Officer and Treasurer	2015	—	—	50,800	50,800
Gregory I. Simon, Executive Vice President	2016	—	—	—	—
General Counsel and Secretary	2015	—	—	38,100	38,100
Mark E. Chertok, Chief Financial Officer(3)	2016	—	—	—	—
	2015	—	—	—	—

(1) Mr. Roberts served as Chief Executive Officer, President and Chairman of the Board prior to January 30, 2015, and as our Executive Vice President from January 30, 2015 to December 31, 2016. His Employment Agreement expired on December 31, 2016.

(2) Mr. Shurtz served as our Chief Financial Officer, Treasurer and Secretary prior to January 30, 2015. His employment was terminated on January 30, 2015.

(3) Mr. Chertok is an employee of FTI.

Compensation of Directors

The following table summarizes the compensation we paid to our independent directors in 2016. On April 6, 2015, the Compensation Committee as constituted following the closing of our transaction with A-III approved new compensation arrangements for the independent members of our board of directors and board committees which became effective retroactively to January 30, 2015 (the “Director Compensation Plan”). Under the Director Compensation Plan, directors are entitled to receive cash or equity-based compensation, as described below:

1.	All directors are to be reimbursed for their out of pocket expenses for attendance at Board meetings and committee meetings.
2.	Annual fee for independent directors - $40,000
3.	Annual fee for Chair of Audit Committee - $20,000
4.	Annual fee for Chair of Compensation Committee - $7,500
5.	Annual fee for Chair of Nominating and Corporate Governance Committee - $7,500
6.	Independent directors shall receive the following fees per meeting:
	a.	Board meetings - $2,000
	b.	Committee meetings - $1,000 (unless in conjunction with in person Board meeting)
	c.	Teleconference Board and Committee meetings - $1,000
7.	Equity or equity-linked awards may be issued in lieu of paying these fees in cash.

 Director Compensation for 2016

Name	Fees Earned or Paid in Cash ($)	Restricted Stock ($)	Total ($)
Bruce D. Frank(1)	$76,000	$—	$76,000
Kyle A. Permut(1)	59,855	—	59,855
Robert L. Loverd(1)	57,000	—	57,000
Robert G. Koen(1)	60,500	—	60,500

(1) Appointed on January 30, 2015 in connection with the A-III transaction.

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During 2016, we paid our independent directors an annual fee of $40,000 for attendance, in person or by telephone, at meetings of the Board and its committees. We paid additional compensation of $20,000 to Mr. Frank for serving as the chairman of the Audit Committee, $7,500 to Mr. Koen for serving as the chairman of the Nominating and Corporate Governance Committee, and $7,500 to Mr. Permut for serving as the chairman of the Compensation Committee. In addition, we paid our independent directors $2,000 and $1,000 per in-person or telephonic board meeting, respectively. We also paid our independent directors $1,000 per committee meeting, unless the meeting is in conjunction with an in-person board meeting. We also reimburse our directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on our behalf. These reimbursements are not reflected in the table above.

Equity Compensation Plan Information

On October 12, 2015, based on the recommendation of our Compensation Committee of the Board, the Board approved restricted stock grants of an aggregate of 260,000 shares of common stock to our independent directors and certain of our officers. The restricted stock grants were awarded pursuant to our 2006 Restricted Stock Plan, as amended (the “Plan”). The Plan provides for the grant of stock awards to our employees, directors, consultants and advisors. The maximum number of shares of restricted stock that may be granted to any one individual during the term of the Plan may not exceed 20% of the aggregate number of shares of restricted stock that may be issued under the Plan. Under the Plan as amended on January 27, 2009, we could grant up to 654,000 shares of restricted common stock under the Plan, subject to the anti-dilution provisions of the Plan. The vesting of the awards for the independent directors and officers is subject to continued service through each of the vesting periods. Each of our four independent directors was awarded 20,000 shares of restricted common stock, which vested on January 30, 2016. Certain of our officers were awarded an aggregate of 180,000 shares of restricted common stock, which vest in equal one-third installments. There were 60,000 shares, which vested on each of January 30, 2016 and October 12, 2016. The remaining 60,000 shares will vest on October 12, 2017. The Plan expired on August 21, 2016.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of shares or units of stock that have not vested(#)	Market value of shares of units of stock that have not vested ($)(1)
Edward Gellert	33,333	$42,333
Robert Gellert	13,333	$16,933
Gregory I. Simon	10,000	$12,700

(1) Market value is based on the closing price of the Company’s common stock on the grant date October 12, 2015 of $1.27.

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ITEM 12.            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Ownership of Common Stock

The table below describes the beneficial ownership of shares of our common stock as of December 31, 2016 for:

•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each director and each named executive officer; and
•	our directors and executive officers as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Total	Percent of Class(1)
5% Shareholders:
A-III Investment Partners LLC (2)	35,211,267	35,211,267	74.52%
Charles S. Roberts(3)	4,282,634	4,282,634	20.90%
Directors and Named Executive Officers:
Edward Gellert(4)	100,000	100,000	*
Robert Gellert(4)	40,000	40,000	*
Gregory I. Simon(4)	30,000	30,000	*
Mark E. Chertok	—	—	*
Robert C. Lieber	—	—	*
Bruce D. Frank(5)	20,000	20,000	*
Robert L. Loverd (5)	20,000	20,000	*
Robert G. Koen(5)	20,000	20,000	*
Kyle A. Permut(5)	20,000	20,000	*
Charles S. Roberts(3)	4,282,634	4,282,634	20.90%
All directors and executive officers as a group: (10 persons)	4,532,634	4,532,634	22.12%

* Less than 1%.

(1)	The total number of shares outstanding used in calculating this percentage is 20,490,465, which is the number of shares deemed outstanding at December 31, 2016, except for calculating the percent of class of A-III Investment Partners LLC. The total number of shares used in calculating that percentage is 47,251,028 which is the sum of (a) 20,490,465, the number of shares deemed outstanding, for the purposes of this calculation as of December 31, 2016, plus (b) 26,760,563, the number of shares issuable upon exercise of warrants owned by A-III Investment Partners LLC as of December 31, 2016.

(2)	Derived from a Form D filed with the SEC on February 9, 2015. The address for A-III Investment Partners LLC is 399 Park Avenue, 6th Floor, New York, NY 10022. Includes 26,760,563 shares issuable upon the exercise of warrants owned by A-III Investment Partners LLC.

(3)	Derived from a Form 4 filed with the SEC on July 7, 2015. The address for Charles S. Roberts is 375 Northridge Road, Suite 330, Atlanta, Georgia 30350. Includes 258,705 shares owned by Mr. Roberts’ spouse. Mr. Roberts disclaims beneficial ownership of those shares.

(4)	Consists of restricted stock grants awarded pursuant to the Company’s 2006 Restricted Stock Plan, as amended, two-thirds of which vested as a result of the prior lapsing of forfeiture restrictions to which the grants were subject when the grants were made and subject to forfeiture restrictions that will lapse (“vesting”) with respect to the remaining one-third of the grants on October 12, 2017 (the second anniversary of the date of grant), subject to continued service as an officer of the Company through each vesting date.

(5)	Consists of restricted stock grants awarded pursuant to the company’s 2006 Restricted Stock Plan, as amended, which vested on January 30, 2016.

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ITEM 13.            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

General

The company conducts its business through ACRE Realty LP, which we refer to as the operating partnership. The company owns a 96.39% interest in the operating partnership as of March 7, 2017 and is its sole general partner.

Under applicable SEC rules, this Item 13 describes any transaction that has occurred since January 1, 2015, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for the last two completed fiscal years, and in which our officers, directors, and certain other “related persons” as defined in the SEC rules had or will have a direct or indirect material interest. Notes 3 and 9 to our audited consolidated financial statements included in this annual report on Form 10-K provide further detail regarding some of the transactions described in this section.

Transactions with A-III Investment Partners LLC

Governance and Voting Agreement

The company, A-III, and Mr. Roberts are parties to a Governance and Voting Agreement (the “Governance and Voting Agreement”), that among other things, provides for the composition of the new Board immediately following the closing of the transactions contemplated by the Stock Purchase Agreement with A-III, for Mr. Roberts to vote his shares in favor of certain proposals approved by the new Board, and certain other related matters. Under the terms of the Governance and Voting Agreement, the new Board effective January 30, 2015 is composed of a total of seven directors, including Mr. Roberts. For a more detailed description of the terms of this agreement, as further amended, see Part III, Item 10, Directors, Executive Officers and Corporate Governance above.

Management Agreement

The company, the operating partnership and the Manager entered into a Management Agreement, that among other things, provides for the day-to-day management of the company by the Manager, including investment activities and operations of the company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the company and all of its subsidiaries in conformity with the company’s investment guidelines and other policies that are approved and monitored by the company’s Board. Edward Gellert, our Chief Executive Officer, President and Chairman of our Board of Directors, is an officer of our Manager. A description of the material terms of the Management Agreement is included in Part III, Item 10, Directors, Executive Officers and Corporate Governance above.

The Manager maintains an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, provide a management team along with appropriate support personnel for the Manager to deliver the management services to the company. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by the company or the Manager in accordance with its terms.

Registration Rights Agreement

The company and A-III are parties to a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the company agreed, among other things, to file on or before the date that is 180 days after the closing date of the transaction with A-III (or July 30, 2015) a shelf registration statement on Form S-11 or such other form then available to the company. The registration statement will cover the resale from time to time of shares issued or to be issued to A-III under the Stock Purchase Agreement and the Warrant Agreement. The company previously announced that, on each of September 3, 2015, May 30, 2016 and October 14, 2016, the company’s Board of Directors unanimously approved a deferral of the deadline for the company to file a shelf registration statement to register for resale A-III’s shares of company common stock until up to May 31, 2016, December 31, 2016 and June 30, 2017, respectively. The company’s Board of Directors unanimously approved the extension of the latest filing deadline on October 14, 2016. This deferral will allow the company to use Form S-3, which will be less costly for the Company than Form S-11. Other than the foregoing deferral of the registration deadline to June 30, 2017, all terms and conditions of the Registration Rights Agreement remain in full force and effect.

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Tax Protection Agreement

In July 2013, the operating partnership privately offered to investors who held both OP Units and shares of common stock the opportunity to contribute shares to the operating partnership in exchange for OP Units (provided that the investors were “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). This offering remains open to such investors. The company, the operating partnership, A-III, and the Manager are parties to a Tax Protection Agreement (the “Tax Protection Agreement”) that provides that the parties will take the actions necessary to cause the operating partnership to continue the offering to such investors and to retain the shares it has previously acquired in the offering and any shares it acquires in the future in the offering.

Warrant Agreement

The company and A-III are parties to a Warrant Agreement, pursuant to which the company issued to A-III warrants to purchase 26,760,563 shares of the company’s common stock at an exercise price of $1.42 per share ($38,000,000 in aggregate), subject to the post-closing adjustment described above (subject to further adjustment for stock splits, stock dividends, and other similar stock adjustments during the exercise term of such warrants).

Transactions with the Roberts Companies and its Affiliates

Mr. Charles S. Roberts, our former Chief Executive Officer, owns all of the outstanding shares of each of the Roberts Companies. Prior to the recapitalization transaction with A-III, which became effective January 30, 2015, we were engaged in various transactions with the Roberts Companies and paid them to perform services for us. Effective January 30, 2015, all agreements and arrangements between the company and the Roberts Companies have been terminated, except for the reimbursement arrangement for consulting services, as outlined below.

Overview. We have paid fees to the Roberts Companies for various services. We reimburse the Roberts Companies for the costs of certain services and personnel the Roberts Companies provide to us, and we have retained the Roberts Companies for development services and construction services for some of our land parcels in the past. For a period of 180 days after the closing of the recapitalization transaction with A-III, the company had the right to request the reasonable assistance of employees of Roberts Properties with respect to transition issues and questions relating to the company’s properties and operations. This 180 day period terminated July 30, 2015, but this arrangement continues on a periodic basis. Under Mr. Robert’s Employment Agreement, Mr. Roberts has agreed to supervise the disposition of the legacy properties. Affiliates of Mr. Roberts may provide services to us in connection with the sale of such properties. The fees and costs we pay for such services will be considered selling costs for purposes of the true-up arrangement under the Stock Purchase Agreement.

Sale Contract on Bradley Park Land Parcel. On January 26, 2015, we entered into a contract to sell our Bradley Park land parcel for $4,178,000 to BPA, which is an affiliate of Mr. Roberts, our former President, CEO and Chairman of the Board. There were subsequent amendments to the sale contract, such as extending the closing date and payment of additional deposits, among other provisions. On December 4, 2015, we closed on the sale of the Bradley Park land parcel and concurrently, paid in full the related outstanding land loan.

The Bradley Park land parcel is one of the four legacy properties that was acquired prior to the recapitalization transaction with A-III. Our Audit Committee, as constituted prior to the A-III transaction, approved the transaction in accordance with the committee’s charter and in compliance with applicable standards of the NYSE MKT. Our Board as constituted prior to and after the A-III transaction also approved the transaction in accordance with our Code of Business Conduct and Ethics.

Sale Contract on Highway 20. On October 7, 2016, the operating partnership, entered into a sales contract with Roberts Capital Partners, LLC, a Georgia limited liability company (the “Purchaser”), pursuant to which the operating partnership agreed to sell, and the Purchaser agreed to purchase, subject to the conditions in the contract, that certain parcel of approximately 37.693 acres of real property located in Cumming, Forsyth County, Georgia, fronting on State Route 20 (“Highway 20”). Highway 20 is one of the legacy properties acquired prior to the recapitalization transaction with A-III. As described in this Form 10-K, Highway 20 is the only remaining legacy property that the company has not sold. The company’s Audit Committee approved the transaction in accordance with the committee’s charter and in compliance with applicable listing rules of the Exchange. The company’s Board also approved the transaction in accordance with its Code of Business Conduct and Ethics.

Under the terms of the sales contract, the purchase price for Highway 20 is $4,725,000, including a reimbursement of $1,050,000 relating to prepaid sewer taps. This transaction is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions.

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Sublease of Office Space. The company is under a sublease agreement for 1,817 square feet of office space with Roberts Capital Partners, LLC, since April 7, 2014, the lease commencement date. Roberts Capital Partners, LLC is owned by Mr. Charles S. Roberts, our former Chairman of the Board, Chief Executive Officer and President. The terms of the sublease agreement were the same terms that Roberts Capital Partners, LLC had with the unrelated third party landlord. Roberts Capital Partners, LLC is liable to the landlord for the full three-year term of its lease; however, the company negotiated a 90-day right to terminate our sublease. The sublease expires on April 7, 2017, subject to a one-year extension option. The company paid a security deposit of $20,577 upon the execution of the lease. During the years ended December 31, 2016 and 2015, the company incurred rent expense of $33,274 and $31,003, respectively.

Other Payments to Roberts Construction. At our request, Roberts Construction performed repairs and maintenance and made tenant improvements for new leases at our retail centers and office building. Roberts Construction also performed maintenance on the land parcels. Roberts Construction received cost reimbursements of $68 and $2,104 during the years ended December 31, 2016 and 2015, respectively.

Reimbursements to Roberts Properties for Consulting Services. We entered into a reimbursement arrangement for services provided by Roberts Properties, effective February 4, 2008, as amended January 1, 2014. Under the terms of the arrangement, we reimburse Roberts Properties the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to us. As amended, the arrangement provides that the appropriate billing rate shall be calculated by multiplying an hourly cost for an employee (which is defined as the employee’s salary, plus benefits paid by the Roberts Companies, divided by 2,080 annual hours) by a factor of 2.25 for all employees (increased from a factor of 1.7), including Roberts Properties’ Chief Financial Officer (increased from a factor of 1.8). The reimbursement arrangement allows us to obtain services from experienced and knowledgeable personnel without having to bear the cost of employing them on a full-time basis. Under this arrangement, we incurred costs of $68,513 and $119,589 during the years ended December 31, 2016 and 2015, respectively.

Other Reimbursements to Roberts Properties. We reimbursed Roberts Properties $86 in 2016 and $9,768 in 2015 for our operating costs and other expenses.

Agreements with Charles S. Roberts

During 2016, we were party to three agreements with Mr. Roberts, a member of our Board of Directors. These agreements are the Governance and Voting Agreement described in this Item 13 above under the heading “Transactions with A-III Investment Partners” and described in more detail in Item 10 of this annual report on Form 10-K, the Employment Agreement described in Item 10 of this Form 10-K under the heading “Employment Agreement,” which expired on December 31, 2016, and the Extension Agreement described in Item 10 of this annual report on Form 10-K under the heading “Extension Agreement Extending Term of Governance and Voting Agreement and Employment Agreement.” Please refer to Item 10 for more detailed description of these agreements.

Agreements with FTI Consulting, Inc.

On January 30, 2015, our Manager entered into two engagement agreements with FTI, which is the employer of Mark E. Chertok, our Chief Financial Officer.

Under the first agreement, our Manager engaged FTI, on our behalf, to provide Mr. Chertok to serve as our Chief Financial Officer reporting to the Board or a committee of the Board. Accordingly, Mr. Chertok reports to the Audit Committee of the Board. Under this agreement, our Manager pays FTI a monthly fee for Mr. Chertok’s services, which is reimbursed by us to our Manager under the reimbursement arrangement for Dedicated Employees described in Item 11. Executive Compensation above. FTI is also reimbursed for the reasonable allocated and direct expenses incurred by FTI in the performance of its services.

Under the second agreement with FTI, our Manager engaged FTI, on our behalf, to provide various accounting and financial reporting services in conjunction with the services that Mr. Chertok provides as the company’s Chief Financial Officer. The company pays FTI monthly fees based on the hourly rates of the FTI employees who perform the services.

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Approval of Transactions with Related Persons

We have two types of policies and procedures for the review, approval, or ratification of any transaction we are required to report in the preceding portion of this Item 13. The first is our longstanding policy that conflicting interest transactions by directors as defined under Georgia law must be authorized by a majority of the disinterested directors, but only if there are at least two directors who are disinterested with respect to the matter at issue. The second is that under our Code of Business Conduct and Ethics, related party transactions are subject to appropriate review and oversight by the Audit Committee of our Board.

The Board is subject to provisions of Georgia law that are designed to eliminate or minimize potential conflicts of interest. Under Georgia law, a director may not misappropriate corporate opportunities that he learns of solely by serving as a member of the Board. In addition, under Georgia law, a transaction effected by us or any entity we control (including the operating partnership) in which a director, or specified related persons and entities of the director, have a conflicting interest of such financial significance that it would reasonably be expected to exert an influence on the director’s judgment, may not be enjoined, set aside, or give rise to damages on the grounds of that interest if either:

•	the transaction is approved, after disclosure of the interest, by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by disinterested shareholders; or

•	the transaction is established to have been fair to us.

Under our Code of Business Conduct and Ethics, a “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with the interests of the company. A conflict situation can arise when our employee, officer or director takes actions or has interests that may make it difficult to perform his or her services to the company objectively and effectively. For example, a conflict of interest would arise if a director or officer, or a member or his or her family, receives improper personal benefits as a result of his or her position in the company.

Conflicts of interest are prohibited as a matter of company policy, except under guidelines approved by the Board of Directors of the company or as provided by the Management Agreement.

ITEM 14.            PRINCIPAL ACCOUNTANT FEES AND SERVICES.

On August 9, 2016 and September 10, 2015, the Audit Committee of our Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the company’s independent registered public accounting firm for the purposes of auditing the company’s financial statements for the year ended December 31, 2016 and as of September 10, 2015, respectively. This selection resulted in the dismissal by the Audit Committee of Cherry Bekaert LLP (“Cherry Bekaert”), which had served in that role, until September 10, 2015. See “—Change in Independent Registered Public Accounting Firm” below.

The following is a summary of the fees incurred by the company with Deloitte and Cherry Bekaert, the company’s former and current independent registered public accounting firms for professional services rendered for the years ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
Deloitte:
Audit Fees	$258,334	$147,250
Audit-Related Fees	—	—
Tax Fees	83,200	83,200
All Other Fees	—	—
Total	$341,534	$230,450
Cherry Bekaert:
Audit Fees	$—	$22,706
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	6,252	4,500
Total	$6,252	$27,206

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Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring and research.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy

All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. All of the fees paid to Cherry Bekaert and Deloitte in 2016 and 2015 that are described above were approved by the Board.

The Audit Committee has considered whether, and has determined that, the provision by Cherry Bekaert and Deloitte of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining Cherry Bekaert’s and Deloitte’s independence from management and the company.

Change in Independent Registered Public Accounting Firm

Effective September 10, 2015, the Audit Committee engaged Deloitte as the company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, and dismissed Cherry Bekaert from that role. Cherry Bekaert was the company’s independent registered public accounting firm for the year ended December 31, 2014 and until September 10, 2015. The Audit Committee of the Board approved the change.

From January 1, 2015 through September 10, 2015, (i) there were no disagreements with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Cherry Bekaert’s satisfaction, would have caused Cherry Bekaert to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The company provided Cherry Bekaert with a copy of the disclosures made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC and requested that Cherry Bekaert furnish the company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the company therein and, if not, stating the respects in which it does not agree. The letter from Cherry Bekaert to the Securities and Exchange Commission dated as of September 10, 2015 was filed on our Form 8-K dated September 11, 2015 and is incorporated herein by reference.

During the years ended December 31, 2016 and 2015, neither the company nor (to the company’s knowledge) anyone acting on behalf of the company consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the company’s financial statements, or (iii) any matter that was either the subject matter of a “disagreement,” as described in Item 304(a)(1) of Regulation S-K, or a “reportable event.”

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PART IV

ITEM 15.            EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

(a) (1) and (2). Financial Statements and Schedules.

The financial statements listed below are filed as part of this annual report on the pages indicated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

ACRE Realty Investors Inc.

New York, New York

We have audited the accompanying consolidated balance sheets of ACRE Realty Investors Inc. (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, statements of equity, and cash flows for each of the two years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ACRE Realty Investors Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 9, 2017

F-1

ACRE REALTY INVESTORS INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS

Real estate asset held for sale	$4,283,385	$4,283,385
Cash and cash equivalents	16,638,702	19,874,915
Other assets	125,436	157,353

Total assets	$21,047,523	$24,315,653

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$479,683	$420,848
Due to affiliates	217,076	247,932
Liabilities related to real estate asset held for sale	1,498	2,612

Total liabilities	698,257	671,392

Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 100,000,000 shares authorized, 20,563,182 and 20,159,285 shares issued and 20,490,465 and 20,086,568 shares outstanding at December 31, 2016 and December 31, 2015, respectively	205,632	201,593
Additional paid-in capital	44,485,281	44,205,575
Treasury shares, at cost, (72,717) shares at December 31, 2016 and December 31, 2015, respectively	(71,332)	(71,332)
Accumulated deficit	(25,005,431)	(21,718,326)

Total ACRE Realty Investors Inc. shareholders’ equity	19,614,150	22,617,510

Non-controlling interest – operating partnership	735,116	1,026,751

Total equity	20,349,266	23,644,261

Total liabilities and shareholders’ equity	$21,047,523	$24,315,653

See notes to the consolidated financial statements.

F-2

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015

Revenues:
Other income	$—	$255
Interest income	—	177

Total Revenues	—	432

Expenses:
Property, insurance and other expenses	13,639	37,715
Real estate taxes	17,604	71,651
Management fees, affiliate	391,065	389,111
Allocated salaries and other compensation, affiliate	533,814	500,000
Interest expense	—	416,047
General and administrative expenses	2,463,635	2,380,014
Depreciation expense	—	13,654

Total Expenses	3,419,757	3,808,192

Other Income (Loss):
Gain on sale of assets	—	2,569,625
Impairment of real estate	—	(500,038)

Net Loss	(3,419,757)	(1,738,173)

Loss Attributable to Non-controlling Interest	(132,652)	(208,112)

Net Loss Attributable to Common Shareholders	$(3,287,105)	$(1,530,061)

Loss Per Common Share - Basic and Diluted (Note 5)
Basic	$(0.16)	$(0.08)
Diluted	$(0.16)	$(0.09)

Weighted Average Common Shares (Note 5)
Basic	$20,319,270	$18,976,996
Diluted	$21,140,610	$20,326,998

See notes to the consolidated financial statements.

F-3

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF EQUITY

	Common Shares		Attributable to Common Shareholders
	Number of Shares Issued	Amount	Additional Paid-In Capital	Treasury Shares	Accumulated Deficit	Total ACRE Shareholders’ Equity	Non-controlling Interest	Total Equity

BALANCE AT DECEMBER 31, 2014	10,724,009	$107,240	$30,356,905	$(71,332)	$(20,188,265)	$10,204,548	$—	$10,204,548

Net loss	—	—	—	—	(1,530,061)	(1,530,061)	(2,047)	(1,532,108)

Issuance of common shares (Note 2)	8,450,704	84,507	7,005,493	—	—	7,090,000	—	7,090,000
Amortization of shared based compensation	—	—	154,307	—	—	154,307	—	154,307
Issuance of warrants (Note 2)	—	—	4,910,000	—	—	4,910,000	—	4,910,000
Offering costs	—	—	(445,393)	—	—	(445,393)	—	(445,393)
Redemption of operating partnership units for common shares	984,572	9,846	3,282,018	—	—	3,291,864	(6,151)	3,285,713
Transfer of redeemable non-controlling interest to equity	—	—	—	—	—	—	1,032,162	1,032,162
Adjustment for non-controlling interest in the operating partnership	—	—	(1,057,755)	—	—	(1,057,755)	2,787	(1,054,968)

BALANCE AT DECEMBER 31, 2015	20,159,285	$201,593	$44,205,575	$(71,332)	$(21,718,326)	$22,617,510	$1,026,751	$23,644,261

Net loss	—	—	—	—	(3,287,105)	(3,287,105)	(132,652)	(3,419,757)

Issuance of common shares	—	—	—	—	—	—	—	—
Stock award issuance	260,000	2,600	(2,600)	—	—	—	—	—
Amortization of shared based compensation	—	—	124,762	—	—	124,762	—	124,762
Redemption of operating partnership units for common shares	143,897	1,439	198,448	—	—	199,887	(199,887)	—
Adjustment for non-controlling interest in the operating partnership	—	—	(40,904)	—	—	(40,904)	40,904	—

BALANCE AT DECEMBER 31, 2016	20,563,182	$205,632	$44,485,281	$(71,332)	$(25,005,431)	$19,614,150	$735,116	$20,349,266

See notes to the consolidated financial statements.

F-4

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2016	2015
Operating Activities:
Net loss	$(3,419,757)	$(1,738,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	228,463
Gain on sale of assets	—	(2,569,625)
Impairment of real estate asset	—	500,038
Amortization of shared-based compensation	124,762	154,307
Changes in operating assets and liabilities:
Decrease in other assets	31,917	305,937
(Decrease) increase in due to affiliates	(31,496)	238,331
Increase (decrease) in accounts payable and accrued expenses	58,361	(618,339)

Net cash used in operating activities	(3,236,213)	(3,499,061)

Investing Activities:
Proceeds from sale of real estate asset	—	21,647,073
Decrease in restricted cash	—	97,985
Costs related to the sale of real estate assets	—	(56,228)
Development and construction of real estate assets	—	(34,293)

Net cash provided by investing activities	—	21,654,537

Financing Activities:
Principal repayments of land notes payable	—	(12,258,625)
Payment of loan costs	—	(140,487)
Proceeds from land notes payable	—	2,000,000
Proceeds from issuance of common stock	—	7,090,000
Proceeds from issuance of warrants	—	4,910,000
Payment of costs to issue equity	—	(119,716)

Net cash provided by financing activities	—	1,481,172

Net (Decrease) Increase in Cash and Cash Equivalents	(3,236,213)	19,636,648

Cash and Cash Equivalents, Beginning of Year	19,874,915	238,267

Cash and Cash Equivalents, End of Year	$16,638,702	$19,874,915

See notes to the consolidated financial statements.

F-5

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Year Ended December 31,
	2016	2015
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$—	$321,720
Cash paid for state taxes	$5,356	$2,500

Supplemental Schedule of Non-Cash Investing Activities and Financing Activities:

Redemption of operating partnership units for common shares	$199,887	$3,291,864
Adjustments to non-controlling interest in the operating partnership	$—	$(1,057,755)
Reclassification of deferred offering costs to equity	$—	$325,677
Transfer of redeemable non-controlling interest to permanent equity	$—	$(1,032,162)

See notes to the consolidated financial statements.

F-6

ACRE REALTY INVESTORS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

ACRE Realty Investors Inc. (the “company”) (formerly known as Roberts Realty Investors, Inc. until its name was changed on January 30, 2015), a Georgia corporation, was formed on July 22, 1994 to serve as a vehicle for investments in, and ownership of, a professionally managed real estate portfolio of multifamily apartment communities. The company’s strategy has since changed upon the consummation of the transaction with A-III Investment Partners LLC, as described below.

The company conducts all of its operations and owns all of its assets in and through ACRE Realty LP (formerly known as Roberts Properties Residential, L.P. until its name was changed on January 30, 2015), a Georgia limited partnership (the “operating partnership”), or through wholly owned subsidiaries of the operating partnership. The company controls the operating partnership as its sole general partner and has a 96.39% and a 95.66% ownership interest in the operating partnership at December 31, 2016 and 2015, respectively.

On November 19, 2014, the company and its operating partnership entered into a Stock Purchase Agreement with A-III Investment Partners LLC (“A-III”) (the “Stock Purchase Agreement”). On January 30, 2015, the company and A-III closed the transactions contemplated under the Stock Purchase Agreement. At the closing, A-III purchased 8,450,704 shares of the company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and the company issued to A-III warrants to purchase up to an additional 26,760,563 shares of common stock at an exercise price of $1.42 per share ($38 million in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of the company’s four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants.

After the closing, Roberts Realty Investors, Inc. amended its articles of incorporation to change its name to ACRE Realty Investors Inc. At the closing, the company, A-III and Mr. Roberts, Roberts Realty Investors, Inc.’s chairman and chief executive officer, entered into a Governance and Voting Agreement, dated January 30, 2015 (the “Governance and Voting Agreement”) and the company and Mr. Roberts entered into an employment agreement pursuant to which Mr. Roberts was appointed and employed by the company to serve as an Executive Vice President of our company. Pursuant to two extension agreements, the Governance and Voting Agreement and Employment Agreement were extended until December 31, 2016. On December 31, 2016, the Employment Agreement expired and Mr. Roberts ceased to be an officer or employee of our company. On October 10, 2016, the company, A-III and Mr. Roberts, entered into an agreement (the “Extension of Governance and Voting Agreement”), effective as of October 10, 2016, further extending the term of the Governance and Voting Agreement, but not the Employment Agreement. As a result of the Extension of Governance and Voting Agreement, the parties have agreed to extend the expiration of the term of the Governance and Voting Agreement from December 31, 2016 to June 30, 2017. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Governance and Voting Agreement shall continue in full force and effect until June 30, 2017, unless the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof. Pursuant to the Extension of Governance and Voting Agreement, the parties agreed to nominate Mr. Roberts for re-election to the Board. Mr. Roberts was elected by the company’s shareholders at the annual meeting on December 14, 2016. Mr. Roberts has agreed to resign from the Board immediately upon the first to occur of the following two events: (a) if he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of common stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock) and (b) upon the expiration of the Governance and Voting Agreement on June 30, 2017.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The accompanying consolidated financial statements include the consolidated accounts of the company and the operating partnership. All inter-company accounts and transactions have been eliminated in consolidation. The financial statements of the company have been adjusted for the non-controlling interest of the unitholders in the operating partnership.

Principles of Consolidation. The accompanying consolidated financial statements include the consolidated accounts of the company and the operating partnership, which is controlled by the company. The operating partnership is a variable interest entity (“VIE”), in which the company is considered to be the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The financial statements of the company have been adjusted for the non-controlling interest of the unitholders in the operating partnership.

F-7

The company consolidates the operating partnership, a VIE, in which it is considered to be the primary beneficiary. The primary beneficiary is the entity that has (i) the power to direct the activities that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. The company is required to reassess whether it is the primary beneficiary of a VIE for each reporting period. Our maximum exposure to loss is the carrying value of assets and liabilities of our operating partnership which represents all of our assets and liabilities.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Asset Held For Sale. Real estate asset held for sale is recorded at the lower of the carrying amount or fair value less estimated selling costs. The company reviews the real estate asset held for sale each reporting period to determine that the carrying amount remains recoverable. If the carrying amount of the real estate asset exceeds the fair value, the asset will be written down by the amount the carrying amount exceeds the fair value amount. The fair value is determined by an evaluation of an appraisal, discounted cash flow analysis, sale price and other applicable valuation techniques. As of December 31, 2016, the carrying amount of our real estate asset remained recoverable.

The company recognizes gains on the sales of assets in accordance with FASB ASC Topic 360-20, Property, Plant, and Equipment – Real Estate Sales. If any significant continuing obligation exists at the date of sale, the company defers a portion of the gain attributable to the continuing obligation until the continuing obligation has expired or is removed. There were no such continuing obligations on the sales of any of the company’s assets as of December 31, 2016 and December 31, 2015.

Cash and Cash Equivalents. The company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The company maintains cash and cash equivalent balances with financial institutions that may at times exceed the limits for insurance provided by the Federal Depository Insurance Corporation. The company has not experienced any losses related to these excess balances and management believes its credit risk is minimal.

Deferred Financing Costs. Deferred financing costs include fees and expenses incurred to obtain financing and are amortized to interest expense in the consolidated statements of operations, using the straight-line method over the terms of the related indebtedness. Although GAAP requires that the effective-yield method be used to amortize financing costs, the effect of using the straight-line method is not materially different from the results that would have been obtained using the effective-yield method. Effective January 1, 2016, the company adopted the newly issued accounting guidance for presentation of debt financing costs. Under the new standard, debt financing costs are required to be presented in the consolidated balance sheets as a direct deduction from the carrying value of the associated debt liability. There was no debt or deferred financing costs at December 31, 2016 or 2015.

Equity Issuance Costs. Costs related to raising the equity are accounted for as a deduction from equity.

Warrants. The company accounts for the warrants issued in connection with the A-III Stock Purchase Agreement in accordance with ASC 815, Accounting for Derivative Instruments and Hedging Activities, which provides guidance on the specific accounting treatment of a multitude of derivative instruments. The company received proceeds in a private placement stock offering and issued detachable warrants. The company evaluated the warrants to determine their relative fair value, using the backsolve method of the market approach, incorporating the adjusted Black-Scholes option valuation model at their time of issuance and allocated a portion of the proceeds from the private placement to the warrants based on their fair value. The warrants were recorded as a component of equity. In connection with the A-III recapitalization transaction that occurred on January 30, 2015, the company allocated values of $8,990,000 and $3,010,000 to the warrants and common shares, respectively, in the company’s Form 10-Q for the quarterly period ended June 30, 2015. As disclosed in the company’s Form 10-K for the year ended December 31, 2015, subsequent to the issuance of the company’s aforementioned interim financial statements, the company determined that it needed to revise this allocation based on the application of a valuation methodology which should have considered the market transaction and results in a corrected allocation of $4,910,000 and $7,090,000 amongst warrants and common shares, respectively. This reallocation had no effect on net income, equity, net change in cash, or total assets of the company reported for that period.

Earnings Per Share. Earnings per share is computed using the two-class method of accounting, which includes the weighted-average number of shares of common stock outstanding during the period and other securities that participate in dividends, such as our vested restricted stock, to arrive at total common equivalent shares. In applying the two-class method, earnings are allocated to both shares of common stock and securities that participate in dividends based on their respective weighted-average shares outstanding for the period. During periods of net loss, losses are allocated only to the extent that the participating securities are required to absorb such losses. Diluted earnings per share is calculated to reflect the potential dilution of all instruments or securities that are convertible into shares of common stock. For the company, this includes the warrants and unvested restricted stock during the periods presented. The company uses the two-class method or the treasury method, whichever is more dilutive.

F-8

Share-Based Compensation. The company records share-based awards to directors, which have no vesting conditions other than time of service, at the fair value of the award, measured at the date of grant. The fair value of share-based grants is being amortized to compensation expense ratably over the requisite service period, which is the vesting period. The company records share-based awards to non-employee officers, based on the estimated fair value of such award at the grant date that is remeasured quarterly for unvested awards. We amortize expense over the requisite service period related to share-based awards granted to non-employee officers.

Income Taxes. The company follows the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

In general, a valuation allowance is recorded if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Realization of the company’s deferred tax assets depends upon the company generating sufficient taxable income in future years in the appropriate tax jurisdictions to obtain a benefit from the reversal of deductible temporary differences and from loss carryforwards. The company records a valuation allowance, based on the expected timing of reversal of existing taxable temporary differences and its history of losses and future expectations of reporting taxable losses, if management does not believe it met the requirements to realize the benefits of certain of its deferred tax assets.

Fair Value of Financial Instruments. The company is required to disclose the fair value information about its financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. See Note 7 - Fair Value Measurements.

Recent Accounting Pronouncements

In May 2014, the FASB issued an update (“ASU 2014-09”) establishing ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. In August 2015, the FASB issued an update (“ASU 2015-14”) to ASC 606, Deferral of the Effective Date, which defers the adoption of ASU 2014-09 to interim and annual reporting periods in fiscal years that begin after December 15, 2017. In March 2016, the FASB issued an update (“ASU 2016-08”) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard pursuant to ASU 2014-09. In April 2016, the FASB issued an update (“ASU 2016-10”) to ASC 606, Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09. In May 2016, the FASB issued an update (“ASU 2016-12”) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of the new revenue recognition standard pursuant to ASU 2014-09. The company is currently evaluating the impact of the adoption of these ASUs on the company’s consolidated financial statements.

In June 2014, the FASB issued an update (“ASU 2014-12”) to ASC Topic 718, Compensation – Stock Compensation. ASU 2014-12 requires an entity to treat performance targets that can be met after the requisite service period of a share based award has ended, as a performance condition that affects vesting. ASU 2014-12 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015. The adoption of this update on January 1, 2016 did not have any impact on the company’s consolidated financial statements.

F-9

In August 2014, the FASB issued an update (“ASU 2014-15”), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which will require an entity’s management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. According to the new guidance, substantial doubt exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. The term “probable” is used consistently with its current use in GAAP for loss contingencies. Disclosures will be required if conditions give rise to substantial doubt about the entity’s ability to continue as a going concern, including whether management’s plans that are intended to mitigate those conditions will alleviate the substantial doubt when implemented. The guidance is effective for interim and annual periods ending after December 15, 2016, with early adoption permitted. The adoption of this update in 2016 had no impact on the company’s consolidated financial statements.

In February 2015, the FASB issued an update (“ASU 2015-02”), Amendments to the Consolidation Analysis to ASC Topic 810, Consolidation. ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments: (i) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities, (ii) eliminate the presumption that a general partner should consolidate a limited partnership, (iii) affect the consolidated analysis of reporting entities that are involved with VIEs, and (iv) provide a scope exception for certain entities. ASU 2015-02 is effective for interim and annual reporting periods beginning after December 15, 2015. The adoption of this update on January 1, 2016 did not have a material impact on the company’s consolidated financial statements. See Principles of Consolidation above.

In April 2015, the FASB issued an update (“ASU 2015-03”), Simplifying the Presentation of Debt Issuance Costs to ASC Topic 835, Interest. ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability to which they relate, consistent with debt discounts, as opposed to being presented as assets. ASU 2015-03 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015. The adoption of this update on January 1, 2016 had no impact on the company’s consolidated financial statements.

In February 2016, the FASB issued an update (“ASU 2016-02”), Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract. ASU 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes the previous leases standard, Leases (Topic 840). The standard is effective on January 1, 2019, with early adoption permitted. The company is currently in the process of evaluating the impact the adoption of ASU 2016-02 will have on the company’s consolidated financial statements.

In March 2016, the FASB issued guidance (“ASU 2016-09”), Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 changes the accounting for certain aspects of share-based payments to employees. The guidance requires the recognition of the income tax effects of awards in the income statement when the awards vest or are settled, thus eliminating additional paid in capital pools. The guidance also allows for the employer to repurchase more of an employee’s shares for tax withholding purposes without triggering liability accounting. In addition, the guidance allows for a policy election to account for forfeitures as they occur rather than on an estimated basis.  For a public company, the standard is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Early adoption is permitted in any interim or annual period.  The company is currently assessing the impact that this guidance will have on the company’s consolidated financial statements when adopted.

In August 2016, the FASB issued an update (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 amends ASC 230, Statement of Cash Flows, to provide guidance on the classification of certain cash receipts and payments in the statement of cash flows. For a public company, the standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The company is currently assessing the impact that this guidance will have on the company’s consolidated financial statements when adopted.

F-10

In November 2016, the FASB issued an update (ASU 2016-18), Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). ASU 2016-18 provides guidance on the classification and presentation of restricted cash in the statement of cash flows. Under the new guidance, restricted cash will be included in the cash and cash equivalent balances in the statement of cash flows. This guidance is effective for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years. Early adoption is permitted. The company has evaluated the impact that this guidance will have on the company’s consolidated financial statements and related disclosures and determined it will not have a material impact.

In January 2017, the FASB issued an update (“ASU 2017-01”), Clarifying the Definition of a Business to ASC Topic 805, Business Combinations. ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective prospectively for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. The adoption of this ASU 2017-01 will result in less real estate acquisitions qualifying as businesses and, accordingly, acquisition costs for those acquisitions that are not businesses will be capitalized rather than expensed. The company is currently assessing the impact that this guidance will have on the company’s consolidated financial statements when adopted.

3. REAL ESTATE ASSET HELD FOR SALE

Real Estate Assets Held for Sale

As of December 31, 2016 and 2015, the company owned the land parcel known as Highway 20, a 38-acre site located in the City of Cumming, Georgia in Forsyth County, in the North Atlanta metropolitan area, zoned for 210 multifamily apartment units, which is classified as held for sale. During the fourth quarter of 2015, the company determined that the carrying amount of Highway 20 was not fully recoverable. Accordingly, the company recorded an impairment charge of $500,038. No such adjustment was required during the year ended December 31, 2016. On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, a related party, to sell Highway 20 for a purchase price of $4,725,000, including a reimbursement of $1,050,000 relating to prepaid sewer taps. This transaction is expected to close during the second quarter of 2017, subject to an extension option and certain closing conditions.

FASB ASC Topic 360-10, Property, Plant and Equipment – Overall requires a long-lived asset to be classified as “held for sale” in the period in which certain criteria are met. The company classifies real estate assets as held for sale after the following conditions have been satisfied: i) receipt of approval from its board of directors (the “Board”) to sell the asset; ii) the initiation of an active program to sell the asset; iii) the asset is available for immediate sale; iv) it is probable that the sale of the asset will be completed within one year; and v) it is unlikely the plan to sell will change. When assets are classified as held for sale, they are recorded at the lower of the assets’ carrying amount or fair value, less the estimated selling costs.

The table below sets forth the assets and liabilities related to real estate asset held for sale as of December 31, 2016 and 2015:

	December 31,
	2016	2015

Real Estate Asset Held for Sale	$4,283,385	$4,283,385

Liabilities Related to Real Estate Asset Held For Sale	$1,498	$2,612

There was no real estate sold during the year ended December 31, 2016. During the year ended December 31, 2015, the company sold three land parcels known as North Springs Land, Northridge Land and Bradley Park Land for an aggregate sales price of $21,647,073 and recognized in aggregate a gain of $2,569,625. Except for Bradley Park, the related mortgages of North Springs Land, Northridge Land and Highway 20 aggregating to $9,270,000 were repaid using a portion of the proceeds from the A-III transaction. The land loan encumbering the Bradley Park land was paid in full at the closing of its sale.

F-11

4. NON-CONTROLLING INTEREST – OPERATING PARTNERSHIP

Holders of operating partnership units (“OP Units”) generally have the right to require the operating partnership to redeem their units for shares of the company’s common stock. Upon submittal of units for redemption, the operating partnership has the option either (a) to acquire those units in exchange for shares, currently on the basis of 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) to pay cash for those units at their fair market value, based upon the then current trading price of the shares and using the same exchange ratio. Prior to December 29, 2015, we had an informal policy of issuing shares, in lieu of cash in exchange for units. On December 28, 2015, our Board formally adopted a policy whereby we shall only issue our common stock for redemption of units, rather than paying cash for such redemption in accordance with the operating partnership agreement. As a result of this change in policy, the company now requires the issuance of shares of common stock of the company in payment for the redemption of OP Units and therefore has effective control over the redemption and therefore the non-controlling interest is now being classified in permanent equity as of December 28, 2015 as opposed to temporary equity, and similarly at December 31, 2016 and 2015.

In July 2013, the operating partnership privately offered to investors who held both units of the operating partnership and shares of common stock the opportunity to contribute shares to the operating partnership in exchange for units (provided that the investors were “accredited investors” under SEC Rule 501 of Regulation D under the Securities Act of 1933, as amended). This opportunity remains open to those accredited investors. Consistent with the Conversion Factor noted above, the offering of units uses a “Contribution Factor” such that an accredited investor who contributes shares to the operating partnership will receive one unit for every 1.647 shares contributed.

The non-controlling interest of the unitholders in the operating partnership on the accompanying consolidated balance sheets is calculated by multiplying the non-controlling interest ownership percentage at the balance sheet date by the operating partnership’s net assets (total assets less total liabilities). The non-controlling interest ownership percentage is calculated at any point in time by dividing (x) (the number of units outstanding multiplied by 1.647) by (y) the total number of shares plus (the number of units outstanding multiplied by 1.647). The non-controlling interest ownership percentage will change as additional shares and/or units are issued or as units are redeemed for shares of the company’s common stock or as the company’s common stock is contributed to the operating partnership and units are issued in accordance with the Contribution Factor. The non-controlling interest of the unitholders in the income or loss of the operating partnership in the accompanying consolidated statements of operations is calculated based on the weighted average percentage of units outstanding during the period, which was 3.89% for the year ended December 31, 2016 and 6.64% for the year ended December 31, 2015. There were 466,259 units outstanding at December 31, 2016 and 553,625 units outstanding as of December 31, 2015. The equity balance of the non-controlling interest of the unitholders was $735,116 at December 31, 2016 and $1,026,751 at December 31, 2015.

The following table details the components of non-controlling interest in the operating partnership as of December 31, 2015 which was classified as a liability through December 28, 2015:

December 31, 2015
Beginning balance	$3,468,972
Net loss attributable to non-controlling interest	(206,065)
Redemptions of non-controlling partnership units	(3,285,713)
Adjustment to non-controlling interest in the operating partnership	1,054,968
Non-controlling interest liability balance at December 28, 2015	1,032,162
Transfer non-controlling interest from liability to equity	(1,032,162)
Non-controlling interest liability - ending balance	$—

5. SHAREHOLDERS’ EQUITY

Private Placement. On January 30, 2015, A-III purchased 8,450,704 shares of the company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12,000,000, and the company, for no additional consideration, issued to A-III warrants to purchase up to an additional 26,760,563 shares of the company’s common stock at an exercise price of $1.42 per share ($38,000,000 in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of the company’s four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants.

F-12

Warrants. Each of the aforementioned warrants entitles the holder to acquire one share of the company’s common stock. At the time of issuance, each warrant had an exercise price of $1.42 per share, subject to post-closing adjustments related to the sales of the legacy properties. The company evaluated the warrants to determine their relative fair value, using a variation of the adjusted Black-Scholes option valuation model at their time of issuance and allocated $4,910,000 of the proceeds from the private placement to the warrants based on their fair value. The warrants were recorded as a component of equity. The warrants expire on January 30, 2018. As of December 31, 2016, the warrants remained unexercised.

Redemption of Units for Shares. In accordance with the conversion factor explained in Note 4 – Non-controlling Interest – Operating Partnership, 87,366 OP Units were redeemed for 143,897 shares of the company’s common stock for the year ended December 31, 2016, and 597,799 OP Units were redeemed for 984,572 shares during the year ended December 31, 2015. Redemptions are reflected in the accompanying consolidated financial statements at the closing price of the company’s stock on the date of redemption.

Contribution of Shares to the Operating Partnership. In accordance with the contribution factor explained in Note 4 – Non-controlling Interest – Operating Partnership, for the years ended December 31, 2016 and 2015, there were no contribution of shares to the operating partnership. Contributions, if any, are reflected in the accompanying consolidated financial statements based on the closing price of the company’s stock on the date of contribution.

Restricted Stock. Shareholders of the company approved and adopted the company’s 2006 Restricted Stock Plan (the “Plan”) in August 2006. The Plan provides for the grant of stock awards to employees, directors, consultants, and advisors. Under the Plan, as amended, the company may grant up to 654,000 shares of restricted common stock, subject to the anti-dilution provisions of the Plan. The maximum number of shares of restricted stock that may be granted to any one individual during the term of the Plan may not exceed 20% of the aggregate number of shares of restricted stock that may be issued. The Plan is administered by the Compensation Committee of the company’s Board. On October 12, 2015, based on the recommendation of the Compensation Committee of the Board of Directors, the Board approved a restricted stock grant of 260,000 shares of common stock to the independent directors and certain officers of the company, which was issued on March 28, 2016. The restricted stock was awarded pursuant to the Plan. Vesting of the awards for the independent directors and officers is subject to continued service through the vesting period. The company’s independent directors were each awarded 20,000 shares of restricted common stock, which vested on January 30, 2016. Certain of the company’s officers were awarded an aggregate of 180,000 shares of restricted common stock, which vest in equal one-third installments. There were 60,000 shares, which vested on each of January 30, 2016 and October 12, 2016. The remaining 60,000 shares will vest on October 12, 2017. Compensation expense related to restricted stock was $124,762 and $154,307 for the years ended December 31, 2016 and 2015, respectively. On December 31, 2016, the Company had unamortized compensation expense of $25,930 which is expected to be recognized over a weighted average period of 0.78 years. The Plan expired on August 21, 2016.

Treasury Stock. The company has a stock repurchase plan under which it is authorized to repurchase up to 600,000 shares of its outstanding common stock. Under the stock repurchase plan, as of December 31, 2016, the company had authority to repurchase up to 540,362 shares of its outstanding common stock. The stock repurchase plan does not have an expiration date. The company did not repurchase any additional shares for the years ended December 31, 2016 and December 31, 2015.

Earnings Per Share. The following table shows the reconciliations of income (loss) available for common shareholders and the weighted average number of shares used in the company’s basic and diluted earnings per share computations.

	Year Ended December 31,
Numerator	2016	2015
Net loss attributable to common shareholders – basic	$(3,287,105)	$(1,530,061)
Loss attributable to non-controlling interest	(132,652)	(208,112)
Net loss – diluted	$(3,419,757)	$(1,738,173)

Denominator
Weighted average common shares – basic	20,319,270	18,976,996
Effect of potential dilutive securities:
Weighted average number of operating partnership units, assuming conversion of all units to common shares	821,340	1,350,002
Weighted average number of shares – diluted(a)	21,140,610	20,326,998

(a)	Due to the net loss for the years ended December 31, 2016 and 2015, the incremental shares related to the unvested restricted stock and the warrants were excluded as they were anti-dilutive. Furthermore, the average share price of the company’s common stock was below the exercise price of the warrants for both the years ended December 31, 2016 and 2015. During the years ended December 31, 2016 and 2015, we have excluded the incremental shares of 2,541,412 and 129,951, respectively, for the warrants, and 117,814 and 57,699, respectively, for the unvested restricted stock, as they were not dilutive.

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6. INCOME TAXES

At December 31, 2016, the company had a federal net operating loss carryforward of approximately $27.8 million, which begins to expire during the fiscal year ending in 2029 and will fully expire by the end of the fiscal year ending 2036. Deferred taxes at December 31, 2016 and 2015 consisted of the following:a

	December 31,
	2016	2015
Net operating loss carry forwards	$10,563,821	$9,536,644
Impairment of real estate	744,111	738,476
Other	13,677	314
Total deferred tax assets	11,321,609	10,275,434
Valuation allowance	(10,692,355)	(9,592,386)
Net deferred tax assets	629,254	683,048
Deferred gains	(612,692)	(650,026)
Amortization of shared-based compensation expense	(16,562)	(33,022)
Total deferred tax liabilities	(629,254)	(683,048)
Balance	$—	$—

In assessing the realization of deferred tax assets, management considered whether it was more likely than not that some, or all, of the deferred tax asset will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income. Management has considered the history of the company’s operating losses and believes that the realization of the benefit of the deferred tax assets is not more likely than not. In addition, under Internal Revenue Code Section 382, the company’s ability to utilize these net operating loss carryforwards has been limited or eliminated as a result of the A-III transaction due to a change in ownership. No Section 382 study has been completed for the company.

The company has no federal or state current or deferred tax expense or benefit. The company’s effective tax rate differs from the applicable federal statutory tax rate. The reconciliation of these rates for the years ended December 31, 2016 and 2015 is as follows:

	Year Ended December 31,
	2016	2015
Federal Rate	(34.00%)	(34.00%)
State tax rate, net of federal benefit	(3.96)	(5.31)
Permanent differences	(0.02)	(11.6)
Change in valuation allowance	37.98	50.91
Effective tax rate	0.00%	0.00%

The company applies the provisions of ASC 740, “Accounting for Uncertainty in Income Taxes,” which requires financial statement expense to be recognized for positions taken for tax return purposes when it is not more likely than not that the income tax position will be sustained. The company believes it has no uncertain tax positions at restatement. The company’s tax returns for the years 2010 through 2015  remain open to examination by the major domestic taxing jurisdictions to which the company is subject.

F-14

7. FAIR VALUE MEASUREMENTS

As discussed in Note 2, GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. The company measures and/or discloses the estimated fair value of financial assets and liabilities based on a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels:

•	Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date;

•	Level 2 - inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 - unobservable inputs for the asset or liability that are used when little or no market data is available.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining fair value of financial and non-financial assets and liabilities. Accordingly, the fair values may not reflect the amounts ultimately realized on a sale or other disposition of these assets. Below summarizes the methods and assumptions used to estimate the fair value of each class of financial instruments, for which it is practicable to estimate that value.

•	Cash and cash equivalents: The carrying amount of the cash approximates fair value.

•	Real estate asset held for sale: Highway 20 is carried at the lower of carrying amount or fair value, less the estimated selling costs.

•	Accounts payable and accrued expenses: The carrying amount approximates fair value due to the short term nature of these liabilities.

The company held no financial assets or liabilities required to be measured at fair value on a recurring or nonrecurring basis as of December 31, 2016 and December 31, 2015. From time to time, we record certain assets at fair value on a nonrecurring basis when there is evidence of impairment. As discussed in Note 3, we recorded an impairment charge on Highway 20 during the year ended December 31, 2015 as its fair value, less the estimated costs to sell, was lower than its carrying value. We determined the fair value of Highway 20 using Level 3 inputs. As of December 31, 2016, Highway 20 is carried at net realizable value.

8. SEGMENT REPORTING

FASB ASC Topic 280-10, Segment Reporting – Overall, established standards for reporting financial and descriptive information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The company operated in a single business segment, which is the ownership and management of real estate assets.

9. RELATED PARTY TRANSACTIONS

Management Agreement. In connection with the recapitalization transactions with A-III, on January 30, 2015, the company entered into a management agreement (the “Management Agreement”) with A-III Manager LLC (the “Manager”), which is a wholly-owned subsidiary of A-III, among other things, to provide for the day-to-day management of the company by the Manager, including investment activities and operations of the company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the company and all of its subsidiaries in conformity with the company’s investment guidelines and other policies that are approved and monitored by the Board.

The Manager maintains an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, will provide a management team along with appropriate support personnel for the Manager to deliver the management services to the company. Under the terms of the Management Agreement, among other things, the Manager will refrain from any action that, in its reasonable judgment made in good faith, is not in compliance with the investment guidelines and would, when applicable, adversely affect the qualification of the company as a REIT. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by the company or the Manager in accordance with its terms.

F-15

For the services to be provided by the Manager, the company is required to pay the Manager the following fees:

•	an annual base management fee equal to 1.50% of the company’s “Equity” (as defined below), calculated and payable quarterly in arrears in cash;

•	a property management fee equal to 4.0% of the gross rental receipts received each month at the company’s and its subsidiaries’ properties, calculated and payable monthly in arrears in cash;

•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by the company or any of its subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;

•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by the company or any of its subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the Management Agreement with certain exceptions (this disposition fee will not apply to the sale of the four legacy land parcels); and

•	an incentive fee (as described below) based on the company’s “Adjusted Net Income” (as defined below) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined below), calculated and payable in arrears in cash on a rolling quarterly basis.

For purposes of calculating the base management fee, “Equity” means (a) the sum of (1) the net proceeds from all issuances of the company’s common stock and OP Units (without double counting) and other equity securities on and after the closing, which will include the common stock issued to A-III in the recapitalization transaction (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) and any issuances of common stock or OP Units in exchange for property investments and other investments by the company, plus (2) the product of (x) the sum of (i) the number of shares of common stock issued and outstanding immediately before the closing of the recapitalization transaction and (ii) the number of shares of common stock for which the number of OP Units issued and outstanding immediately before the date of the closing of the recapitalization transaction (excluding any OP Units held by the company) may be redeemed in accordance with the terms of the agreement of limited partnership of the operating partnership and (y) the purchase price per share paid by A-III for the shares of common stock the company issued to A-III in the recapitalization transaction, as the purchase price per share may be subsequently adjusted as described above, plus (3) the retained earnings of the company and the operating partnership (without double counting) calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), minus (b) any amount in cash that the company or the operating partnership has paid to repurchase common stock, OP Units, or other equity securities of the company as of the closing date of the recapitalization transaction. Equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in the financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between the Manager and the company’s independent directors and approval by a majority of the independent directors and (3) the company’s accumulated deficit as of the closing date of the recapitalization transaction.

For purposes of the Management Agreement, “Incentive Fee” means an incentive fee, calculated and payable after each fiscal quarter, in an amount equal to the excess, if any, of (i) the product of (A) 20% and (B) the excess, if any, of (1) the company’s Adjusted Net Income (described below) for such fiscal quarter and the immediately preceding three fiscal quarters over (2) the Hurdle Amount (described below) for such four fiscal quarters, less (ii) the sum of the Incentive Fees already paid or payable for each of the three fiscal quarters preceding that fiscal quarter. Any adjustment to the Incentive Fee calculation proposed by the Manager will be subject to the approval of a majority of the independent directors.

For purposes of calculating the Incentive Fee, “Adjusted Net Income” for the preceding four fiscal quarters means the net income calculated in accordance with GAAP after all base management fees but before any acquisition expenses, expensed costs related to equity issuances, incentive fees, depreciation and amortization and any non-cash equity compensation expenses for such period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as other non-cash charges after discussion between the Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges. Adjusted Net Income includes net realized gains and losses, including realized gains and losses resulting from dispositions of properties and other investments during the applicable measurement period.

F-16

For purposes of calculating the Incentive Fee, the “Hurdle Amount” is, with respect to any four fiscal quarter period, the product of (i) 7% and (ii) the weighted average gross proceeds per share of all issuances of common stock and OP Units (excluding issuances of common stock and OP Units, or their equivalents, as equity incentive awards), with each such issuance weighted by both the number of shares of common stock and OP Units issued in such issuance and the number of days that such issued shares of common stock and OP Units were outstanding during such four fiscal quarter period.

The first Incentive Fee calculation will not occur until after completion of the 2015 fiscal year. The Incentive Fee will be prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

The Manager is also entitled to receive a termination fee from the company under certain circumstances equal to four times the sum of (x) the average annual base management fee, (y) the average annual incentive fee, and (z) the average annual acquisition fees and disposition fees, in each case earned by the Manager in the most recently completed eight calendar quarters immediately preceding the termination.

Additionally, the company will be responsible for paying all of its own operating expenses and the Manager will be responsible for paying its own expenses, except that the company will be required to pay or reimburse certain expenses incurred by the Manager and its affiliates in connection with the performance of the Manager’s obligations under the Management Agreement, including:

•	reasonable out of pocket expenses incurred by personnel of the Manager for travel on the company’s behalf;

•	the portion of any costs and expenses incurred by the Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to the company in accordance with the expense allocation policies of the Manager or such affiliates;

•	all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the company’s business, including errors and omissions insurance covering activities of the Manager and its affiliates and any of their employees relating to the performance of the Manager’s duties and obligations under the Management Agreement or of its affiliates under the administrative services agreement between the Manager and A-III, other than insurance premiums incurred by the Manager for employer liability insurance;

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for the company and separate from offices of the Manager;

•	the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain Dedicated Employees that the Manager elects to provide to the company pursuant to the Management Agreement; provided that (A) if any such Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to the company and its business, the company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such Dedicated Employees based on the percentage of such employee’s working time and efforts spent on matters related to the company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees shall be subject to the approval of the Compensation Committee of the Board and, if required by the Board, of the Board and (C) during the one-year period following the date of the Management Agreement, the aggregate amount of cash compensation paid to Dedicated Employees of the Manager and its affiliates by the company, or reimbursed by the company to the Manager in respect thereof, will not exceed $500,000; and

•	any equity-based compensation that the company, upon the approval of the Board or the Compensation Committee of the Board, elects to pay to any director, officer or employee of the company or the Manager or any of the Manager’s affiliates who provides services to the company or any of its subsidiaries.

F-17

For the years ended December 31, 2016 and 2015, the company incurred a base management fee of $391,065 and $389,111, respectively, which was classified in management fee, affiliates in the consolidated statements of operations. In addition to the base management fee, the company is required to reimburse certain expenses, related wages, salaries and benefits incurred by the Manager. For the years ended December 31, 2016 and 2015, the company reimbursed expenses of $533,814 and $500,000, respectively, which was classified in allocated salaries and other compensation, affiliates in the consolidated statements of operations. At December 31, 2016 and 2015, the unpaid portion of the base management fee and allocated expenses in the amount of $216,991 and $245,753, respectively, was recorded in due to affiliates in the consolidated balance sheets.

For the year ended December 31, 2015, the company paid legal fees on behalf of the Manager in the amount of $18,442, for which it was reimbursed.

Additionally, for the year ended December 31, 2015, the Manager paid professional fees on behalf of the company in the amount of $50,000, which was reimbursed to the Manager in July 2015.

Transactions with Roberts Properties, Inc. and Roberts Properties Construction (the “Roberts Companies”) and its Affiliates

Reimbursement Arrangement for Consulting Services. The company entered into a reimbursement arrangement for services provided by the Roberts Companies, effective February 4, 2008, as amended January 1, 2014. Under the terms of the arrangement, the company reimburses the Roberts Companies for the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to the company.

Additionally, at the request of the company, Roberts Construction performed repairs and maintenance and other consulting services related to the company’s land parcels. Roberts Construction received cost reimbursements of $68 and $2,104 for the years ended December 31, 2016 and 2015, respectively, which were recorded in general and administrative expenses in the consolidated statements of operations.

For a period of 180 days after the closing of the recapitalization transaction with A-III, the company had the right to request the reasonable assistance of employees of Roberts Properties, Inc. with respect to transition issues and questions relating to the company’s properties and operations. This 180 day period terminated July 30, 2015. The employees of Roberts Properties, Inc. continued to provide limited services with respect to transition issues from July 30, 2015 through December 31, 2016. Consistent with the expired arrangement for transition services, the cost for these services was reimbursed in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided such services to the company. Under Mr. Robert’s Employment Agreement, First Extension Agreement and Second Extension Agreement, Mr. Roberts has agreed to supervise the disposition of the remaining legacy property. Affiliates of Mr. Roberts may provide services to the company in connection with the sale of such property. The fees and costs we pay for such services will be considered selling costs for purposes of the true-up arrangement under the Stock Purchase Agreement.

Under these arrangements, the company incurred costs with Roberts Properties of $68,513 and $119,589 for the years ended December 31, 2016 and 2015, respectively, which were recorded in general and administrative expenses in the consolidated statements of operations. Roberts Properties also received cost reimbursements in the amount of $86 and $9,768 for the years ended December 31, 2016 and 2015, respectively, for the company’s operating costs and other related expenses paid by Roberts Properties. At December 31, 2016 and 2015, the unpaid portion of these costs in the amount of $85 and $2,179, respectively, was recorded in due to affiliates, which none was related to real estate assets held for sale in the consolidated balance sheets. Included in the liabilities related to real estate assets held for sale as of December 31, 2015 were unpaid costs of $640.

Sale of Bradley Park Land. The company entered into a contract to sell its Bradley Park Land to Bradley Park Apartments, LLC, which is an affiliate of Mr. Roberts, who is a director of the company. The company’s Audit Committee in existence prior to and after the A-III transaction approved the transaction in accordance with the committee’s charter and in compliance with applicable listing rules of the Exchange. The company’s Board in existence prior to and after the A-III transaction also approved the transaction in accordance with its Code of Business Conduct and Ethics. See Note 3 for details of the transaction.

F-18

Sale of Highway 20. The operating partnership entered into a contract to sell Highway 20 to Roberts Capital Partners, LLC, which is an affiliate of Mr. Roberts, who is a director of the company. The company’s Audit Committee approved the transaction in accordance with the committee’s charter and in compliance with applicable listing rules of the Exchange. The company’s Board also approved the transaction in accordance with its Code of Business Conduct and Ethics. See Note 3 for details of the transaction.

Sublease of Office Space. The company is under a sublease agreement for 1,817 square feet of office space with Roberts Capital Partners, LLC since April 7, 2014, the lease commencement date. Roberts Capital Partners, LLC is owned by Mr. Roberts. The terms of the sublease agreement were the same terms that Roberts Capital Partners, LLC has with the unrelated third party landlord. Roberts Capital Partners, LLC is liable to the building owner for the full three-year term of its lease; however, the company negotiated a 90-day right to terminate its sublease. The sublease expires on April 7, 2017, subject to a one-year extension option. The company paid a security deposit of $20,577 upon the execution of the lease. During the years ended December 31, 2016 and 2015, the company incurred rent expense of $33,274 and $31,003, respectively.

Extension Agreement Extending Term of Governance and Voting Agreement and Employment Agreement

On February 1, 2016, the company, A-III and Mr. Roberts, entered into the First Extension Agreement, effective as of January 28, 2016, extending the terms of the Employment Agreement by and between the company and Mr. Roberts and the Governance and Voting Agreement by and among the company, A-III and Mr. Roberts. On June 15, 2016, the company, A-III and Mr. Roberts, entered into the Second Extension Agreement, effective as of June 15, 2016, further extending the terms of the Employment Agreement and the Governance and Voting Agreement. As a result of these amendments, the parties agreed to extend the expiration of the term of each of the Employment Agreement and the Governance and Voting Agreement from June 30, 2016, the first extension date, to December 31, 2016. On December 31, 2016, the Employment Agreement expired and Mr. Roberts ceased to be an officer or employee of our company. On October 10, 2016, the company, A-III and Mr. Roberts, entered into the Extension of Governance and Voting Agreement, effective as of October 10, 2016, further extending the term of the Governance and Voting Agreement, but not the Employment Agreement. As a result of the Extension of Governance and Voting Agreement, the parties have agreed to extend the expiration of the term of the Governance and Voting Agreement from December 31, 2016 to June 30, 2017. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Governance and Voting Agreement shall continue in full force and effect until June 30, 2017, unless the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

10. COMMITMENTS AND CONTINGENCIES

The company and the operating partnership may be subject to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of these matters should not have a material adverse effect on the company’s financial position, results of operations or cash flows.

Under various federal, state, and local environmental laws and regulations, the company may be required to investigate and clean up the effects of hazardous or toxic substances at its properties, including properties that have previously been sold. The preliminary environmental assessment of the company’s property has not revealed any environmental liability that the company believes would have a material adverse effect on its business, assets, or results of operations, nor is the company aware of any such environmental liability.

See Note 9 - Related Party Transactions for details of the company’s management agreement and sublease for office space with related parties.

F-19

Exhibit No.	Description

3.1

Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. filed with the Georgia Secretary of State on July 22, 2004. [Incorporated by reference to Exhibit 3.1 in our quarterly report on Form 10-Q for the quarter ended September 30, 2004.]

3.2

Articles of Amendment to Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. to eliminate ownership limit, effective January 30, 2015. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.]

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. to change company name, effective January 30, 2015. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.]

3.4	Amended and Restated Bylaws of Roberts Realty Investors, Inc. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 4, 2008.]

3.5	Amendment to Amended and Restated Bylaws of Roberts Realty Investors, Inc. to give the Board of Directors the authority to fix the number of Directors at five or any greater number, effective January 30, 2015. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.]

4.1	Agreement of Limited Partnership of Roberts Properties Residential, L.P., dated October 4, 1994. [Incorporated by reference to Exhibit 4.1 in our quarterly report on Form 10-Q for the quarter ended June 30, 2011.]

4.1.1	First Amended and Restated Agreement of Limited Partnership of Roberts Properties Residential, L.P., dated as of October 4, 1994, as amended. [Incorporated by reference to Exhibit 4.1.1 in our quarterly report on Form 10-Q for the quarter ended June 30, 2011.]

4.1.2	Amendment #1 to First Amended and Restated Agreement of Limited Partnership of Roberts Properties Residential, L.P., dated as of October 13, 1994. [Incorporated by reference to Exhibit 4.1.2 in our quarterly report on Form 10-Q for the quarter ended June 30, 2011.]

4.1.3	Amendment #2 to First Amended and Restated Agreement of Limited Partnership of Roberts Properties Residential, L.P. [Incorporated by reference to Exhibit 10.1 in our Registration Statement on Form S-3 filed July 8, 1999, registration number 333-82453.]

4.2	Certificate of Limited Partnership of Roberts Properties Residential, L.P. filed with the Georgia Secretary of State on July 22, 1994. [Incorporated by reference to Exhibit 4.2 in our quarterly report on Form 10-Q for the quarter ended June 30, 2011.]

Highway 20

10.1.1	Design and Development Agreement between Roberts Properties Residential, L.P. and Roberts Properties, Inc. for the Highway 20 land parcel in Cumming, Georgia, dated as of February 21, 2006. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated February 21, 2006.]

10.1.2

Construction Contract between Roberts Properties Residential, L.P. and Roberts Properties Construction, Inc. for the Highway 20 land parcel in Cumming, Georgia, dated as of February 21, 2006.  [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated February 21, 2006.]

F-20

Exhibit No.	Description

10.1.3	Sales Contract dated October 7, 2016, by and between ACRE Realty LP and Roberts Capital Partners, LLC, a Georgia limited liability company. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 13, 2016.]

Compensation Agreements and Arrangements, and Restricted Stock Plan

10.2.1	2006 Roberts Realty Investors, Inc. Restricted Stock Plan, as amended effective January 27, 2009. [Incorporated by reference to Exhibit 4.1 in the company’s post-effective amendment to its Registration Statement on Form S-8 filed with the SEC on January 29, 2009.]

10.2.2

Revised Form of Restricted Stock Award Agreement (supersedes the form of restricted stock award agreement attached as Exhibit A to Annex A to our proxy statement for our 2006 annual meeting filed with the SEC on July 20, 2006). [Incorporated by reference to Exhibit 10.3 in our quarterly report on Form 10-Q for the quarter ended March 31, 2007.]

10.2.3	Form of Independent Director Restriction Agreement. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 14, 2015.]
10.2.4	Form of Officer Restriction Agreement. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 14, 2015.]

Miscellaneous Agreements with Affiliates

10.3.1	Reimbursement arrangement between Roberts Realty Investors, Inc. and Roberts Properties, Inc., effective February 8, 2008. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated February 4, 2008.]

10.3.2	Summary of Amended Reimbursement Arrangement Between Roberts Realty Investors, Inc. and Each of Roberts Properties, Inc. and Roberts Properties Construction, Inc. (effective January 1, 2011). [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated January 24, 2011.]

10.3.3	Summary of Amended Reimbursement Arrangement Between Roberts Realty Investors, Inc. and Each of Roberts Properties, Inc. and Roberts Properties Construction, Inc. (effective January 1, 2014). [Incorporated by reference to our current report on Form 8-K dated January 20, 2014.]

10.3.4	Office Lease by and between Roberts Capital Partners, LLC, as Landlord, and Roberts Properties Residential, L.P., as Tenant, dated as of February 19, 2014. [Incorporated by reference to our current report on Form 8-K dated February 19, 2014.]

10.3.5	Stock Purchase Agreement dated as of November 19, 2014 by and among Roberts Realty Investors, Inc., Roberts Properties Residential, L.P., and A-III Investment Partners LLC. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated November 19, 2014.]

10.3.6	Form of Indemnification Agreement dated as of November 19, 2014 by and between Roberts Realty Investors, Inc. and each of its directors and officers. [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated November 19, 2014.]

10.3.7	Management Agreement, dated as of January 30, 2015 by and among Roberts Realty Investors, Inc., Roberts Properties Residential, L.P. and A-III Manager LLC. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated February 2, 2015.]

10.3.8	Governance and Voting Agreement, dated as of January 30, 2015 by and among Roberts Realty Investors, Inc., A-III Investment Partners LLC and Charles S. Roberts. [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated February 2, 2015.]

10.3.9	Employment Agreement, dated as of January 30, 2015 by and between Roberts Realty Investors, Inc. and Charles S. Roberts. [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated February 2, 2015.]

10.3.10	Extension Agreement, dated as of January 28, 2016, by and among ACRE Realty Investors Inc., A-III Investment Partners LLC and Charles S. Roberts. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated February 2, 2016.]

F-21

Exhibit No.	Description

10.3.11	Release Agreement and Covenant Not to Sue of Charles S. Roberts dated November 30, 2015. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated December 3, 2015.]

10.3.12	Registration Rights Agreement, dated as of January 30, 2015 by and between Roberts Realty Investors, Inc. and A-III Investment Partners LLC. [Incorporated by reference to Exhibit 10.4 in our current report on Form 8-K dated February 2, 2015.]

10.3.13	Tax Protection Agreement, dated as of January 30, 2015 by and among Roberts Realty Investors, Inc., Roberts Properties Residential, L.P., A-III Investment Partners LLC and A-III Manager LLC. [Incorporated by reference to Exhibit 10.5 in our current report on Form 8-K dated February 2, 2015.]

10.3.14	Warrant Agreement, dated as of January 30, 2015 by and between Roberts Realty Investors, Inc. and A-III Investment Partners LLC. [Incorporated by reference to Exhibit 10.6 in our current report on Form 8-K dated February 2, 2015.]

10.3.15	Second Extension Agreement, dated as of June 15, 2016, by and among ACRE Realty Investors Inc., A-III Investment Partners LLC and Charles S. Roberts. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated June 15, 2016.]

10.3.16	Extension of Governance and Voting Agreement, dated as of October 10, 2016, by and among ACRE Realty Investors, Inc., A-III Investment Partners LLC and Charles S. Roberts. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 14, 2016.]

Other Exhibits:

21	Subsidiaries of ACRE Realty Investors Inc.

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP.

31	Certifications of Edward Gellert and Mark E. Chertok pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32	Certifications of Edward Gellert and Mark E. Chertok pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

101	The following materials from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, formatted in eXtensible Business Reporting Language (XBRL): (a) Consolidated Balance Sheets at December 31, 2016 and December 31, 2015; (b) Consolidated Statements of Operations for each of the years ended December 31, 2016 and 2015; (c) Consolidated Statements of Shareholders’ Equity for each of the years ended December 31, 2016 and 2015; (d) Consolidated Statements of Cash Flows for each of the years ended December 31, 2016 and 2015; and (e) Notes to Consolidated Financial Statements.*

* Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

F-22

 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 2017

ACRE Realty Investors Inc.
(formerly named Roberts Realty Investors, Inc.)

By:	/s/ Mark E. Chertok
Mark E. Chertok, Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Gellert
Edward Gellert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 9, 2017
/s/ Bruce D. Frank
Bruce D. Frank	Director	March 9, 2017
/s/ Robert G. Koen
Robert G. Koen	Director	March 9, 2017
/s/ Robert C. Lieber
Robert C. Lieber	Director	March 9, 2017
/s/ Robert L. Loverd
Robert L. Loverd	Director	March 9, 2017
/s/ Kyle A. Permut
Kyle A. Permut	Director	March 9, 2017
/s/ Charles S. Roberts
Charles S. Roberts	Director	March 9, 2017

F-23

APPENDIX C

Quarterly Report on Form 10-Q for the quarter ended JUNE 30, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2017

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________ to ________________

Commission file number: 001-13183

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2122873
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

212-878-3504

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒      No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒      No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐      No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at August 4, 2017
Common Stock, $.01 par value per share	20,494,631 shares

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The words “expect,” “intend,” “estimate,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. We make forward-looking statements in the notes to the unaudited consolidated financial statements included in this report and in Part I, Item 2 of this report.

Some of the forward-looking statements relate to our intent, belief, or expectations regarding our Plan of Dissolution (defined below). See our preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2017 for a description of the Risk Factors to be considered by shareholders in deciding whether to approve the Plan of Dissolution. Other forward-looking statements relate to trends affecting our financial condition and results of operations, our anticipated capital needs and expenditures, and how we may address these needs. These statements involve risks, uncertainties, assumptions, and other factors discussed in this report and in our other filings with the SEC. These forward-looking statements are not guarantees of future performance and our actual results may differ materially from those that are anticipated in the forward-looking statements. See Item 1A, Risk Factors, in our Form 10-K for the year ended December 31, 2016, for a description of some of the important factors that may affect actual outcomes.

The following are some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We can give no assurance that we will be able to successfully implement the Plan of Dissolution and distribute the net proceeds from liquidation to our shareholders as we expect.
•	We may face unanticipated delays or costs relating to our Plan of Dissolution, which may reduce or delay our payment of liquidating distributions.
•	We can give no assurance regarding the timing of the completion of the Plan of Dissolution and the amount and timing of liquidating distributions to be received by our shareholders.
•	We may face risks associated with legal proceedings, including shareholder litigation, that may be instituted against us related to the Plan of Dissolution.
•	Disruptions in the financial markets and uncertain economic conditions could adversely affect the implementation of our Plan of Dissolution.

•	If the Plan of Dissolution is not approved by our shareholders, we would owe our Manager management fees.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

1

PART I – Financial Information

Item 1. Financial Statements

ACRE REALTY INVESTORS INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2017	2016
ASSETS

Real estate asset held for sale	$—	$4,283,385
Cash and cash equivalents	19,904,391	16,638,702
Other assets	197,116	125,436

Total assets	$20,101,507	$21,047,523

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$537,437	$479,683
Due to affiliates	207,699	217,076
Liabilities related to real estate asset held for sale	—	1,498

Total liabilities	745,136	698,257

Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 100,000,000 shares authorized, 20,567,348 and 20,563,182 shares issued and 20,494,631 and 20,490,465 shares outstanding at June 30, 2017 and December 31, 2016, respectively	205,674	205,632
Additional paid-in capital	44,490,555	44,485,281
Treasury shares, at cost 72,717 shares both at June 30, 2017 and December 31, 2016	(71,332)	(71,332)
Accumulated deficit	(25,963,980)	(25,005,431)

Total ACRE Realty Investors Inc. shareholders’ equity	18,660,917	19,614,150

Non-controlling interest – operating partnership	695,454	735,116

Total equity	19,356,371	20,349,266

Total liabilities and shareholders’ equity	$20,101,507	$21,047,523

See notes to the unaudited consolidated financial statements.

2

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues:
Total Revenues	$—	$—	$—	$—

Expenses:
Property, insurance and other expenses	3,210	3,575	6,421	7,080
Real estate taxes	4,184	4,409	8,585	8,818
Management fees, affiliate	86,430	97,687	175,478	200,013
Allocated salaries and other compensation, affiliate	100,243	127,540	218,341	294,685
General and administrative expenses	406,841	950,825	1,018,403	1,577,397

Total Expenses	600,908	1,184,036	1,427,228	2,087,993

Other Income:
Gain on sale of asset	432,793	—	432,793	—

Net Loss	(168,115)	(1,184,036)	(994,435)	(2,087,993)

Loss Attributable to Non-controlling Interest	(6,045)	(45,446)	(35,886)	(83,269)

Net Loss Attributable to Common Shareholders	$(162,070)	$(1,138,590)	$(958,549)	$(2,004,724)

Loss Per Common Share - Basic and Diluted (Note 5)
Basic	$(0.01)	$(0.06)	$(0.05)	$(0.10)
Diluted	$(0.01)	$(0.06)	$(0.05)	$(0.10)

See notes to the unaudited consolidated financial statements.

3

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF EQUITY

(UNAUDITED)

	Common Shares		Attributable to Common Shareholders
	Number of Shares Issued	Amount	Additional Paid-In Capital	Treasury Shares	Accumulated Deficit	Total ACRE Shareholders’ Equity	Non- controlling Interest	Total Equity

BALANCE AT DECEMBER 31, 2016	20,563,182	$205,632	$44,485,281	$(71,332)	$(25,005,431)	$19,614,150	$735,116	$20,349,266

Net loss	—	—	—	—	(958,549)	(958,549)	(35,886)	(994,435)
Amortization of share based compensation	—	—	1,540	—	—	1,540	—	1,540
Redemption of operating partnership units for common shares	4,166	42	4,874	—	—	4,916	(4,916)	—
Adjustment for non-controlling interest in the operating partnership	—	—	(1,140)	—	—	(1,140)	1,140	—

BALANCE AT JUNE 30, 2017	20,567,348	$205,674	$44,490,555	$(71,332)	$(25,963,980)	$18,660,917	$695,454	$19,356,371

See notes to the unaudited consolidated financial statements.

4

ACRE REALTY INVESTORS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016

Operating Activities:
Net loss	$(994,435)	$(2,087,993)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of real estate asset	(432,793)	—
Amortization of shared-based compensation	1,540	110,824
Changes in operating assets and liabilities:
Increase in other assets	(71,680)	(53,949)
Decrease in due to affiliates	(9,377)	(17,080)
Increase in accounts payable and accrued expenses	56,256	450,382
Net cash used in operating activities	(1,450,489)	(1,597,816)

Investing Activities:
Proceeds from sale of real estate asset	4,725,000	—
Costs related to the sale of real estate asset	(8,822)	—
Net cash provided by investing activities	4,716,178	—

Financing Activities:
Net cash from financing activities	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	3,265,689	(1,597,816)

Cash and Cash Equivalents, Beginning of Period	16,638,702	19,874,915

Cash and Cash Equivalents, End of Period	$19,904,391	$18,277,099

Supplemental Disclosure of Cash Flow Information:
Cash paid for state taxes	$4,550	$5,356

Supplemental Schedule of Non-Cash Investing Activities and Financing Activities:
Redemption of operating partnership units for common shares	$4,916	$169,667

See notes to the unaudited consolidated financial statements.

5

ACRE REALTY INVESTORS INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND ORGANIZATION

ACRE Realty Investors Inc. (the “company”) (formerly known as Roberts Realty Investors, Inc. until its name was changed on January 30, 2015), a Georgia corporation, was formed on July 22, 1994 to serve as a vehicle for investments in, and ownership of, a professionally managed real estate portfolio of multifamily apartment communities. The company’s strategy has since changed upon the consummation of the transaction with A-III Investment Partners LLC, as described below.

The company conducts all of its operations and owns all of its assets in and through ACRE Realty LP (formerly known as Roberts Properties Residential, L.P. until its name was changed on January 30, 2015), a Georgia limited partnership (the “operating partnership”), or through wholly owned subsidiaries of the operating partnership. The company controls the operating partnership as its sole general partner and had a 96.41% and a 96.39% ownership interest in the operating partnership at June 30, 2017 and December 31, 2016, respectively.

On November 19, 2014, the company and its operating partnership entered into a Stock Purchase Agreement with A-III Investment Partners LLC (“A-III”) (the “Stock Purchase Agreement”). On January 30, 2015, the company and A-III closed the transactions contemplated under the Stock Purchase Agreement. At the closing, A-III purchased 8,450,704 shares of the company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12 million, and the company issued to A-III warrants to purchase up to an additional 26,760,563 shares of common stock at an exercise price of $1.42 per share ($38 million in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of the company’s four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. As of June 30, 2017, all of these land parcels owned at January 30, 2015 had been sold and there were no post-closing adjustments to the number of shares of our common stock previously issued to A-III or issuable upon exercise of the warrants.

After the closing, Roberts Realty Investors, Inc. amended its articles of incorporation to change its name to ACRE Realty Investors Inc. At the closing, the company, A-III and Charles S. Roberts (“Mr. Roberts”), Roberts Realty Investors, Inc.’s chairman and chief executive officer, entered into a Governance and Voting Agreement, dated January 30, 2015 (the “Governance and Voting Agreement”) and the company and Mr. Roberts entered into an employment agreement pursuant to which Mr. Roberts was appointed and employed by the company to serve as an Executive Vice President of our company. Pursuant to two extension agreements, the Governance and Voting Agreement and Employment Agreement were extended until December 31, 2016. On December 31, 2016, the Employment Agreement expired and Mr. Roberts ceased to be an officer or employee of our company, but remained a member of our board of directors (the “Board”) through April 4, 2017, the effective date of Mr. Roberts’ resignation from the Board. As a result of his resignation from the Board, all rights and obligations of Mr. Roberts under the Governance and Voting Agreement, dated January 30, 2015, as further amended, were terminated upon his resignation.

Plan of Dissolution

On June 26, 2017, in light of management’s recommendation and other factors described below, the Board approved the company’s voluntary dissolution and liquidation pursuant to a plan of dissolution (the “Plan of Dissolution”). As of June 30, 2017, the company has sold all of its legacy properties and as such, virtually, all of its assets consist of cash resulting from the sale of these legacy properties. Management and the company’s advisors, under the oversight of our Board, have explored strategic alternatives to enhance shareholder value but the process to date has not yielded any opportunities viewed by the company’s Board as reasonably likely to provide greater realizable value to the shareholders. In addition, management informed the company’s Board that, absent public announcement of a transaction that would result in the company becoming or acquiring an operating company, the NYSE MKT was expected to commence proceedings to suspend trading and delist its common stock. Accordingly, the company’s management and Board concluded that the voluntary dissolution and liquidation of the company pursuant to the Plan of Dissolution, subject to the shareholders’ approval, is in the best interests of the company and its shareholders. The principal purpose of the Plan of Dissolution is to maximize shareholder value by distributing the net proceeds from liquidation to the company’s shareholders. As the Plan of Dissolution requires approval of the affirmative vote of three-quarters of all of the shareholders entitled to vote on the matter, there can be no assurance that the Plan of Dissolution will be approved by the company’s shareholders.

6

The liquidation process and the amount and timing of any future liquidating distributions paid to shareholders involves risks and uncertainties. Accordingly, it is not possible to predict the timing of any future liquidating distributions or the aggregate amount which will ultimately be distributed to shareholders.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Quarterly Presentation. The accompanying consolidated financial statements and related notes of the company have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. The consolidated financial statements, including the notes are unaudited and exclude some disclosures required in audited financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the company’s December 31, 2016 consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission. Capitalized terms used herein and not otherwise defined, are defined in the company’s December 31, 2016 consolidated financial statements.

The consolidated financial statements have been prepared on a going concern basis. The company will adopt the liquidation basis of accounting once the Plan of Dissolution is approved by the shareholders.

Principles of Consolidation. The accompanying consolidated financial statements include the consolidated accounts of the company and the operating partnership, which is controlled by the company. The operating partnership is a variable interest entity (“VIE”), in which the company is considered to be the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The financial statements of the company have been adjusted for the non-controlling interest of the unitholders in the operating partnership.

The company consolidates the operating partnership, a VIE, in which it is considered to be the primary beneficiary. The primary beneficiary is the entity that has (i) the power to direct the activities that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. The company is required to reassess whether it is the primary beneficiary of a VIE for each reporting period. Our maximum exposure to loss is the carrying value of assets and liabilities of our operating partnership which represents all of our assets and liabilities.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Asset Held For Sale. The company classifies real estate assets as held for sale after the following conditions have been satisfied: (i) receipt of approval from its Board to sell the asset; (ii) the initiation of an active program to sell the asset; (iii) the asset is available for immediate sale; (iv) it is probable that the sale of the asset will be completed within one year; and (v) it is unlikely the plan to sell will change.

Real estate asset held for sale is recorded at the lower of the carrying amount or fair value less estimated selling costs. The company reviews the real estate asset held for sale each reporting period to determine that the carrying amount remains recoverable. If the carrying amount of the real estate asset exceeds the fair value, the asset will be written down by the amount the carrying amount exceeds the fair value amount. The fair value is determined by an evaluation of an appraisal, discounted cash flow analysis, sale price and/or other applicable valuation techniques. As of June 30, 2017, the company had sold all its real estate assets.

The company recognizes gains on the sales of assets when the sale has closed, title has passed to the buyer, adequate initial and continuing investment by the buyer is received and other attributes of ownership have been transferred to the buyer. All of these conditions are typically met at or shortly after closing. If any significant continuing obligation exists at the date of sale, the company defers a portion of the gain attributable to the continuing obligation until the continuing obligation has expired or is removed.

Cash and Cash Equivalents. The company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The company maintains cash and cash equivalent balances with financial institutions that may at times exceed the limits for insurance provided by the Federal Depository Insurance Corporation. The company has not experienced any losses related to these excess balances and management believes its credit risk is minimal.

7

Warrants. The company accounts for the warrants issued in connection with the A-III Stock Purchase Agreement in accordance with ASC 815, Accounting for Derivative Instruments and Hedging Activities, which provides guidance on the specific accounting treatment of a multitude of derivative instruments. The company received proceeds in a private placement stock offering and issued detachable warrants. The company evaluated the warrants to determine their relative fair value, using the backsolve method of the market approach, incorporating the adjusted Black-Scholes option valuation model at their time of issuance and allocated a portion of the proceeds from the private placement to the warrants based on their fair value. The warrants were recorded as a component of equity.

Earnings Per Share. Earnings per share is computed using the two-class method of accounting, which includes the weighted-average number of shares of common stock outstanding during the period and other securities that participate in dividends, such as our vested restricted stock, to arrive at total common equivalent shares. In applying the two-class method, earnings are allocated to both shares of common stock and securities that participate in dividends based on their respective weighted-average shares outstanding for the period. During periods of net loss, losses are allocated only to the extent that the participating securities are required to absorb such losses. Diluted earnings per share is calculated to reflect the potential dilution of all instruments or securities that are convertible into shares of common stock. For the company, this includes the warrants and unvested restricted stock during the periods presented. The company uses the two-class method or the treasury method, whichever is more dilutive.

Share-Based Compensation. The company records share-based awards to directors, which have no vesting conditions other than time of service, at the fair value of the award, measured at the date of grant. The fair value of share-based grants is being amortized to compensation expense ratably over the requisite service period, which is the vesting period. The company records share-based awards to non-employee officers, based on the estimated fair value of such award at the grant date that is remeasured quarterly for unvested awards. We amortize expense over the requisite service period related to share-based awards granted to non-employee officers.

Income Taxes. The company follows the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

In general, a valuation allowance is recorded if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Realization of the company’s deferred tax assets depends upon the company generating sufficient taxable income in future years in the appropriate tax jurisdictions to obtain a benefit from the reversal of deductible temporary differences and from loss carryforwards. The company records a valuation allowance, based on the expected timing of reversal of existing taxable temporary differences and its history of losses and future expectations of reporting taxable losses, if management does not believe it met the requirements to realize the benefits of certain of its deferred tax assets.

Fair Value of Financial Instruments. The company is required to disclose the fair value information about its financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. See Note 7, “Fair Value Measurements.”

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an update (“ASU 2014-09”) establishing ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. In August 2015, the FASB issued an update (“ASU 2015-14”) to ASC 606, Deferral of the Effective Date, which defers the adoption of ASU 2014-09 to interim and annual reporting periods in fiscal years that begin after December 15, 2017.  In March 2016, the FASB issued an update (“ASU 2016-08”) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard pursuant to ASU 2014-09.  In April 2016, the FASB issued an update (“ASU 2016-10”) to ASC 606, Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09.  In May 2016, the FASB issued an update (“ASU 2016-12”) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of the new revenue recognition standard pursuant to ASU 2014-09. In December 2016, the FASB issued an update (“ASU No. 2016-20”) to ASC 606, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which provides technical corrections and improvements to clarify Topic 606 or to correct unintended application of Topic 606. In February 2017, the FASB issued an update (“ASU No. 2017-05”), Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20), which clarifies the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets and simplifies GAAP for derecognition of a business or nonprofit activity by eliminating several accounting differences between transactions involving assets and transactions involving businesses. The company is currently evaluating the impact of the adoption of these ASUs on the company’s consolidated financial statements.

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In February 2016, the FASB issued an update (“ASU 2016-02”) establishing ASC Topic 842, Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract. ASU 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASU 2016-02 supersedes the previous leases standard, Leases (Topic 840). The standard is effective for annual reporting periods beginning after December 15, 2018, with early adoption permitted. The company is currently in the process of evaluating the impact the adoption of ASU 2016-02 will have on the company’s consolidated financial statements.

In March 2016, the FASB issued guidance (“ASU 2016-09”), Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 changes the accounting for certain aspects of share-based payments to employees. The guidance requires the recognition of the income tax effects of awards in the income statement when the awards vest or are settled, thus eliminating additional paid in capital pools. The guidance also allows for the employer to repurchase more of an employee’s shares for tax withholding purposes without triggering liability accounting. In addition, the guidance allows for a policy election to account for forfeitures as they occur rather than on an estimated basis.  For a public company, the standard is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Early adoption is permitted in any interim or annual period.  The adoption of this update beginning January 1, 2017 did not impact the company’s consolidated financial statements.

In August 2016, the FASB issued an update (“ASU 2016-15”), Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 amends ASC 230, Statement of Cash Flows, to provide guidance on the classification of certain cash receipts and payments in the statement of cash flows. For a public company, the standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The company has evaluated the impact that this guidance will have on the company’s consolidated financial statements and related disclosures and determined it will not have a material impact.

In November 2016, the FASB issued an update (“ASU 2016-18”), Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). ASU 2016-18 provides guidance on the classification and presentation of restricted cash in the statement of cash flows. Under the new guidance, restricted cash will be included in the cash and cash equivalent balances in the statement of cash flows. This guidance is effective for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years. Early adoption is permitted. The company has evaluated the impact that this guidance will have on the company’s consolidated financial statements and related disclosures and determined it will not have a material impact.

In January 2017, the FASB issued an update (“ASU 2017-01”), Clarifying the Definition of a Business to ASC Topic 805, Business Combinations. ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective prospectively for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for transactions that occurred before the issuance date or effective date of the standard if the transactions were not reported in financial statements that have been issued or made available for issuance. The adoption of this ASU 2017-01 will result in less real estate acquisitions qualifying as businesses and, accordingly, acquisition costs for those acquisitions that are not businesses will be capitalized rather than expensed. The company has early adopted this new guidance beginning January 1, 2017 and had no impact on the company’s consolidated financial statements when adopted.

In May 2017, the FASB issued an update (“ASU 2017-09”), Compensation – Stock Compensation (Topic 718), Scope of Modification Accounting. ASU 2017-09 clarifies which changes to the terms or conditions of share-based payment awards require an entity to apply modification accounting. Modification accounting should be applied unless all of the following have been met. The fair value of the modified award is the same as the fair value of the original award, the vesting condition of the modified award is the same as the vesting condition of the original award and the classification as an equity instrument or liability instrument of the modified award is the same as the classification of the original award immediately before the original award was modified. This guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. Early adoption is permitted. The amendments should be applied prospectively to an award modified on or after the adoption date. The company is evaluating the impact that this guidance will have on the company’s consolidated financial statements and related disclosures.

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3.	REAL ESTATE ASSET HELD FOR SALE

As of December 31, 2016, the company owned the land parcel known as Highway 20, a 38-acre site located in the City of Cumming, Georgia in Forsyth County, in the North Atlanta metropolitan area, zoned for 210 multifamily apartment units, which was classified as held for sale. On October 7, 2016, the operating partnership entered into a sale contract with Roberts Capital Partners, LLC, a related party, to sell Highway 20 for a purchase price of $4,725,000, including a reimbursement of $1,050,000 relating to prepaid sewer taps. On June 28, 2017, the company completed the sale of Highway 20 at a gain of $432,793. As a result of this sale, the company has no assets held for sale as of June 30, 2017.

The table below sets forth the assets and liabilities related to real estate asset held for sale at December 31, 2016:

December 31, 2016
Real Estate Asset Held for Sale	$4,283,385

Liabilities Related to Real Estate Asset Held For Sale	$1,498

4.	NON-CONTROLLING INTEREST – OPERATING PARTNERSHIP

Holders of operating partnership units (“OP Units”) generally have the right to require the operating partnership to redeem their units for shares of the company’s common stock. Upon submittal of units for redemption, the operating partnership has the option either (a) to acquire those units in exchange for shares, currently on the basis of 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) to pay cash for those units at their fair market value, based upon the then current trading price of the shares and using the same exchange ratio. Prior to December 29, 2015, we had an informal policy of issuing shares, in lieu of cash in exchange for units. On December 28, 2015, our Board formally adopted a policy whereby we shall only issue our common stock for redemption of units, rather than paying cash for such redemption in accordance with the operating partnership agreement. As a result of this change in policy, the company now requires the issuance of shares of common stock of the company in payment for the redemption of OP Units and therefore has effective control over the redemption and therefore the non-controlling interest is now being classified in permanent equity as of December 28, 2015 as opposed to temporary equity, and similarly at June 30, 2017 and December 31, 2016.

In July 2013, the operating partnership privately offered to investors who held both units of the operating partnership and shares of common stock the opportunity to contribute shares to the operating partnership in exchange for units (provided that the investors were “accredited investors” under SEC Rule 501 of Regulation D under the Securities Act of 1933, as amended). This opportunity remains open to those accredited investors. Consistent with the Conversion Factor noted above, the offering of units uses a “Contribution Factor” such that an accredited investor who contributes shares to the operating partnership will receive one unit for every 1.647 shares contributed.

The non-controlling interest of the unitholders in the operating partnership on the accompanying consolidated balance sheets is calculated by multiplying the non-controlling interest ownership percentage at the balance sheet date by the operating partnership’s net assets (total assets less total liabilities). The non-controlling interest ownership percentage is calculated at any point in time by dividing (x) (the number of units outstanding multiplied by 1.647) by (y) the total number of shares plus (the number of units outstanding multiplied by 1.647). The non-controlling interest ownership percentage will change as additional shares and/or units are issued or as units are redeemed for shares of the company’s common stock or as the company’s common stock is contributed to the operating partnership and units are issued in accordance with the Contribution Factor. The non-controlling interest of the unitholders in the income or loss of the operating partnership in the accompanying consolidated statements of operations is calculated based on the weighted average percentage of units outstanding during the period, which was 3.60% and 4.19% for the six months ended June 30, 2017 and 2016. There were 463,729 units and 466,259 units outstanding at June 30, 2017 and December 31, 2016, respectively. The equity balance of the non-controlling interest of the unitholders was $695,454 at June 30, 2017 and $735,116 at December 31, 2016.

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5.	SHAREHOLDERS’ EQUITY

Private Placement. On January 30, 2015, A-III purchased 8,450,704 shares of the company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12,000,000, and the company, for no additional consideration, issued to A-III warrants to purchase up to an additional 26,760,563 shares of the company’s common stock at an exercise price of $1.42 per share ($38,000,000 in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of the company’s four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. As of June 30, 2017, all of these land parcels owned at January 30, 2015 had been sold and there were no post-closing adjustments to the number of shares of common stock previously issued to A-III or issuable upon exercise of the warrants.

Warrants. Each of the aforementioned warrants entitles the holder to acquire one share of the company’s common stock. At the time of issuance, each warrant had an exercise price of $1.42 per share, subject to post-closing adjustments related to the sales of the legacy properties. The company evaluated the warrants to determine their relative fair value, using a variation of the adjusted Black-Scholes option valuation model at their time of issuance and allocated $4,910,000 of the proceeds from the private placement to the warrants based on their fair value. The warrants were recorded as a component of equity. The warrants expire on January 30, 2018. As of June 30, 2017, the warrants remained unexercised.

Redemption of Units for Shares. In accordance with the conversion factor explained in Note 4, “Non-controlling Interest – Operating Partnership,” 2,530 OP Units were redeemed for 4,166 shares of the company’s common stock for the six months ended June 30, 2017, and 87,366 OP Units were redeemed for 143,897 shares of the company’s common stock for the twelve months ended December 31, 2016. Redemptions are reflected in the accompanying consolidated financial statements at the closing price of the company’s stock on the date of redemption.

Contribution of Shares to the Operating Partnership. In accordance with the contribution factor explained in Note 4 – “Non-controlling Interest – Operating Partnership”, for the six months ended June 30, 2017 and the year ended December 31, 2016, there were no contribution of shares to the operating partnership. Contributions, if any, are reflected in the accompanying consolidated financial statements based on the closing price of the company’s stock on the date of contribution.

Restricted Stock. Shareholders of the company approved and adopted the company’s 2006 Restricted Stock Plan (the “Plan”) in August 2006. Prior to its expiration on August 21, 2016, the Plan provided for the grant of stock awards to employees, directors, consultants, and advisors. Under the Plan, as amended, the company could grant up to 654,000 shares of restricted common stock, subject to the anti-dilution provisions of the Plan. The maximum number of shares of restricted stock that could be granted to any one individual during the term of the Plan should not exceed 20% of the aggregate number of shares of restricted stock that could be issued. The Plan was administered by the Compensation Committee of the company’s Board. On October 12, 2015, based on the recommendation of the Compensation Committee of the Board of Directors, the Board approved a restricted stock grant of 260,000 shares of common stock to the independent directors and certain officers of the company, which was issued on March 28, 2016. The restricted stock was awarded pursuant to the Plan. Vesting of the awards for the independent directors and officers is subject to continued service through the vesting period. The company’s independent directors were each awarded 20,000 shares of restricted common stock, which vested on January 30, 2016. Certain of the company’s officers were awarded an aggregate of 180,000 shares of restricted common stock, which vest in equal one-third installments. There were 60,000 shares, which vested on each of January 30, 2016 and October 12, 2016. The remaining 60,000 shares will vest on October 12, 2017 or will be accelerated in connection with the Plan of Dissolution. Compensation expense related to restricted stock was $1,540 and $110,824 for the six months ended June 30, 2017 and 2016, respectively. On June 30, 2017, the company had unamortized compensation expense of $6,990 which is expected to be recognized over a weighted average period of 0.28 years.

Treasury Stock. The company has a stock repurchase plan under which it is authorized to repurchase up to 600,000 shares of its outstanding common stock. Under the stock repurchase plan, as of June 30, 2017, the company had authority to repurchase up to 540,362 shares of its outstanding common stock. The stock repurchase plan does not have an expiration date. The company did not repurchase any additional shares for the six months ended June 30, 2017 and 2016.

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Earnings Per Share. The following table shows the reconciliation of loss available for common shareholders and the weighted average number of shares used in the company’s basic and diluted earnings per share computations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Numerator	2017	2016	2017	2016

Net loss attributable to common shareholders – basic	$(162,070)	$(1,138,590)	$(958,549)	$(2,004,724)
Loss attributable to non-controlling interest	(6,045)	(45,446)	(35,886)	(83,269)
Net loss – diluted	$(168,115)	$(1,184,036)	$(994,435)	$(2,087,993)

Denominator
Weighted average number of common shares – basic	20,434,494	20,318,219	20,432,490	20,262,828

Effect of potential dilutive securities:
Weighted average operating partnership units, assuming conversion of all units to common shares	763,930	820,205	765,934	853,288
Weighted average number of common shares – diluted(a)	21,198,424	21,138,424	21,198,424	21,116,116

(a)	Due to the net loss for the three and six months ended June 30, 2017 and 2016, the incremental shares related to the unvested restricted stock and the warrants were excluded as they were anti-dilutive. Furthermore, the average share price of the company’s common stock was below the exercise price of the warrants for the three and six months ended June 30, 2017 and 2016.

6.	INCOME TAXES

The company prepared the provision following the guidance of FASB ASC 740, Income Taxes, using the estimated annual effective tax rate applied to the operating results of the company as of June 30, 2017. This rate does not include items related to significant unusual or extraordinary items that would be required to be separately reported or reported net of their related tax effect in the consolidated financial statements. At the end of each interim period the company makes its best estimate of the effective tax rate expected to be applicable for the full year. There were no discrete items during this quarter; therefore, the effective rate was the same rate that was used for the year ended December 31, 2016.  The consolidated effective tax rate was zero for the three and six months ended June 30, 2017 and 2016. In addition, the company had a taxable loss in each of the quarterly periods ended June 30, 2017 and 2016, and accordingly did not have an income tax liability in either of those periods.

7.	FAIR VALUE MEASUREMENTS

As discussed in Note 2, GAAP requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. The company measures and/or discloses the estimated fair value of financial assets and liabilities based on a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels:

•	Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date;

•	Level 2 - inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 - unobservable inputs for the asset or liability that are used when little or no market data is available.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining fair value of financial and non-financial assets and liabilities. Accordingly, the fair values may not reflect the amounts ultimately realized on a sale or other disposition of these assets. Below summarizes the methods and assumptions used to estimate the fair value of each class of financial instruments, for which it is practicable to estimate that value.

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•	Cash and cash equivalents: The carrying amount of the cash approximates fair value.

•	Real estate asset held for sale: At December 31, 2016, Highway 20 was carried at the lower of the carrying amount or fair value, less the estimated selling costs. The sale of Highway 20 closed on June 28, 2017.

•	Accounts payable and accrued expenses: The carrying amount approximates fair value due to the short term nature of these liabilities.

The company held no financial assets or liabilities required to be measured at fair value on a recurring or nonrecurring basis as of June 30, 2017 and December 31, 2016. From time to time, we record certain assets at fair value on a nonrecurring basis when there is evidence of impairment. There was no impairment charge on Highway 20 during the six months ended June 30, 2017 and 2016. As December 31, 2016, Highway 20 was carried at net realizable value. We determined the fair value of Highway 20 based on market data of comparable transactions, which are classified as Level 3 inputs.

8.	SEGMENT REPORTING

FASB ASC Topic 280-10, Segment Reporting – Overall, established standards for reporting financial and descriptive information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Prior to the sale of Highway 20 on June 28, 2017, the company had operated in a single reportable segment, which was the ownership and management of real estate assets. As of June 30, 2017, there was no reportable segment.

9.	RELATED PARTY TRANSACTIONS

Management Agreement. In connection with the recapitalization transactions with A-III, on January 30, 2015, the company entered into a management agreement (the “Management Agreement”) with A-III Manager LLC (the “Manager”), which is a wholly-owned subsidiary of A-III, among other things, to provide for the day-to-day management of the company by the Manager, including investment activities and operations of the company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the company and all of its subsidiaries in conformity with the company’s investment guidelines and other policies that are approved and monitored by the Board.

The Manager maintains an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, will provide a management team along with appropriate support personnel for the Manager to deliver the management services to the company. Under the terms of the Management Agreement, among other things, the Manager will refrain from any action that, in its reasonable judgment made in good faith, is not in compliance with the investment guidelines and would, when applicable, adversely affect the qualification of the company as a REIT. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by the company or the Manager in accordance with its terms.

For the services to be provided by the Manager, the company is required to pay the Manager the following fees:

•	an annual base management fee equal to 1.50% of the company’s “Equity” (as defined below), calculated and payable quarterly in arrears in cash;
•	a property management fee equal to 4.0% of the gross rental receipts received each month at the company’s and its subsidiaries’ properties, calculated and payable monthly in arrears in cash;
•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by the company or any of its subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;
•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by the company or any of its subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the Management Agreement with certain exceptions (this disposition fee does not apply to the sale of the four legacy land parcels that the company owned as of January 30, 2015); and
•	an incentive fee (as described below) based on the company’s “Adjusted Net Income” (as defined below) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined below), calculated and payable in arrears in cash on a rolling quarterly basis.

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For purposes of calculating the base management fee, “Equity” means (a) the sum of (1) the net proceeds from all issuances of the company’s common stock and OP Units (without double counting) and other equity securities on and after the closing, which will include the common stock issued to A-III in the recapitalization transaction (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) and any issuances of common stock or OP Units in exchange for property investments and other investments by the company, plus (2) the product of (x) the sum of (i) the number of shares of common stock issued and outstanding immediately before the closing of the recapitalization transaction and (ii) the number of shares of common stock for which the number of OP Units issued and outstanding immediately before the date of the closing of the recapitalization transaction (excluding any OP Units held by the company) may be redeemed in accordance with the terms of the agreement of limited partnership of the operating partnership and (y) the purchase price per share paid by A-III for the shares of common stock the company issued to A-III in the recapitalization transaction, as the purchase price per share may be subsequently adjusted as described above, plus (3) the retained earnings of the company and the operating partnership (without double counting) calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), minus (b) any amount in cash that the company or the operating partnership has paid to repurchase common stock, OP Units, or other equity securities of the company as of the closing date of the recapitalization transaction. Equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in the financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between the Manager and the company’s independent directors and approval by a majority of the independent directors and (3) the company’s accumulated deficit as of the closing date of the recapitalization transaction.

For purposes of the Management Agreement, “Incentive Fee” means an incentive fee, calculated and payable after each fiscal quarter, in an amount equal to the excess, if any, of (i) the product of (A) 20% and (B) the excess, if any, of (1) the company’s Adjusted Net Income (described below) for such fiscal quarter and the immediately preceding three fiscal quarters over (2) the Hurdle Amount (described below) for such four fiscal quarters, less (ii) the sum of the Incentive Fees already paid or payable for each of the three fiscal quarters preceding that fiscal quarter. Any adjustment to the Incentive Fee calculation proposed by the Manager will be subject to the approval of a majority of the independent directors.

For purposes of calculating the Incentive Fee, “Adjusted Net Income” for the preceding four fiscal quarters means the net income calculated in accordance with GAAP after all base management fees but before any acquisition expenses, expensed costs related to equity issuances, incentive fees, depreciation and amortization and any non-cash equity compensation expenses for such period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as other non-cash charges after discussion between the Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges. Adjusted Net Income includes net realized gains and losses, including realized gains and losses resulting from dispositions of properties and other investments during the applicable measurement period.

For purposes of calculating the Incentive Fee, the “Hurdle Amount” is, with respect to any four fiscal quarter period, the product of (i) 7% and (ii) the weighted average gross proceeds per share of all issuances of common stock and OP Units (excluding issuances of common stock and OP Units, or their equivalents, as equity incentive awards), with each such issuance weighted by both the number of shares of common stock and OP Units issued in such issuance and the number of days that such issued shares of common stock and OP Units were outstanding during such four fiscal quarter period.

After the 2015 fiscal year, the Incentive Fee will be prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

The Manager is also entitled to receive a termination fee from the company under certain circumstances equal to four times the sum of (x) the average annual base management fee, (y) the average annual incentive fee, and (z) the average annual acquisition fees and disposition fees, in each case earned by the Manager in the most recently completed eight calendar quarters immediately preceding the termination.

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Additionally, the company will be responsible for paying all of its own operating expenses and the Manager will be responsible for paying its own expenses, except that the company will be required to pay or reimburse certain expenses incurred by the Manager and its affiliates in connection with the performance of the Manager’s obligations under the Management Agreement, including:

•	reasonable out of pocket expenses incurred by personnel of the Manager for travel on the company’s behalf;

•	the portion of any costs and expenses incurred by the Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to the company in accordance with the expense allocation policies of the Manager or such affiliates;
•	all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the company’s business, including errors and omissions insurance covering activities of the Manager and its affiliates and any of their employees relating to the performance of the Manager’s duties and obligations under the Management Agreement or of its affiliates under the administrative services agreement between the Manager and A-III, other than insurance premiums incurred by the Manager for employer liability insurance;
•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for the company and separate from offices of the Manager;
•	the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain Dedicated Employees (as defined in the Management Agreement) that the Manager elects to provide to the company pursuant to the Management Agreement; provided that (A) if any such Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to the company and its business, the company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such Dedicated Employee based on the percentage of such employee’s working time and efforts spent on matters related to the company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees shall be subject to the approval of the Compensation Committee of the Board and, if required by the Board, of the Board and (C) during the one-year period following the date of the Management Agreement, the aggregate amount of cash compensation paid to Dedicated Employees of the Manager and its affiliates by the company, or reimbursed by the company to the Manager in respect thereof, will not exceed $500,000; and
•	any equity-based compensation that the company, upon the approval of the Board or the Compensation Committee of the Board, elects to pay to any director, officer or employee of the company or the Manager or any of the Manager’s affiliates who provides services to the company or any of its subsidiaries.

In light of the Plan of Dissolution, as discussed above, and in order to assist the company in preserving cash for future distributions to the company’s shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by the company’s shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the company under the management agreement between the company and the Manager. For the three and six months ended June 30, 2017 and 2016, the company incurred base management fees of $86,430, $175,478, $97,687 and $200,013, respectively, which were classified in management fee, affiliate in the consolidated statements of operations. In addition to the base management fee, the company is required to reimburse certain expenses, related wages, salaries and benefits incurred by the Manager. For the three and six months ended June 30, 2017 and 2016, the company reimbursed expenses of $100,243, $218,341, $127,540 and $294,685, respectively, which were classified in allocated salaries and other compensation, affiliate in the consolidated statements of operations. Also, during the three and six months ended June 30, 2017, the company reimbursed the Manager out of pocket travel expenses of $21,026 of the Manager on the company's behalf, which were included in general and administrative expenses in the consolidated statements of operations. At June 30, 2017 and December 31, 2016, the unpaid portion of the base management fee and, reimbursable allocated expenses in the amount of $207,768 and $216,991, respectively, was recorded in due to affiliates in the consolidated balance sheets.

Transactions with Roberts Properties, Inc. and Roberts Properties Construction (the “Roberts Companies”) and its Affiliates

Reimbursement Arrangement for Consulting Services. The company entered into a reimbursement arrangement for services provided by the Roberts Companies, effective February 4, 2008, as amended January 1, 2014. Under the terms of the arrangement, the company reimburses the Roberts Companies for the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to the company.

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Additionally, at the request of the company, Roberts Construction performed repairs and maintenance and other consulting services related to the company’s land parcels. Roberts Construction received cost reimbursements of $68 for the three and six months ended June 30, 2016. There were no cost reimbursements to Robert Construction for the three and six months ended June 30, 2017. These cost reimbursements were recorded in general and administrative expenses in the consolidated statement of operations.

For a period of 180 days after the closing of the recapitalization transaction with A-III, the company had the right to request the reasonable assistance of employees of Roberts Properties, Inc. with respect to transition issues and questions relating to the company’s properties and operations. This 180 day period terminated July 30, 2015. The employees of Roberts Properties, Inc. continued to provide limited services with respect to transition issues from July 30, 2015 through June 30, 2017. Consistent with the expired arrangement for transition services, the cost for these services was reimbursed in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided such services to the company. Under Mr. Roberts’ Employment Agreement, which expired December 31, 2016, Mr. Roberts agreed to supervise the disposition of the remaining legacy property. Affiliates of Mr. Roberts provided services to the company in connection with the sale of such property through December 31, 2016. Prior to the expiration of Mr. Roberts’ Employment Agreement, the company reimbursed the Roberts Companies the fees and costs for such services, which is included in the disclosure below and will be considered selling costs for purposes of the true-up arrangement under the Stock Purchase Agreement. Following the expiration of Mr. Roberts’ Employment Agreement on December 31, 2016, the company was no longer obligated to incur fees and costs for such services and accordingly, during the three months and six months ended June 30, 2017 did not incur any such fees or costs.

Under these arrangements, the company incurred costs with Roberts Properties of zero, $296, $27,310 and $44,357 for the three and six months ended June 30, 2017 and 2016, respectively, which were recorded in general and administrative expenses in the consolidated statements of operations. Roberts Properties also received cost reimbursements in the amount of $86 for the six months ended June 30, 2016 for the company’s operating costs and other related expenses paid by Roberts Properties. There were no cost reimbursements during the three months ended June 30, 2017 and 2016, and six months ended June 30, 2017. At June 30, 2017 and December 31, 2016, the unpaid portion of these costs was zero and $85, respectively, which were recorded in due to affiliates in the consolidated balance sheets.

Sale of Highway 20. On June 28, 2017, the company closed on the sale of Highway 20 to Roberts Capital Partners, LLC, which is an affiliate of Mr. Roberts, who was a director of the company until his resignation on April 4, 2017. The company’s Audit Committee approved the transaction in accordance with the committee’s charter and in compliance with applicable listing rules of the Exchange. The Board also approved the transaction in accordance with its Code of Business Conduct and Ethics. See Note 3, “Real Estate Held for Sale,” for details of the transaction.

Sublease of Office Space. The company was under a sublease agreement for 1,817 square feet of office space with Roberts Capital Partners, LLC from April 7, 2014 to April 7, 2017. Roberts Capital Partners, LLC is owned by Mr. Roberts. The terms of the sublease agreement were the same terms that Roberts Capital Partners, LLC has with the unrelated third party landlord. Roberts Capital Partners, LLC was liable to the building owner for the full three-year term of its lease; however, the company negotiated a 90-day right to terminate its sublease. The company paid a security deposit of $20,577 upon the execution of the lease. This security deposit was subsequently used to pay the monthly rent due beginning September 2016 through the end of the lease term. During the three and six months ended June 30, 2017 and 2016, the company incurred rent expense of $1,498, $9,692, $8,838 and $16,737, respectively, which was recorded in general and administrative expenses in the consolidated statements of operations.

Governance and Voting Agreement and Employment Agreement. Upon the closing of the A-III transaction, Charles S. Roberts, who previously served as the company’s Chairman, President and Chief Executive Officer, was appointed as an Executive Vice President, and served in such role through December 31, 2016, pursuant to an Employment Agreement, which expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company, but remained a member of our Board through April 4, 2017, the effective date of Mr. Roberts’ resignation from the Board. As a result of his resignation from the Board, all rights and obligations of Mr. Roberts under the Governance and Voting Agreement, dated January 30, 2015, as further amended, were terminated upon his resignation.

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10.	COMMITMENTS AND CONTINGENCIES

The company and the operating partnership may be subject to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of these matters cannot be predicted with certainty, management believes that the final outcome of these matters should not have a material adverse effect on the company’s financial position, results of operations or cash flows.

Under various federal, state, and local environmental laws and regulations, the company may be required to investigate and clean up the effects of hazardous or toxic substances at its properties, including properties that have previously been sold. The preliminary environmental assessment of the company’s property has not revealed any environmental liability that the company believes would have a material adverse effect on its business, assets, or results of operations, nor is the company aware of any such environmental liability.

See Note 9, “Related Party Transactions,” for details of the company’s management agreement with the related party.

See Note 11, “Subsequent Events,” for details regarding a books and records request from certain shareholders.

11.	SUBSEQUENT EVENTS

The company has engaged external counsel to assist the company in responding to a letter received on July 26, 2017 from a lawyer representing four of the Company’s shareholders who demand to inspect certain books and records of the company. On August 2, 2017, the company delivered, through its external counsel, a response to the demand letter and the company is coordinating with external counsel to deliver information in response to the demand.

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ITEM 2.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements in this report that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements. These risks are detailed in (a) Part I, Item 1A, Risk Factors, in our Form 10-K for the year ended December 31, 2016 and (b) our other SEC filings. Please also see the cautionary statements included in the Note Regarding Forward-Looking Statements at the beginning of this report.

Overview

ACRE Realty Investors Inc. is a commercial real estate investment and operating company focused on commercial real estate investments.

On January 30, 2015, our company and A-III Investment Partners LLC (“A-III”) closed a series of transactions that recapitalized our company and resulted in a change in control of our company. At the closing, A-III purchased 8,450,704 shares of our company’s common stock at a purchase price of $1.42 per share, for an aggregate purchase price of $12,000,000, and our company issued to A-III warrants to purchase up to an additional 26,760,563 shares of our company’s common stock at an exercise price of $1.42 per share ($38,000,000 in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of our company’s four legacy land parcels held on January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. We used a portion of the proceeds of A-III’s investment to pay off certain of our outstanding indebtedness. As of June 28, 2017, all of these land parcels owned at January 30, 2015 were sold and there were no post-closing adjustments to the common shares issued or to the common shares issuable upon exercise of the warrants.

Immediately after the closing, our company’s name was changed to ACRE Realty Investors Inc., and the name of our operating partnership was changed to ACRE Realty LP. On February 2, 2015, our common stock began trading under the new ticker symbol “AIII” (NYSE MKT: AIII). Our principal office was moved to 399 Park Avenue, 6th Floor, New York, New York 10022.

As a result of the transaction, A-III is the largest shareholder of our company, owning as of June 30, 2017 approximately 41% of our outstanding shares of common stock, or approximately 40% on a diluted basis assuming conversion of the outstanding units of limited partnership interest in our operating partnership into company common stock and assuming no exercise of the warrants we granted to A-III.

Effective as of the closing of the A-III transaction, our management was changed and our company is externally managed by our Manager, which is a wholly-owned subsidiary of A-III, pursuant to a management agreement between our company and the Manager that was executed at the closing of the A-III transaction on January 30, 2015. Immediately after the closing, the Manager designated, and the Board appointed, the following persons as the new executive officers of the company: Edward Gellert is Chief Executive Officer and President; Robert Gellert is Executive Vice President, Chief Operating Officer and Treasurer; Gregory Simon is Executive Vice President, General Counsel and Secretary; and Mark E. Chertok is Chief Financial Officer. Charles S. Roberts, who previously served as the company’s Chairman, President and Chief Executive Officer, was appointed as an Executive Vice President, and served in such role through December 31, 2016, pursuant to an Employment Agreement, which expired on December 31, 2016, at which time Mr. Roberts ceased to be an officer or employee of our company, but remained a member of our Board through April 4, 2017, the effective date of Mr. Roberts’ resignation from the Board. As a result of his resignation from the Board, all rights and obligations of Mr. Roberts under the Governance and Voting Agreement, dated January 30, 2015, as further amended, were terminated upon his resignation.

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The Operating Partnership

We conduct our business through ACRE Realty LP which will own, either directly or indirectly, through subsidiaries or joint ventures, any future properties we acquire. We refer to ACRE Realty LP as our operating partnership. The agreement of limited partnership of our operating partnership provides that it is not required to be dissolved until 2093. Our company is the sole general partner of our operating partnership and, as of June 30, 2017, owned a 96.41% interest in our operating partnership. Our ownership interest in our operating partnership entitles us to share in cash distributions from, and in the profits and losses of, the operating partnership generally in proportion to our ownership percentage. In this report, we refer to units of limited partnership interest in the operating partnership as “units” and to the holders of units as “unitholders.”

Under the limited partnership agreement of our operating partnership, unitholders generally have the right to require the operating partnership to redeem their units. A unitholder who submits units for redemption will receive, at our election, either (a) 1.647 shares for each unit submitted for redemption (the “Conversion Factor”), or (b) cash for those units at their fair market value, based upon the then current trading price of the shares. Prior to December 29, 2015, we had an informal policy of issuing shares, in lieu of cash in exchange for units. On December 28, 2015, our Board formally adopted a policy whereby we shall only issue our common shares for redemption of units, rather than paying cash for such redemption in accordance with the operating partnership agreement.

Whenever we issue and sell shares of our common stock, we are obligated to contribute the net proceeds from that issuance and sale to the operating partnership and the operating partnership is obligated to issue units to us. The operating partnership agreement permits the operating partnership, without the consent of the unitholders, to sell additional units and add limited partners.

Plan of Dissolution

On June 26, 2017, in light of management’s recommendation and other factors described below, the Board approved the Plan of Dissolution. As of June 30, 2017, we have sold all of our legacy properties and as such, virtually, all of our assets consist of cash resulting from the sale of these legacy properties. Management and our advisors, under the oversight of our Board, have explored strategic alternatives to enhance shareholder value but the process to date has not yielded any opportunities viewed by our Board as reasonably likely to provide greater realizable value to shareholders. In addition, management informed our Board that, absent public announcement of a transaction that would result in the company becoming or acquiring an operating company, the NYSE MKT was expected to commence proceedings to suspend trading and delist our common stock. Accordingly, our Board has concluded that the voluntary dissolution and liquidation of the company pursuant to the Plan of Dissolution, subject to shareholder approval, is in the best interests of the company and our shareholders. The principal purpose of the Plan of Dissolution is to maximize shareholder value by distributing the net proceeds from liquidation to the company’s shareholders. As the Plan of Dissolution requires approval of the affirmative vote of three-quarters of all of the shareholders entitled to vote on the matter, there can be no assurance that the Plan of Dissolution will be approved by the company’s shareholders.

If the Plan of Dissolution is approved by our shareholders, we expect to make an initial distribution of a portion of our cash as soon as practicable. We will distribute our remaining cash in subsequent distributions. We cannot predict the precise amount or timing of these subsequent liquidating distributions. The timing and amount of liquidating distributions will depend upon the actual expenses incurred; the timing of the satisfaction, settlement or rejection of all obligations of the company; and the amount to be paid in satisfaction of such obligations. Although our Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up our business, our Board intends to make such distributions as promptly as practicable.

On June 29, 2017, we received notice that the NYSE MKT had determined to immediately suspend trading in our common stock and commence proceedings to delist our common stock. In its decision to commence delisting proceedings, the NYSE MKT cited Section 1002(c) of the NYSE MKT Company Guide, which applies when a company has sold or otherwise disposed of its principal operating assets, or has ceased to be an operating company. We have a right to a review of the NYSE MKT’s determination to delist our common stock by a committee of the Board of Directors of the NYSE MKT. We do not intend to exercise this right at this time, and we do not expect our common stock to be listed for trading again, including on one of the OTC markets.

Critical Accounting Policies and Estimates

Refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2016 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” for a discussion of our critical accounting policies. There have been no material changes to these accounting policies for the three and six months ended June 30, 2017.

Recent Accounting Pronouncements

Please refer to Note 2 – Summary of Significant Accounting Policies – Recent Accounting Pronouncements, in the notes to the unaudited consolidated financial statements included in this Form 10-Q for information on recent accounting pronouncements and the expected impact on our financial statements.

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Results of Operations

Comparison of the three months ended June 30, 2017 to 2016

The following table highlights our operating results and should be read in conjunction with the consolidated financial statements and the accompanying notes included in this Form 10-Q.

	Three Months Ended June 30,
	2017	2016	Change

Total Revenues	$—	$—	$—

Expenses:
Property, insurance and other expenses	3,210	3,575	(365)
Real estate taxes	4,184	4,409	(225)
Management fees, affiliate	86,430	97,687	(11,257)
Allocated salaries and other compensation, affiliate	100,243	127,540	(27,297)
General and administrative expenses	406,841	950,825	(543,984)
Total expenses	600,908	1,184,036	(583,128)

Other income:
Gain on sale of asset	432,793	—	432,793

Net Loss	$(168,115)	$(1,184,036)	$1,015,921

Net loss decreased by $1,015,921 for the three months ended June 30, 2017 when compared to the three months ended June 30, 2016 primarily as a result of the decrease in overall expenses for the three months ended June 30, 2017 and the gain recognized in June 2017 from the sale of Highway 20, our only remaining property, prior to its sale. We explain the major variances between the three months ended June 30, 2017 and 2016 below.

Management fees, affiliate, decreased by $11,257 primarily as a result of the continued reduction in the fee computation base which is attributable to the company’s operating losses. The base management fee is equal to 1.50% per annum of our equity, as defined in the management agreement.

Allocated salaries and other compensation, affiliate, decreased by $27,297, primarily due to lower allocated time by certain dedicated officers. Under the management agreement, we are required to reimburse our Manager for the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain dedicated officers and employees that the Manager elects to provide to us.

General and administrative expenses decreased by $543,984, primarily as a result of the decrease in professional fees by $387,666, as the company, as of June 30, 2017, had ceased pursuing three potential acquisition transactions initiated between January 2016 and June 2017. In addition to the decrease in professional fees, general and administrative expenses decreased as a result of (a) no accrual of the 2017 audit fee coupled with the reversal of the prior quarter’s accrued audit fees in light of the Board’s Plan of Dissolution, which reduced accounting and tax fees by $74,491, (b) the termination of Mr. Roberts’s employment in December 2016, which caused payroll and related taxes to decrease by $62,500, (c) reduced activities as a result of the sale of all our legacy properties, which decreased our financial outsourcing fees by $44,258 and reimbursements to Robert Companies by $27,310, and (d) a $40,741 decrease in equity compensation expense related to the restricted stock, of which only one-third of the shares granted were unvested. The total decrease was partially offset by an increase in legal fees by $65,241, which was related to the Plan of Dissolution and other corporate matters, and an increase in director fees by $35,645 as a result of the increased number of meetings and the re-formation of a special committee of our Board who was responsible for reviewing and evaluating the potential liquidation and delisting of the company from the NYSE MKT exchange. The members of the special committee received an aggregate fee of $45,000 in February 2017 for their services relating to a potential acquisition transaction and a $1,000 fee for each meeting held.

Gain on sale of asset relates to the sale of Highway 20 in June 2017.

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Comparison of the six months ended June 30, 2017 to 2016

The following table highlights our operating results and should be read in conjunction with the consolidated financial statements and the accompanying notes included in this Form 10-Q.

	Six Months Ended June 30,
	2017	2016	Change

Total Revenues	$—	$—	$—

Expenses:
Property, insurance and other expenses	6,421	7,080	(659)
Real estate taxes	8,585	8,818	(233)
Management fees, affiliate	175,478	200,013	(24,535)
Allocated salaries and other compensation, affiliate	218,341	294,685	(76,344)
General and administrative expenses	1,018,403	1,577,397	(558,994)
Total expenses	1,427,228	2,087,993	(660,750)

Other income:
Gain on sale of asset	432,793	—	432,793

Net loss	$(994,435)	$(2,087,993)	$1,093,558

 Net loss decreased by $1,093,558 for the six months ended June 30, 2017 when compared to the six months ended June 30, 2016 primarily as a result of the decrease in overall expenses for the six months ended June 30, 2017 and the gain recognized in June 2017 from the sale of Highway 20, our only remaining property, prior to its sale. We explain the major variances between the six months ended June 30, 2017 and 2016 below.

Management fees, affiliate, decreased by $24,535 primarily as a result of the continued reduction in the fee computation base which is attributable to the company’s operating losses. The base management fee was equal to 1.50% per annum of our equity, as defined in the management agreement.

Allocated salaries and other compensation, affiliate, decreased by $76,344, primarily due to lower allocated time by certain dedicated officers. Under the management agreement, we are required to reimburse our Manager for the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain dedicated officers and employees that the Manager elects to provide to us.

General and administrative expenses decreased by $558,994, primarily as a result of the decrease in professional fees by $256,742, as the company, as of June 30, 2017, had ceased pursuing three potential acquisition transactions initiated between January 2016 and June 2017. In addition to the decrease in professional fees, general and administrative expenses decreased as a result of (a) the termination of Mr. Roberts’s employment in December 2016, which caused payroll and related taxes to decrease by $125,000, (b) a $109,283 decrease in equity compensation expense related to the restricted stock, of which only one-third of the shares granted were unvested, (c) reduced activities as a result of the sale of all our legacy properties, which decreased our financial outsourcing fees by $107,599 and reimbursements to Robert Companies by $44,061, and (d) no accrual of the 2017 audit fee in light of the Board’s Plan of Dissolution, which reduced accounting and tax fees by $74,521. The total decrease was partially offset by an increase in director fees by $117,645, as a result of the increased number of meetings and the formation of a special committee of our Board who was responsible for reviewing and evaluating one of the potential acquisition transactions and the potential liquidation and delisting of the company from the NYSE MKT exchange, and an increase in legal fees by $49,495 which was related to the Plan of Dissolution and other corporate matters. The members of the special committee received an aggregate fee of $45,000 in February 2017 for their services relating to the potential acquisition transaction and a $1,000 fee for each meeting held.

Gain on sale of assets related to the sale of Highway 20 in June 2017.

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Liquidity and Capital Resources

Overview

We require capital to fund our operating activities. Our capital sources currently consist of our cash balance of $19,904,391 derived from the sale of our legacy properties.

Short- and Long-Term Liquidity Outlook

As of June 30, 2017, we have sold all our legacy properties. Virtually all of our assets consist of cash resulting from the sale of these legacy properties, which has a balance of $19,904,391 as of June 30, 2017, and we had no mortgage debt at June 30, 2017 or December 31, 2016. Our principal demands for funds during the short- and long-term are and will be for the payment of operating expense and general and administrative expenses, including expenses in connection with the Plan of Dissolution, if approved by our shareholders, and the payment of liquidating distributions to shareholders.

As described above under “– Overview – Plan of Dissolution,” the Board approved the voluntary dissolution of the company. If the Plan of Dissolution is approved by our shareholders, we expect to pay all of our known liabilities, provide for unknown liabilities and distribute the net proceeds from liquidation to our shareholders. There can be no assurances regarding the amounts of any liquidating distributions or the timing thereof. However, we intend to make an initial distribution of a portion of our cash as soon as practicable after approval of the Plan of Dissolution.

Cash Flows

Cash and cash equivalents were $19,904,391 and $18,277,099 at June 30, 2017 and 2016, respectively. The following presents a summary of our consolidated statements of cash flows for the six months ended June 30, 2017 and 2016.

	Six Months Ended June 30,
	2017	2016
Net cash flow provided by (used in):
Operating activities	$(1,450,489)	$(1,597,816)
Investing activities	4,716,178	—
Financing activities	—	—
Net increase (decrease) in cash and cash equivalents	$3,265,689	$(1,597,816)

Six Months Ended June 30, 2017 Compared to June 30, 2016

Net cash used in operating activities decreased by $147,327, primarily as a result of a decrease in costs associated with pursuing three potential acquisition transactions.

Net cash provided by investing activities increased by $4,716,178 primarily as a result of the sale of Highway 20 in June 2017.

Capitalization

As of June 30, 2017, the company had 20,494,631 shares of common stock outstanding and 463,729 operating partnership units that could be exchanged for 763,793 shares of common stock, which are held by persons other than us.

Warrants

In connection with the A-III transaction, we issued warrants to purchase up to an additional 26,760,563 shares of our common stock at an exercise price of $1.42 per share to A-III ($38,000,000 in the aggregate). The purchase price per share and the exercise price of the warrants are subject to a potential post-closing adjustment upon completion of the sale of our four land parcels owned at January 30, 2015, which could result in the issuance of additional shares of common stock to A-III and an increase in the number of shares of common stock issuable upon exercise of the warrants. The warrants expire on January 30, 2018. As of June 30, 2017, these warrants remained unexercised. As of June 30, 2017, all of these land parcels owned at January 30, 2015 had been sold and there were no post-closing adjustments to the number of shares of our common stock previously issued to A-III or issuable upon exercise of the warrants.

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Contractual Obligations and Commitments

The following table summarizes our future estimated cash payments under existing contractual obligations as of June 30, 2017:

	Payment Due by Period
	Total	Less than One Year	1-3 Years	3-5 Years	Thereafter
Allocated salaries and other compensation, affiliate(1)	$100,243	$100,243	$—	$—	$—

(1)  We are required to reimburse our manager for salaries and other compensation of certain Dedicated Employees that the Manager elects to provide to us.

The table above only includes the allocated salaries and other compensation due under our Management Agreement and does not include the base management fee, incentive fee, property management fee, acquisition fee and disposition fee as such obligations, discussed below, do not have fixed and determinable payments. See below and in Note 9 to the consolidated financial statements, included under Item 1 in this Form 10-Q for a discussion with respect to our obligations pursuant to the Management Agreement.

Management Agreement

In connection with the recapitalization transactions with A-III, on January 30, 2015, the company entered into a Management Agreement with our Manager, which is a wholly-owned subsidiary of A-III, to among other things, provide for the day-to-day management of the company by the Manager, including investment activities and operations of the company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the company and all of its subsidiaries in conformity with the company’s investment guidelines and other policies that are approved and monitored by the Board.

For the services to be provided by the Manager, we are required to pay the Manager the following fees:

•	an annual base management fee equal to 1.50% of the company’s “Equity” (as defined in the Management Agreement), calculated and payable quarterly in arrears in cash;
•	a property management fee equal to 4.0% of the gross rental receipts received each month at the company’s and its subsidiaries’ properties, calculated and payable monthly in arrears in cash;
•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by the company or any of its subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;
•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by the company or any of its subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the agreement with certain exceptions (this disposition fee does not apply to the sale of the four legacy land parcels that the company owned as of January 30, 2015); and
•	an incentive fee equal to 20% of the company’s “Adjusted Net Income” (as defined in the Management Agreement) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined in the Management Agreement), calculated and payable in arrears in cash on a rolling quarterly basis.

In light of the Plan of Dissolution, as discussed above, and in order to assist the company in preserving cash for future distributions to the company’s shareholders, the Manager has agreed, commencing June 27, 2017, and subject to approval by the company’s shareholders of the Plan of Dissolution, to waive the management fees and certain expense reimbursements that the Manager is entitled to receive from the company under the management agreement between the company and the Manager.

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Effect of Floating Rate Debt

As of the filing date of this report, we have no outstanding indebtedness.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, special purpose entities or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intend to provide additional funding to any such entities.

No Quarterly Dividends

We have not paid regular quarterly dividends since the third quarter of 2001, and we have no present plans to pay distributions or to resume paying regular quarterly dividends.

Inflation

Inflation in the United States has been relatively low in recent years and did not have a significant impact on the results of operations for the company’s business for the periods shown in the unaudited consolidated financial statements. Although the impact of inflation has been relatively insignificant in recent years, it does remain a factor in the United States economy and could increase the cost of acquiring, selling, replacing or leasing properties in the future.

ITEM 3.      QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for smaller reporting companies.

ITEM 4.      CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

The company’s management, with the participation of the company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based upon such evaluation, the company’s Chief Executive Officer and Chief Financial Officer concluded that its disclosure controls and procedures were effective, as of June 30, 2017, to provide assurance that information that is required to be disclosed by the company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified by the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control

There were no changes in our internal control over financial reporting during the three months ended June 30, 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

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PART II – Other Information

ITEM 1.	LEGAL PROCEEDINGS

The company and the operating partnership are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against any of them. Routine litigation arising in the ordinary course of business is not expected to result in any material losses to us or the operating partnership.

ITEM 1A.	RISK FACTORS

In addition to the other information set forth in this Form 10-Q, you should carefully consider the factors discussed in Part I, Item 1A, “Risk Factors,” in our Form 10-K for the year ended December 31, 2016 (which was filed with the SEC on March 9, 2017) and in our preliminary proxy statement on Schedule 14A (which was filed with the SEC on July 24, 2017). These risk factors could materially affect our business, financial condition, or future results. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, and/or operating results.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

The exhibits described in the following Index to Exhibits are filed as part of this Form 10-Q.

Exhibit No.	Description

2.1	Plan of Dissolution of ACRE Realty Investors Inc. (incorporated by reference to Appendix A to Schedule 14A filed July 24, 2017).
3.1

Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. filed with the Georgia Secretary of State on July 22, 2004. (Incorporated by reference to Exhibit 3.1 in our quarterly report on Form 10-Q for the quarter ended September 30, 2004.)

3.2

Articles of Amendment to Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. to eliminate ownership limit, effective January 30, 2015. (Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.)

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of Roberts Realty Investors, Inc. to change company name, effective January 30, 2015. (Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.)

3.4	Amended and Restated Bylaws of Roberts Realty Investors, Inc. (Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 4, 2008.)

3.5	Amendment to Amended and Restated Bylaws of Roberts Realty Investors, Inc. to give the Board of Directors the authority to fix the number of Directors at five or any greater number, effective January 30, 2015. (Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated February 2, 2015.)
25

Exhibit No.	Description

31.1	Certification of Edward Gellert pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Mark E. Chertok pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Edward Gellert pursuant to 18 U.S.C. Section 1350, Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

32.2	Certification of Mark E. Chertok pursuant to 18 U.S.C. Section 1350, Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

101	The following financial statements from ACRE Realty Investor Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets (unaudited); (ii) the Consolidated Statements of Operations (unaudited); (iii) the Consolidated Statements of Equity (unaudited); (iv) the Consolidated Statements of Cash Flows (unaudited); and (v) the Notes to the Consolidated Financial Statements.*

* Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2017

ACRE Realty Investors Inc.
(formerly named Roberts Realty Investors, Inc.)

	By:	/s/ Mark E. Chertok
Mark E. Chertok, Chief Financial Officer
(the registrant’s principal financial and accounting officer, who is duly authorized to sign this report)

SPECIAL MEETING OF SHAREHOLDERS OF

ACRE REALTY INVESTORS INC.

October 5, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card, and a copy of the 2016 Annual Report to Shareholders are also available at www.acrerealtyinvestors.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided

SPECIAL MEETING OF SHAREHOLDERS OF ACRE REALTY INVESTORS INC. October 5, 2017 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and a copy of the 2016 Annual Report to Shareholders are also available at http://www.acrerealtyinvestors.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the voluntary dissolution and liquidation of ACRE Realty Investors Inc. (the “Company”) pursuant to a Plan of Dissolution (the “Plan of Dissolution”) in substantially the form attached to the accompanying proxy statement as Appendix A. 2. To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 and 2. If you requested to receive printed proxy materials, please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the special meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ envelope provided. ---------------- 00030030000000001000 0 100517 Please check box if you intend to attend the meeting in person. FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF SHAREHOLDERS OF ACRE REALTY INVESTORS INC. October 5, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or Telephone. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 00030030000000001000 0 100517 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and a copy of the 2016 Annual Report to Shareholders are also available at http://www.acrerealtyinvestors.com 1. To approve the voluntary dissolution and liquidation of ACRE Realty Investors Inc. (the “Company”) pursuant to a Plan of Dissolution (the “Plan of Dissolution”) in substantially the form attached to the accompanying proxy statement as Appendix A. 2. To grant discretionary authority to the Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 and 2. If you requested to receive printed proxy materials, please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the special meeting. Please check box if you intend to attend the meeting in person. FOR AGAINST ABSTAIN

0 ------------------ .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ACRE REALTY INVESTORS INC. c/o Avenue Capital Group 399 Park Avenue 6th Floor New York, NY 10022 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 5, 2017 The shareholder(s) who sign this proxy card on the reverse side appoint Edward Gellert and Gregory Simon, and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of common stock of ACRE Realty Investors Inc. that such person(s) hold of record at the special meeting of shareholders to be held on Thursday, October 5, 2017, at the offices of our outside corporate counsel, Vinson & Elkins LLP, located at 666 5th Avenue, 26th Floor, New York, New York, 10103 at 10:00 a.m. (Eastern Time) and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Special Meeting and Proxy Statement and direct the proxy to vote as follows on the matters described in the accompanying Notice of Special Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement. (Continued and to be signed on the reverse side.) 1.1